                                 EXHIBIT 10(a)

                         CYPRUS AMAX MINERALS COMPANY

                              MATERIAL CONTRACTS

                   STOCK PURCHASE AND SALE AGREEMENT, DATED
                    MAY 28, 1998, BETWEEN CYPRUS AMAX COAL
                     COMPANY AND AEI HOLDING COMPANY, INC.

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I DEFINITIONS..................................................................................   1

          SECTION 1.1.       Definitions................................................................  1

ARTICLE II PURCHASE AND SALE; CLOSING................................................................... 14

          SECTION 2.1.       Certain Assets and Liabilities............................................. 14

          SECTION 2.2.       Closing.................................................................... 15

          SECTION 2.3.       Purchase Price; Closing Deliveries......................................... 15

                             2.3.1  Purchase Price...................................................... 15
                             2.3.2  Shares.............................................................. 16
                             2.3.3  Other Deliveries.................................................... 17

          SECTION 2.4.       Allocation of the Purchase Price........................................... 18

                             2.4.1  Asset Acquisition Statement......................................... 18
                             2.4.2  Tax Returns......................................................... 18

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER.................................................... 19

          SECTION 3.1.       Corporate Status and Authority............................................. 19

          SECTION 3.2.       No Conflicts, etc.......................................................... 20
                             3.2.1  Charter Documents................................................... 20
                             3.2.2  Governmental Consents............................................... 20

          SECTION 3.3.       Corporate and Company Status and Authority of the Subsidiaries............. 20

          SECTION 3.4.       Ownership of the Subsidiaries.............................................. 21

          SECTION 3.5.       Title...................................................................... 22

          SECTION 3.6.       Financial Statements....................................................... 22

          SECTION 3.7.       Absence of Undisclosed Liabilities......................................... 22

          SECTION 3.8.       Assets..................................................................... 22

                             3.8.1  Real Property....................................................... 22

                             3.8.2   Personal Property.................................................. 23
                             3.8.3   Intellectual Property.............................................. 23

          SECTION 3.9.       Material Contracts......................................................... 24

                             3.9.1   Schedule........................................................... 24
                             3.9.2   Effectiveness...................................................... 25

          SECTION 3.10.      Affiliate Arrangements..................................................... 25

          SECTION 3.11.      Employee Benefits.......................................................... 25

                             3.11.1  Employee Benefit Plans............................................. 25
                             3.11.2  Labor Matters...................................................... 27
                             3.11.3  Employees.......................................................... 28

          SECTION 3.12.      Governmental Authorizations; Compliance with Law........................... 28

                             3.12.1  Permits............................................................ 28
                             3.12.2  Compliance......................................................... 29

          SECTION 3.13.      Litigation................................................................. 29

          SECTION 3.14.      Taxes...................................................................... 29

          SECTION 3.15.      Absence of Changes......................................................... 31

          SECTION 3.16.      Environmental Compliance................................................... 32

          SECTION 3.17.      Brokers.................................................................... 32

          SECTION 3.18.      Insurance.................................................................. 33

          SECTION 3.19.      Bank Accounts.............................................................. 33

          SECTION 3.20.      Audits..................................................................... 33

          SECTION 3.21.      Bonds...................................................................... 33

          SECTION 3.22.      Permit Blocking............................................................ 33

          SECTION 3.23.      Powers of Attorney......................................................... 33

          SECTION 3.24.      Certain Customer Matters................................................... 33

          SECTION 3.25.      Documents.................................................................. 34

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER.................................................. 34

          SECTION 4.1.       Corporate Status and Authority............................................. 34

          SECTION 4.2.       No Conflicts............................................................... 34

                             4.2.1  Charter Documents................................................... 34
                             4.2.2  Governmental Consents............................................... 34

          SECTION 4.3.       Litigation................................................................. 35

          SECTION 4.4.       Purchase for Investment.................................................... 35

          SECTION 4.5.       Financial Ability to Perform............................................... 35

          SECTION 4.6.       Brokers.................................................................... 35

          SECTION 4.7.       Disclosure................................................................. 35

          SECTION 4.8.       Permit Blocking............................................................ 35

ARTICLE V COVENANTS..................................................................................... 36

          SECTION 5.1.       Consents, Further Assurances............................................... 36

                             5.1.1  Consents............................................................ 36

                             5.1.2  Further Assurances.................................................. 36

          SECTION 5.2.       Conduct of Operations; Access and Information.............................. 37

                             5.2.1  Conduct of Operations............................................... 37

                             5.2.2  Access and Information.............................................. 38

                             5.2.3  Notification by Purchaser of Certain Matters........................ 39

          SECTION 5.3.       Publicity.................................................................. 39

          SECTION 5.4.       Exclusivity................................................................ 39

          SECTION 5.5.       Notification by Seller of Certain Matters.................................. 39

          SECTION 5.6.       Company Records............................................................ 39

                             5.6.1  Retention........................................................... 39
                             5.6.2  Cooperation With Respect to Examinations and Controversies.......... 40
                             5.6.3  Remedy for Failure to Comply........................................ 40

          SECTION 5.7.       Disclosure Schedules; Updates.............................................. 40

                             5.7.1  Delivery............................................................ 40

                             5.7.2  Special Right to Update Schedules Within Five Business
                                    Days of Execution of this Agreement................................. 41
                             5.7.3  Interpretation...................................................... 41

          SECTION 5.8.       Officers and Directors..................................................... 41

                             5.8.1  Obligations of Seller............................................... 42
                             5.8.2  Obligations of Purchaser............................................ 42

          SECTION 5.9.       Section 338(h)(10) Election................................................ 42

          SECTION 5.10.      Royalty, etc............................................................... 42

                             5.10.1 Production Royalty on Fee and Leased Land as of the Closing Date.... 42
                             5.10.2 Royalty Buy-Out..................................................... 46
                             5.10.3 Minimum Royalty Payment on Undeveloped Reserves; Certain Matters
                                    Relating to the Production Royalty.................................. 47
                             5.10.4 Audit and Inspection of Reserves.................................... 48
                             5.10.5 Termination of Royalty and Minimum Royalty Payments................. 49
                             5.10.6 Royalty and Undeveloped Reserves Royalty Payable During
                                    Pendency of a Dispute............................................... 49

          SECTION 5.11.      Taxes...................................................................... 49

                             5.11.1 Pre-Closing Period.................................................. 49
                             5.11.2 Post Closing Period................................................. 50
                             5.11.3 Straddle Periods.................................................... 50
                             5.11.4 Access.............................................................. 51
                             5.11.5 Refunds and Credits................................................. 51
                             5.11.6 Seller Group Liabilities............................................ 51
                             5.11.7 Retention of Tax Returns............................................ 51
                             5.11.8 Tax Contests........................................................ 52

          SECTION 5.12.      Compensation and Benefits of Employees..................................... 52

                             5.12.1 Continuation of Employment.......................................... 52
                             5.12.2 Employee Benefit Matters............................................ 52

          SECTION 5.13.      HSR Act Notification....................................................... 59

          SECTION 5.14.      Fees and Expenses.......................................................... 60

          SECTION 5.15.      Guarantees................................................................. 60


                             5.15.1 Replacement of Corporate Guarantees; Indemnification after Closing.. 60
                             5.15.2 Reimbursement During Interim Period................................. 61
                             5.15.3 Third Party Beneficiaries........................................... 61

          SECTION 5.16.      Name Changes............................................................... 61

          SECTION 5.17.      Surety Bonds............................................................... 62

                             5.17.1 Replacement of Surety Bonds; Indemnification after Closing;
                                    Collateral; Fee; Refund of Premiums................................. 62
                             5.17.2 Reimbursement During Interim Period................................. 63
                             5.17.3 Refund of Premiums.................................................. 63
                             5.17.4 Cooperation for Replacement of Bonds................................ 64
                             5.17.5 Third Party Beneficiaries........................................... 64

          SECTION 5.18.      Special Provisions Relating to Financial Matters........................... 64

                             5.18.1 Close of Books and Records as of Balance Sheet Date................. 64
                             5.18.2 Financial Reports................................................... 65
                             5.18.3 Cash Advances....................................................... 65
                             5.18.4 Certain Services Following the Balance Sheet Date................... 66
                             5.18.5 Cash at Closing..................................................... 66
                             5.18.6 Post Closing Statement.............................................. 66
                             5.18.7 Cash Advance Adjustment, etc........................................ 66
                             5.18.8 Assistance in Preparation of Exchange Act Filings................... 68
                             5.18.9 Intercompany Balances as at the Closing............................. 68

          SECTION 5.19.      Insurance.................................................................. 68

          SECTION 5.20.      Liabilities of the Subsidiaries Generally.................................. 69

          SECTION 5.21.      Audit of Financial Statements.............................................. 69

          SECTION 5.22.      Equipment Surety Bond...................................................... 69

          SECTION 5.23.      Undertaking Not to Interfere With Mine Plans............................... 69

          SECTION 5.24.      Permits.................................................................... 70

          SECTION 5.25.      Administration of Accounts................................................. 70


                             5.25.1 In Trust for Purchaser.............................................. 70
                             5.25.2 In Trust for Seller................................................. 70

ARTICLE VI CONDITIONS PRECEDENT OF PURCHASER............................................................ 70

          SECTION 6.1.       Conditions Precedent....................................................... 70

                             6.1.1  Representations, Warranties and Obligations of Seller............... 70
                             6.1.2  Officer's Certificate............................................... 71
                             6.1.3  Ancillary Agreements................................................ 71
                             6.1.4  Material Adverse Change............................................. 71
                             6.1.5  Consents............................................................ 71
                             6.1.6  No Injunction....................................................... 71
                             6.1.7  HSR Act............................................................. 71
                             6.1.8  Disclosure Schedules................................................ 71
                             6.1.9  Forms 8023.......................................................... 72
                             6.1.10 Restructuring....................................................... 72
                             6.1.11 Board Approval...................................................... 72
                             6.1.12 Financial Statements................................................ 72

          SECTION 6.2.       Waiver..................................................................... 72

ARTICLE VII CONDITIONS PRECEDENT OF SELLER.............................................................. 72

          SECTION 7.1.       Conditions Precedent....................................................... 72

                             7.1.1  Representations, Warranties and Obligations of Purchaser............ 72
                             7.1.2  Officer's Certificate............................................... 72
                             7.1.3  Ancillary Agreements................................................ 72
                             7.1.4  Consents............................................................ 73
                             7.1.5  No Injunction....................................................... 73
                             7.1.6  HSR Act............................................................. 73
                             7.1.7  Restructuring....................................................... 73
                             7.1.8  Board Approval...................................................... 73
                             7.1.9  Replacement Credit Support Instruments for Scheduled Bonds.......... 73
                             7.1.10 Forms 8023.......................................................... 73
                             7.1.11 Certain Bonds....................................................... 73

          SECTION 7.2.       Waiver..................................................................... 73

ARTICLE VIII INDEMNIFICATION............................................................................ 73

          SECTION 8.1.       Indemnity by Seller........................................................ 73

                             8.1.1  Excluded Liabilities................................................ 74
                             8.1.2  Third Party Claims.................................................. 74
                             8.1.3  Breach of Representation, Warranty, Etc............................. 74

          SECTION 8.2.       Indemnity by Purchaser..................................................... 74

                             8.2.1  Certain Liabilities................................................. 74
                             8.2.2  Third Party Claims.................................................. 74
                             8.2.3  Breach of Representation, Warranty, Etc............................. 75
                             8.2.4  Post-Closing........................................................ 75

          SECTION 8.3.       Notification of Claims..................................................... 75

                             8.3.1  Timely Delivery of Claim Notice..................................... 75
                             8.3.2  Late Delivery of Claim Notice....................................... 75
                             8.3.3  Paid or Settled Claims.............................................. 75

          SECTION 8.4.       Defense of Claims.......................................................... 75

          SECTION 8.5.       Access and Cooperation..................................................... 76

          SECTION 8.6.       Assessment of Claims....................................................... 76

          SECTION 8.7.       Limits on Indemnification.................................................. 76

                             8.7.1  Limitations on Indemnification for Breach of
                                    Representations and Warranties...................................... 77
                             8.7.2  No Limitations on Certain Indemnification Claims.................... 77

          SECTION 8.8.       Survival of Representations and Warranties................................. 77

          SECTION 8.9.       After-Tax Nature of Indemnity Payments..................................... 78

          SECTION 8.10.      Third Party Beneficiaries.................................................. 78

ARTICLE IX TERMINATION.................................................................................. 78

          SECTION 9.1.       Termination Events......................................................... 78

                             9.1.1  Breach.............................................................. 78
                             9.1.2  Mutual Consent...................................................... 78
                             9.1.3  Closing............................................................. 78

          SECTION 9.2.       Effect of Termination...................................................... 78

          SECTION 9.3.       Fees and Expenses; Damages................................................. 79

ARTICLE X MISCELLANEOUS................................................................................. 79

          SECTION 10.1.      Remedies; Exclusivity of Representations and Warranties;
                             Relationship Between the Parties........................................... 79

                             10.1.1 Remedies............................................................ 79
                             10.1.2 Exclusivity of Representations and Warranties;
                                    Relationship Between the Parties.................................... 79

          SECTION 10.2.      Amendment.................................................................. 80

          SECTION 10.3.      Entire Agreement........................................................... 80

          SECTION 10.4.      Notices.................................................................... 80

          SECTION 10.5.      Severability............................................................... 82

          SECTION 10.6.      Waiver; Survival........................................................... 82

          SECTION 10.7.      Binding Effect; Assignment................................................. 82

          SECTION 10.8.      No Third Party Beneficiaries............................................... 83

          SECTION 10.9.      Counterparts............................................................... 83

          SECTION 10.10.     Governing Law.............................................................. 83

          SECTION 10.11.     Consent to Jurisdiction; Waiver of Jury Trial.............................. 83

                             10.11.1 Consent to Jurisdiction............................................ 83
                             10.11.2 Waiver of Punitive Damages and Jury Trial.......................... 84

          SECTION 10.12.     Mutual Right of Setoff..................................................... 84

          SECTION 10.13.     Interpretation and Construction of this Agreement.......................... 84

                             DISCLOSURE SCHEDULES
                             --------------------

I                    Subsidiaries
II                   Knowledge of Purchaser
III                  Knowledge of Seller
IV                   Seller's Accounting Principles
2.1(a)               Excluded Assets
2.1(b)               Excluded Liabilities
3.2                  No Conflicts
3.3                  Equity Interests and Qualifications
3.4                  Agreements regarding voting or transfer of stock of
                     Subsidiaries
3.6                  March Balance Sheet
3.7                  Undisclosed Liabilities
3.8.1                Real Property
3.8.2                Personal Property
3.9.1                Material Contracts
3.10                 Affiliate Arrangements
3.11.1               Employee Benefit Plans
3.11.1(f)            Proceedings with respect to Plans
3.11.1(k)            Multi-employer Plans
3.11.1(l)            Retirees Assigned to Combined Fund
3.11.1(m)            Retirees for whom premiums are paid under
                     Section 9712(d)(1)(A) of the Coal Act
3.11.1(n)            Retirees for whom premiums are paid under
                     Section 9712(d)(1)(B) of the Coal Act
3.11.2               Labor Matters
3.11.3               Employees
3.12.1               Permits
3.12.2               Compliance with Laws and Permits
3.13                 Litigation
3.14                 Taxes
3.15                 Absence of Changes
3.16                 Environmental Compliance
3.18                 Insurance
3.19                 Bank Accounts
3.20                 Audits
3.21                 Bonds
3.23                 Powers of Attorney
4.2                  No Conflicts
5.12.2(k)(ii)(A)     Workers' Compensation Claims
5.12.2(k)(ii)(B)     Black Lung Claims
5.15.1               Corporate Guarantees and Indemnities
5.17.1               Letters of Credit, Surety Bonds
6.1.5                Consents

8.2.1                Certain Liabilities

EXHIBITS
--------

Exhibit A    Form of Transition Services Agreement
Exhibit B    Form of Equipment Sublease
Exhibit C-1  Form of Equipment Sale Agreement
Exhibit C-2  Form of Equipment Sale Agreement
Exhibit C-3  Form of Equipment Sale Agreement
Exhibit D    Form of Farm Management Agreement
Exhibit E    Purchaser Surety Bond
Exhibit F    Equipment Surety Bond

                       STOCK PURCHASE AND SALE AGREEMENT

     STOCK PURCHASE AND SALE AGREEMENT, dated as of May 28, 1998 (the "Agreement"), between CYPRUS AMAX COAL COMPANY, a Delaware corporation ("Seller"), and AEI HOLDING COMPANY, INC., a Delaware corporation ("Purchaser").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Seller is, directly and indirectly through various subsidiaries, engaged in the production, processing, exploration, storing, shipment, transshipment, ownership, leasing, loading, unloading, marketing and sale of coal and activities directly or indirectly relating thereto (the "Coal Business");

     WHEREAS, Seller desires to sell some, but not all, of its subsidiaries that engage in the Coal Business, consisting of those specific direct and indirect subsidiaries set forth on Schedule I hereto (each such subsidiary listed on Schedule I hereto, a "Subsidiary" and, collectively, the "Subsidiaries"); and

     WHEREAS, upon the terms and subject to the conditions contained herein, Purchaser desires to purchase the Subsidiaries;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and covenants hereinafter set forth, Purchaser and Seller hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     SECTION 1.1.    Definitions. Unless the context otherwise requires, the
                     -----------
following terms shall have the following meanings for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms herein defined. Certain terms defined in the text of this Agreement similarly shall have the meanings therein given for all purposes of this Agreement:

          "Affiliate" means, with respect to any specified Person, any other
           ---------
     Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person, where "control" as used with respect to any Person shall mean the power to direct the business and affairs of such Person, as evidenced by equity ownership of twenty-five percent or greater, or by agreement or otherwise.

          "Affiliate Plan" shall have the meaning specified in Subsection 3.11.1
           --------------
     hereof.

          "Agreement", "this Agreement", "herein", "hereunder", "hereof",
           ---------    --------------    ------    ---------    ------
     "hereby" or other like words mean this Stock Purchase and Sale Agreement as
     -------
     originally executed or as modified or amended pursuant to the applicable provisions hereof.

          "Allocation Arbiter" shall have the meaning specified in Subsection
           ------------------
     2.4.2 hereof.

          "Amax Coal Company" shall mean Amax Coal Company, a Delaware
           -----------------
     corporation.

          "Amax Coal Company Shares" shall have the meaning specified in
           ------------------------
     Subsection 2.3.2 hereof.

          "Amax Coal Sales Company" shall mean Amax Coal Sales Company, a
           -----------------------
     Delaware corporation.

          "Amax Coal Sales Company Shares" shall have the meaning specified in
           ------------------------------
     Subsection 2.3.2 hereof.

          "Ancillary Agreements" shall mean, collectively, the Transition
           --------------------
     Services Agreement, the Equipment Sublease, the Equipment Sale Agreements and the Farm Management Agreements.

          "Asset Acquisition Statement" shall have the meaning specified in
           ---------------------------
     Subsection 2.4.1 hereof.

          "Average Contingent Amount" shall have the meaning specified in
           -------------------------
     Subsection 5.17.1 hereof.

          "Ayrshire Land" shall mean Ayrshire Land Company, a Delaware
           -------------
     corporation.

          "Ayrshire Land Shares" shall have the meaning specified in Subsection
           --------------------
     2.3.2 hereof.

          "Ayrshire Mine" shall mean the Ayrshire surface coal mine and related
           -------------
     facilities and operations of Amax Coal Company located in the State of Indiana.

          "Balance Sheet Date" shall mean March 31, 1998.
           ------------------

          "Base Royalty" shall have the meaning specified in Subsection
           ------------
     5.10.1(d) hereof.

          "Beech Coal" shall mean Beech Coal Company, a Delaware corporation.
           ----------

          "Beech Coal Shares" shall have the meaning specified in Section 2.3.2
           -----------------
     hereof.

          "Bentley Coal" shall mean Bentley Coal Company, a general partnership
           ------------
     organized under the laws of the State of New York.

          "Black Lung Liabilities" and "Black Lung Benefits Obligations" mean
           ----------------------       -------------------------------
     any Liability or benefit obligations related to black lung claims and benefits under the Black Lung Benefits Act of 1972, 30 U.S.C. (S)(S) 901 et. seq., the Federal Mine Safety and Health Act of 1977, 30 U.S.C. (S)(S) 801 et. seq., the Black Lung Benefits Reform Act of 1977, Pub. L. No. 95-239, 92 Stat. 95 (1978), the Black Lung Benefits Amendments of 1981,

     Pub L. No. 97-119, Title II, 95 Stat. 1643, in each case as amended, if applicable, and occupational pneumoconiosis, silicosis or other lung disease liabilities and benefits arising under state law or regulation or any other Federal law or regulation now or hereafter in existence.

          "Black Lung Trust" shall have the meaning specified in Subsection
           ----------------
     5.12.2 hereof.

          "Business" shall mean the Coal Business as conducted by the
           --------
     Subsidiaries (excluding, for all purposes of this Agreement, the Excluded Assets and Excluded Liabilities).

          "Cannelton" shall mean Cannelton, Inc., a Delaware corporation.
           ---------

          "Cannelton Industries" shall mean Cannelton Industries, Inc., a West
           --------------------
     Virginia corporation.

          "Cannelton Land" shall mean Cannelton Land Company, a Delaware
           --------------
     corporation.

          "Cannelton Sales" shall mean Cannelton Sales Company, a Delaware
           ---------------
     corporation.

          "Cannelton Shares" shall have the meaning specified in Subsection
           ----------------
     2.3.2 hereof.

          "Cash Advance Period" shall have the meaning specified in Subsection
           -------------------
     5.18.1 hereof.

          "Cash Advances" shall have the meaning specified in Subsection 5.18.3
           -------------
     hereof.

          "Castle Gate Mine" shall mean the former Castle Gate underground coal
           ----------------
     mine and related facilities and operations of Amax Coal Company located in the State of Utah.

          "CERCLA and Superfund Liabilities" shall mean any and all Liabilities
           --------------------------------
     arising under or related to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S)(S) 9601 et. seq., and the Superfund Amendments and Reauthorization Act of 1986, Pub. L. 99-499, 100 Stat. 1613, and any successor Federal Law or any similar state or local Law.

          "Claim Notice" shall have the meaning specified in Section 8.3.1
           ------------
     hereof.

          "Closing" shall have the meaning specified in Section 2.2 hereof.
           -------

          "Closing Date" shall have the meaning specified in Section 2.2 hereof.
           ------------

          "Closing Deposit" shall have the meaning specified in Subsection
           ---------------
     5.18.5 hereof.

          "Closing Statement" shall have the meaning specified in Subsection
           -----------------
     5.18.6 hereof.

          "Coal Act" shall mean the Coal Industry Retiree Health Benefit Act of
           --------
     1992, 26 U.S.C. (S)(S) 9701 et. seq.

          "Coal Business" shall have the meaning specified in the first whereas
           -------------
     clause hereof.

          "Coal Components" shall have the meaning specified in Subsection
           ---------------
     5.10.1(a) hereof.

          "Coal Reserves" shall have the meaning specified in Subsection
           -------------
     5.10.1(a) hereof.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Confidentiality Agreement" shall mean that agreement between Seller
           -------------------------
     and Purchaser, dated November 21, 1997, and any supplements thereto or amendments thereof, pertaining to the confidential treatment of information provided by Seller to Purchaser and its representatives regarding the Coal Business.

          "Consents" shall have the meaning specified in Subsection 6.1.5
           --------
     hereof.

          "Controlled Subs" shall have the meaning specified in Subsection
           ---------------
     5.10.2 hereof.

          "Controlling Party" shall have the meaning set forth in Section 5.11.8
           -----------------
     hereof.

          "CPI-U" shall have the meaning specified in Subsection 5.10.1(d)
           -----
     hereof.

          "Cyprus Amax's Pension Plans" shall have the meaning specified in
           ---------------------------
     Subsection 5.12.2 hereof.

          "Cyprus Cumberland" shall mean Cyprus Cumberland Coal Corporation, a
           -----------------
     Kentucky corporation.

          "Cyprus Cumberland Shares" shall have the meaning specified in
           ------------------------
     Subsection 2.3.2 hereof.

          "Cyprus Kanawha" shall mean Cyprus Kanawha Corporation, a Delaware
           --------------
     corporation.

          "Cyprus Kanawha Shares" shall have the meaning specified in Subsection
           ---------------------
     2.3.2 hereof.

          "Cyprus Mountain" shall mean Cyprus Mountain Coals Corporation, a
           ---------------
     Delaware corporation.

          "Cyprus Mountain Shares" shall have the meaning specified in
           ----------------------
     Subsection 2.3.2 hereof.

          "Cyprus Southern Realty" shall mean Cyprus Southern Realty
           ----------------------
     Corporation, a Kentucky corporation.

          "Cyprus Southern Realty Shares" shall have the meaning specified in
           -----------------------------
     Subsection 2.3.2 hereof.

          "Deficit Amount" shall have the meaning specified in Subsection 5.18.7
           --------------
     hereof.

          "Delta Mine" shall mean the Delta surface coal mine and related
           ----------
     facilities and operations of Amax Coal Company located in the State of Illinois.

          "Dunn Coal & Dock" shall mean Dunn Coal & Dock Corporation, a West
           ----------------
     Virginia corporation.

          "Employee" shall have the meaning specified in Subsection 3.11.3
           --------
     hereof.

          "Environmental Laws" means any Laws (including without limitation the
           ------------------
     Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S)(S) 9601 et. seq.; the Superfund Amendments and Reauthorization Act of 1986, Pub. L. 99-499, 100 Stat. 1613; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S) 6901; the Clean Air Act, 42 U.S.C. (S) 7401; the Clean Water Act, 33 U.S.C. (S) 1251 et. seq.; SMCRA; the Safe Drinking Water Act, 42 U.S.C. (S)(S) 300f et. seq.; and the Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601 et. seq.), including any plan, judgment, injunction, notice or demand letter issued, entered, promulgated or approved by any Governmental Authority, now or hereafter in effect relating to the generation, production, installation, use, storage, treatment, handling, distribution, transportation, release, threatened release or disposal of Hazardous Materials, noise control, or the protection of human health, natural resources or the environment.

          "Equipment Sale Agreements" shall have the meaning specified in
           -------------------------
     Subsection 2.3.3 hereof.

          "Equipment Sublease" shall have the meaning specified in Subsection
           ------------------
     2.3.3 hereof.

          "Equipment Surety Bond" shall have the meaning specified in Section
           ---------------------
     5.22 hereof.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
     1974, as amended.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
     amended, and the rules, regulations and forms promulgated thereunder.

          "Excluded Assets" shall have the meaning specified in Section 2.1
           ---------------
     hereof.

          "Excluded Liabilities" shall have the meaning specified in Section 2.1
           --------------------
     hereof.

          "Farm Management Agreements" shall have the meaning specified in
           --------------------------
     Subsection 2.3.3 hereof.

          "Fee Coal" shall have the meaning specified in Subsection 5.10.1(a)
           --------
     hereof.

          "Fee Land" shall have the meaning specified in Subsection 5.10.1(a)
           --------
     hereof.

          "Final Closing Statement" shall have the meaning specified in
           -----------------------
     Subsection 5.18.7 hereof.

          "Final Determination" shall mean the final resolution of liability for
           -------------------
     any Tax for a Taxable period: (i) pursuant to IRS Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the taxing authority, or by a comparable form under the laws of other jurisdictions; except that a Form 870 or 870-AD or comparable form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and/or the right of the taxing authority to assert a further deficiency shall not constitute a Final Determination; (ii) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable;
     (iii) by a closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code (or any successor provisions thereto), or comparable agreements under the laws of other jurisdictions; (iv) by any allowance of a refund or credit in respect of an overpayment of tax, but only after the expiration of all periods during which such refund may be recovered (including the way of offset) by the taxing authority; or (v) by any other final disposition, including by mutual agreement of the parties.

          "Governmental Authority" means any federal, state, local or foreign
           ----------------------
     court, tribunal, legislative, administrative or regulatory authority or agency.

          "Grassy Cove" shall mean Grassy Cove Coal Mining Company, a Delaware
           -----------
     corporation.

          "Grassy Cove Shares" shall have the meaning specified in Section 2.3.2
           ------------------
     hereof.

          "Hazardous Materials" mean any wastes, substances, radiation or
           -------------------
     materials (whether solids, liquids or gases) (a) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic or mutagenic; (b) which are or become defined as a "pollutants", "contaminants", "hazardous materials", "hazardous wastes", "hazardous substances", "toxic substances", "radioactive materials", "solid wastes" or other similar designations in, or otherwise subject to regulation under, any Environmental Laws; (c) the presence of which on, above or under any real property cause or threaten to cause a nuisance pursuant to applicable statutory or common law upon such real property or to adjacent properties; (d) without limitation, which contain polychlorinated biphenyls (PCBs), asbestos and asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, and petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof); or (e) which pose a hazard to natural resources, human health or safety, industrial hygiene or the environment.

          "Headquarters" shall refer to the headquarters offices of Seller in
           ------------
     respect of the Business located in Denver, Colorado.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
           -------
     of 1976 and the regulations and Premerger Notification and Report Form promulgated thereunder.

          "Indemnitee" shall mean any Person which may be entitled to seek
           ----------
     indemnification pursuant to the provisions of Sections 8.1 or 8.2.

          "Indemnitor" shall mean any Person which may be obligated to provide
           ----------
     indemnification pursuant to Sections 8.1 or 8.2.

          "Initial Amount" shall have the meaning specified in Subsection 2.3.1
           --------------
     hereof.

          "Interest Rate" shall mean a per annum interest rate equal to 1% above
           -------------
     the prime rate published in the Wall Street Journal on the Closing Date.
                                     -------------------

          "Interim Period" shall mean the period commencing on the date hereof
           --------------
     and ending on the Closing Date.

          "Kentucky Prince Mining" shall mean Kentucky Prince Mining Company, a
           ----------------------
     general partnership organized under the laws of the State of New York.

          "Knowledge of Purchaser", "Purchaser's Knowledge" or "Known to
           ----------------------    ----------------------      --------
     Purchaser" or other like words means the actual knowledge of the
     ---------
     individuals set forth on Schedule II hereto, without any duty of inquiry other than the duty to review the representations and warranties of Seller and Purchaser contained herein as qualified by the Schedules attached hereto.

          "Knowledge of Seller", "Seller's Knowledge" or "Known to Seller" or
           -------------------    ------------------      ---------------
     other like words means the actual knowledge of the individuals set forth on
     Schedule III hereto, without any duty of inquiry other than the duty to review Seller's representations and warranties contained herein as qualified by the Schedules attached hereto.

          "Laws" means any law, statute, code, treaty, rule, directive, plan,
           ----
     regulation, promulgation, decree, ruling, injunction or order of any Governmental Authority, or any common law principle, doctrine or judgment.

         "Leased Coal" shall have the meaning specified in Subsection 5.10.1(a)
          -----------
          hereof.

         "Leases" shall have the meaning specified in Subsection 5.10.1(a)
          ------
          hereof.

         "Liability" or "Liabilities" means any liability, obligation, loss or
          ---------      -----------
     contingency, whether known or unknown, asserted or unasserted, absolute or conditional, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due, regardless of when asserted or arising.

         "Liens" shall mean all liens, claims, charges, restrictions, pledges,
          -----
     security interests, mortgage interests or encumbrances of any kind or nature.

         "Loss" or "Losses" means any and all losses, costs, Liabilities,
          ----      ------
     damages, demands, penalties, fines, settlements, response, remedial, reclamation or inspection costs, reasonable expenses (whether or not known or asserted prior to the date hereof), including, without limitation, interest on any amount payable to a third party as a result of the foregoing, Liabilities on account of Taxes (including interest and penalties thereon) and any legal, accounting, auditing, consulting, or other expenses reasonably incurred in connection with investigating or defending any claims, actions or Proceedings, whether or not resulting in any Liability; provided, however, that Losses shall be net of any insurance proceeds received by an Indemnitee from an insurance company on account of such Losses (after taking into account any costs incurred in obtaining such proceeds and any increase in insurance premiums as a result of a claim with respect to such proceeds); and provided further, however, that the term "Losses" shall not be deemed to include lost profits, opportunity costs, any other consequential damages or punitive damages.

         "Lost Mountain Plan" shall have the meaning specified in Subsection
          ------------------
     5.12.2 hereof.

         "March Balance Sheet" shall have the meaning specified in Section 3.6
          -------------------
     hereof.

         "Material Adverse Effect" shall mean, with respect to any Person,
          -----------------------
     changes in the business, assets, financial condition or results of operations of such Person resulting in a loss therefrom in excess of $1,000,000; provided however that, to the extent Material Adverse Effect shall relate to more than one Person, then Material Adverse Effect shall mean, with respect to such group of Persons, changes in the business, assets, financial condition or results of operations of such group of Persons (taken as a whole) resulting in a loss therefrom, in the aggregate, in excess of $1,000,000.

         "Material Contracts" shall have the meaning specified in Subsection
          ------------------
     3.9.1 hereof.

         "Meadowlark" shall mean Meadowlark, Inc., an Indiana corporation.
          ----------

         "Meadowlark Shares" shall have the meaning specified in Subsection
          -----------------
     2.3.2 hereof.

          "Minerals" shall mean Cyprus Amax Minerals Company, a Delaware
           --------
     corporation and ultimate parent of Seller.

          "Minerals Plan" shall have the meaning specified in Subsection 3.11.1
           -------------
     hereof.

          "Minimum Royalty Payment" shall have the meaning specified in
           -----------------------
     Subsection 5.10.2 hereof.

          "MSHA" shall mean the Mine Safety and Health Act of 1977, as amended,
           ----
     30 U.S.C. (S)(S) 801 et. seq., any rule or regulation promulgated thereunder, and any similar state or local Law.

          "Multi-employer Plan" shall have the meaning specified in Subsection
           -------------------
     3.11.1 hereof.

          "Net Cash Advance Balance" shall have the meaning specified in
           ------------------------
     Subsection 5.18.3 hereof.

          "Notice Period," as applied to any Third-Party Claim for which an
           -------------
     Indemnitee seeks to be indemnified pursuant to this Agreement, shall mean the period ending the earlier of the following:

               (a) 45 days after the time at which the Indemnitee has either (i) received notice of the facts giving rise to such Third-Party Claim or
          (ii) commenced an active investigation of circumstances likely to give rise to such Third-Party Claim and, in each case, where such Indemnitee believes or should reasonably believe that such facts or circumstances would give rise to such Third-Party Claim for which such Indemnitee would be entitled to indemnification pursuant to this Agreement; and

               (b) 45 days after the time at which any Third-Party Claim against the Indemnitee has become the subject of Proceedings before any court or tribunal, or such shorter time as would allow the Indemnitor sufficient time to contest, on the assumption that there is an arguable defense to such Third-Party Claim, such Proceeding prior to any judgment or decision thereon.

          "Other Tax Returns" means any Tax Return in respect of Other Taxes.
           -----------------

          "Other Taxes" or "Other Tax" shall mean any Tax other than a Tax in
           -----------      ---------
     respect of the income of any Subsidiary.

          "Permits" shall have the meaning specified in Subsection 3.12.1
           -------
     hereof.

          "Permitted Liens" shall mean (a) Liens for taxes and assessments or
           ---------------
     governmental charges not yet due or which are being contested in good faith and by appropriate proceedings as to which adequate reserves exist (to the extent such reserves are required by Seller's Accounting Principles), (b) Liens in favor of landlords, carriers, warehousemen, mechanics, workmen and materialmen and construction or similar liens arising by operation of law or incurred in the ordinary course of business for sums not yet due or that are being contested in good faith as to which adequate reserves exist (to the extent such reserves are required by Seller's Accounting Principles), (c) Liens in respect of pledges or deposits under worker's compensation laws or similar legislation, unemployment insurance or other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, (d) Liens reflected in the Financial Statements, (e) Liens to be discharged at or prior to Closing, and (f) rights reserved to or vested in any Governmental Authority to control or regulate any real property or interests therein in any manner, and all Laws of any Governmental Authority.

          "Person" means any corporation, partnership (whether general, limited
           ------
     or otherwise), limited liability company, trust, association, unincorporated organization, governmental entity, agency or branch or department thereof, or any other legal entity, or any natural person.

          "Personal Property" shall have the meaning specified in Subsection
           -----------------
     3.8.2 hereof.

          "Plans" shall have the meaning specified in Subsection 3.11.1 hereof.
           -----

          "Pre-Balance Sheet Period" shall have the meaning specified in
           ------------------------
     Subsection 5.11.1 hereof.

          "Pre-Closing Tax Period" shall have the meaning specified in
           ----------------------
     Subsection 5.11.1 hereof.

          "Proceeding" shall mean any action, suit, claim, investigation (which,
           ----------
     for the avoidance of doubt, shall not include any audit) or proceeding, whether involving a court of law, administrative body, governmental agency, arbitrator, or alternative dispute resolution mechanism.

          "Production Royalty" shall mean the "Production Royalty" payable
           ------------------
     pursuant to and in accordance with the Royalty Deeds.

          "Purchase Price" shall have the meaning specified in Section 2.3
           --------------
     hereof.

          "Purchaser" shall have the meaning specified in the preamble hereof.
           ---------

          "Purchaser Indemnitees" shall have the meaning specified in Section
           ---------------------
     8.1  hereof.

          "Purchaser Pension Plans" shall have the meaning specified in
           -----------------------
     Subsection 5.12.2 hereof.

          "Purchaser Surety Bond" shall have the meaning specified in Subsection
           ---------------------
     5.17.1 hereof.

          "Purchaser's Retiree Plans" shall have the meaning specified in
           -------------------------
     Subsection 5.12.2 hereof.

          "Purchaser's Savings Plan" shall have the meaning specified in
           ------------------------
     Subsection 5.12.2 hereof.

          "Purchaser's Welfare Plans" shall have the meaning specified in
           -------------------------
     Subsection 5.12.2 hereof.

          "Release" means any emission, spill, seepage, leak, escape, leaching,
           -------
     discharge, injection, pumping, pouring, emptying, dumping, disposal or release of Hazardous Materials from any source (including, without limitation, the real property and property adjacent to such parcel) into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage or disposal systems at, on, from, above or under such parcel of real property or any other property at which Hazardous Materials originating on or from such parcel of real property have been stored, treated or disposed.

          "Restructuring" shall mean the collective reference to the transactions, actions, distributions, transfers and assignments contemplated by Section 2.1 hereof.

          "Revised Statement" shall have the meaning specified in Subsection
           -----------------
     2.4.1 hereof.

          "Roaring Creek" shall mean Roaring Creek Coal Company, a Delaware
           -------------
     corporation.

          "Roaring Creek Plan" shall have the meaning specified in Subsection
           ------------------
     5.12.2 hereof.

          "Roaring Creek Shares" shall have the meaning specified in Section
           --------------------
     2.3.2 hereof.

          "Royalty" shall have the meaning specified in Subsection 5.10.1(a)
           -------
     hereof.

          "Royalty Buy-Out Amount" shall have the meaning specified in Section
           ----------------------
     5.10 hereof.

          "Royalty Deeds" shall mean, collectively, (i) each royalty deed or
           -------------                             -
     royalty agreement, dated June 1, 1998, between Ayrshire Land and Cyprus Amax Royalty Company, (ii) each royalty deed or royalty agreement, dated
                            --
     June 1, 1998, between Cyprus Cumberland and Cyprus Amax Royalty Company,
     (iii) each royalty deed or royalty agreement, dated June 1, 1998, between
      ---
     Cyprus Kanawha and Cyprus Amax

     Royalty Company, (iv) each royalty deed or royalty agreement, dated June 1,
                       --
     1998, between Cyprus Southern and Cyprus Amax Royalty Company, (v) each
                                                                     -
     royalty deed or royalty agreement, dated June 1, 1998, between Meadowlark and Cyprus Amax Royalty Company, (vi) each royalty deed or royalty
                                       --
     agreement, dated June 1, 1998, between Cannelton Land and Cyprus Amax Royalty Company, (vii) each royalty deed or royalty agreement, dated June
                       ---
     1, 1998, between Cannelton Industries and Cyprus Amax Royalty Company.

          "SMCRA" shall mean the Surface Mining Control and Reclamation Act, as
           -----
     amended, 30 U.S.C. (S)(S) 1201, et. seq., any rule or regulation promulgated thereunder, and any similar state law or regulation.

          "Salaried Plan" shall have the meaning specified in Subsection 5.12.2
           -------------
     hereof.

          "Savings Plan" shall have the meaning specified in Subsection 5.12.2
           ------------
     hereof.

          "Scheduled Bonds" shall have the meaning specified in Subsection
           ---------------
     5.17.1 hereof.

          "Section 338(h)(10) Election" shall have the meaning specified in
           ---------------------------
     Section 5.9 hereof.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
     rules, regulations and forms promulgated thereunder.

          "Seller" shall have the meaning specified in the preamble hereof.
           ------

          "Seller Consolidated Group" means the consolidated group filing a
           -------------------------
     federal income tax return of which Seller and the Subsidiaries, among others, are members.

          "Seller Indemnitees" shall have the meaning specified in Section 8.2
           ------------------
     hereof.

          "Seller's Accounting Principles" shall mean generally accepted
           ------------------------------
     accounting principles, consistently applied, except to the extent otherwise provided in Schedule IV hereto.

          "Seller's Welfare Plans" shall have the meaning specified in
           ----------------------
     Subsection 5.12.2 hereof.


          "Shares" shall have the meaning specified in Subsection 2.3.2 hereof.
           ------

          "Skyline Coal" shall mean Skyline Coal Company, a partnership
           ------------
     organized under the laws of the State of New York.

          "Subsidiary" and "Subsidiaries" shall have the respective meanings
           ----------       ------------
     specified in the second whereas clause hereof.

          "Substantial Loss" shall have the meaning specified in Section 8.7
           ----------------
     hereof.

          "Substantial Third Party Claim" shall have the meaning specified in
           -----------------------------
     Section 8.7 hereof.

          "Taxes" or "Tax" (and, with correlative meanings, "Taxable" or
           -----      ---                                    -------
     Taxing") means, with respect to any Person, (a) any federal, state, local,
     ------
     provincial or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, business, occupation, premium, windfall profits, environmental, mineral, unmined coal, abandoned mined land fee, customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, ad valorem, transfer, registration, value added, advance corporation, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether or not disputed, with respect to which such Person could be held liable; and (b) any liability for the payment of any amount of the type described in the immediately preceding clause (a) as a result of (i) being a transferee (within the meaning of section 6901 of the Code) of another Person, or (ii) being a member of an affiliated or combined group.

          "Tax Contest" shall mean, without limitation, any audit, examination,
           -----------
     claim, suit, action or other proceeding relating to Taxes in which an adjustment to Taxes may be proposed, collected or assessed.

          "Tax Returns" means all federal, state, local, provincial and foreign
           -----------
     returns, declarations, claims for refunds, forms, statements, reports, schedules, and information returns or statements, and any amendments thereof (including, without limitation, any related or supporting information or Schedule attached thereto) required to be filed with any Taxing authority in connection with any Tax or Taxes.

          "Third Party Claims" means any and all Losses which arise out of or
           ------------------
     result from (a) any claims or actions asserted against an Indemnitee by any Person not a party hereto, (b) any rights of any Person not a party hereto asserted against an Indemnitee, or (c) any Liabilities of, or amounts payable by, an Indemnitee to any Person not a party hereto arising out of subclauses (a) or (b), including without limitation, claims or actions asserted against an Indemnitee by any Governmental Authority on account of Taxes; provided, however, that the term "Person" as used for purposes of this definition of Third Party Claims shall be deemed to exclude any Affiliate, partner, director or officer of any party hereto, or any equity investor in Purchaser.

          "Transition Services Agreement" shall have the meaning specified in
           -----------------------------
     Subsection 2.3.3 hereof.

          "Undeveloped Reserves" mean all Coal Reserves under or on real
           --------------------
     property owned, leased or otherwise held by any Subsidiary as of the Closing Date and as to which no SMCRA permit is in effect or no SMCRA permit application has been filed for the mining of such coal reserves as of such date.

          "Undeveloped Reserves Royalty" shall mean the Production Royalty
           ----------------------------
     payable pursuant to and in accordance with the separate Royalty Deeds and the Royalty payable pursuant to Section 5.10.1 hereof, in each case with respect to the production of Coal Reserves in the Undeveloped Reserves.

          "Unrelated Business" shall mean all of the businesses and operations
           ------------------
     of Minerals and its Affiliates, other than the Business.

          "Wabash Mine" shall mean the Wabash surface coal mine and related
           -----------
     facilities and operations of Amax Coal Company located in the States of Illinois and Indiana.

          "WARN Act" means the Worker Adjustment and Retraining Notification Act
           --------
     of 1968, 29 U.S.C. (S)(S) 2101 et. seq., or any similar state or local Law.

          "Workers' Compensation Liabilities" shall mean any Liabilities which
           ---------------------------------
     are or may be imposed upon an employer (or its Affiliates) under any Laws due to an employee claiming or having suffered or incurred any accident, injury, disease, exposure, illness, disability or other adverse mental or physical condition, including those Liabilities arising out of an employee's and his beneficiaries' rights under (i) the Longshore and Harbor
                                                     -
     Workers' Compensation Act  (33 U.S.C. (S)(S) 901 et. seq.), (ii) the
                                                                  --
     Indiana Workers' Compensation and Occupational Diseases Act (Indiana Code, Title 22, Article 3), (iii) the West Virginia Workers' Compensation Act
                            ---
     (West Virginia Code, Chapter 23), (iv) the Tennessee Workers' Compensation
                                        --
     Law (Tennessee Code, Title 50, Chapter 6), and (v) the Kentucky Workers'
                                                     -
     Compensation Act (Kentucky Revised Statutes, Title 27, Chapter 342).

          "Yankeetown" shall mean Yankeetown Dock Corporation, an Indiana
           ----------
     corporation.

                                  ARTICLE II
                          PURCHASE AND SALE; CLOSING
                          --------------------------

     SECTION 2.1.    Certain Assets and Liabilities.  At or prior to the Closing
                     ------------------------------
and consummation of the purchase and sale of the Shares contemplated hereby, and subject to the terms and conditions of this Agreement, Seller or a wholly owned subsidiary thereof (other than the Subsidiaries) shall retain and assume, as the case may be, pursuant to agreements and instruments (including instruments of conveyance) reasonably acceptable to Seller and Purchaser, the assets and rights listed on Schedule 2.1(a) hereof (collectively, the "Excluded Assets") and the liabilities and obligations listed on Schedule 2.1(b) hereof (collectively, the "Excluded Liabilities"). All costs and expenses incurred in connection with the transfer to Seller or such wholly owned subsidiary of the Excluded Assets and Excluded Liabilities as contemplated by this Section 2.1 shall be for the account of and shall be paid by Seller, and Seller shall pay and discharge, and indemnify Purchaser and hold Purchaser harmless from and against, all such costs and expenses, including all transfer or stamp duty taxes, if any, due and payable in connection with the transfer of the Excluded Assets and Excluded Liabilities.

     SECTION 2.2. Closing. The closing of the transactions contemplated by this
                  -------
Agreement (the "Closing") will take place at the offices of Seller, 9100 East Mineral Circle, Englewood, Colorado 80112 at 10:00 a.m. local time on the last business day of the month in which all of the conditions to closing set forth in Articles VI and VII have been met, or such other business day mutually acceptable to the parties hereto following the day on which all such conditions shall have been met (the "Closing Date"). If the Closing has not occurred by June 30, 1998, this Agreement shall terminate as provided in Article IX.

     SECTION 2.3. Purchase Price; Closing Deliveries.  At the Closing, the
                  ----------------------------------
parties shall make the following deliveries:

           2.3.1  Purchase Price.  Against delivery of the Shares described in
                  --------------
Section 2.3.2, Purchaser shall deliver to Seller, by wire transfer in same day funds to an account designated by Seller in writing at least two (2) business days prior to the Closing Date, an amount equal to $98,000,000.00 (the "Initial Amount"), adjusted as follows: (x) if the net working capital amount of the
                                -
Subsidiaries as at March 31, 1998, as set forth in Section 3.6 hereof and as determined in accordance with the provisions of Section 3.6, is less than $39,602,000, the amount of such deficit shall be subtracted from the Initial Amount, and (y) if such net working capital amount is greater than $39,602,000,
             -
the amount of such excess shall be added to the Initial Amount (such $98,000,000.00, as so increased or reduced, the "Purchase Price"). Notwithstanding anything to the contrary contained in the March Balance Sheet, the parties hereto agree that the net working capital amount of the Subsidiaries as at March 31, 1998 as set forth in Section 3.6 hereof shall be conclusive and binding on the parties hereto for all purposes of the calculation of the Purchase Price pursuant this Subsection 2.3.1. In addition, if the Closing shall not have occurred on or prior to May 29, 1998, at the Closing, (i)
                                                                      -
Purchaser shall pay to Seller simple interest on the Purchase Price, at a rate per annum equal to 6%, for the period from May 30, 1998 to (but not including) the Closing Date, if any, unless the Closing shall not have occurred on or after May 29, 1998 due to Seller's breach of its obligations hereunder, in which case Purchaser shall have no liability for such interest to the extent the Closing shall not have occurred on or after May 29, 1998 as a result of such breach, and
(ii) Seller shall pay to Purchaser simple interest on the Net Cash Advance
 --
Balance as of the close of business on May 29, 1998 to the extent such balance, as reflected in the financial statements of Seller provided to Purchaser pursuant to Subsection 5.18.2 hereof, consists of an amount owing from Seller to the Subsidiaries, at a rate per annum equal to 6%, for the period from May 30, 1998 to (but not including) the Closing Date, if any, unless the Closing shall not have occurred on or after May 29, 1998 due to Purchaser's breach of its obligations hereunder, in which case Seller shall have no liability for such interest to the extent the Closing shall not have occurred on or after May 29, 1998 as a result of such breach. All interest paid under this Subsection 2.3.1 shall be computed on the basis of a 360 days year, actual days elapsed.

     2.3.2     Shares.  Against delivery of the Purchase Price, Seller shall
               ------
sell, assign, transfer and deliver to Purchaser all of its right, title and interest in and to all of the issued and outstanding shares of capital stock of
(i) Amax Coal Company (the "Amax Coal Company Shares"), (ii) Amax Coal Sales
 -                                                       --
Company (the "Amax Coal Sales Company Shares"), (iii) Ayrshire Land (the
                                                 ---
"Ayrshire Land Shares"), (iv) Beech Coal (the "Beech Coal Shares"), (v)
                          --                                         -
Cannelton (the "Cannelton Shares"), (vi) Cyprus Cumberland (the "Cyprus
                                     --
Cumberland Shares"), (vii) Cyprus Kanawha (the "Cyprus Kanawha Shares"), (viii)
                      ---                                                 ----
Cyprus Mountain (the "Cyprus Mountain Shares"), (ix) Cyprus Southern Realty (the
                                                 --
"Cyprus Southern Realty Shares"), (x) Grassy Cove (the "Grassy Cove Shares"),
                                   -
(xi) Roaring Creek (the "Roaring Creek Shares") and (xii) Meadowlark (the
 --                                                  ---
"Meadowlark Shares"; and all such shares of capital stock of each of the aforementioned Subsidiaries, the "Shares"). In furtherance thereof, Seller shall deliver and surrender to Purchaser at Closing the following:

               (a) a stock certificate, duly endorsed in blank or with a stock transfer power duly endorsed in blank or affixed thereto with respect to the following:
               (i)    the Amax Coal Company Shares;
               (ii)   the Amax Coal Sales Company Shares;
               (iii)  the Ayrshire Land Shares;
               (iv)   the Beech Coal Shares;
               (v)    the Cannelton Shares;
               (vi)   the Cyprus Cumberland Shares;
               (vii)  the Cyprus Kanawha Shares;
               (viii) the Cyprus Mountain Shares;
               (ix)   the Cyprus Southern Realty Shares;
               (x)    the Grassy Cove Shares;
               (xi)   the Roaring Creek Shares; and
               (xii)  the Meadowlark Shares;

               (b) a certificate stating whether any stock transfer, stamp duty or sales tax applicable to the sale or transfer of any of the Shares shall be due, in which case Seller shall pay such taxes and Purchaser shall reimburse Seller at Closing fifty percent (50%) of the amount thereof;

               (c) to the extent in the possession of Seller or any of its Affiliates (or any agent or representative of any thereof), the corporate minute books, stock transfer book or stock ledger, and the corporate seal for each of Amax Coal Company, Amax Coal Sales Company, Ayrshire Land, Beech Coal, Cannelton, Cannelton Industries, Cannelton Land, Cannelton Sales, Cyprus Cumberland, Cyprus Kanawha, Cyprus Mountain, Cyprus Southern Realty, Dunn Coal & Dock, Grassy Cove, Meadowlark, Roaring Creek and Yankeetown (it being understood that the books and records required to be delivered by Seller under this clause
(c) shall include all such extant books and records since January 1, 1994);

               (d) to the extent in the possession of Seller or any of its Affiliates (or any agent or representative of any thereof), the company minute books and partnership records for each of Bentley Coal, Kentucky Prince Mining and Skyline Coal (it being understood that the books and records required to be delivered by Seller under this clause (d) shall include all such extant books and records since January 1, 1994);

               (e) long form certificates of incorporation and good standing certified by an official of the state of incorporation for each of Amax Coal Company, Amax Coal Sales Company, Ayrshire Land, Beech Coal, Cannelton, Cannelton Industries, Cannelton Land, Cannelton Sales, Cyprus Cumberland, Cyprus Kanawha, Cyprus Mountain, Cyprus Southern Realty, Dunn Coal & Dock, Grassy Cove, Meadowlark, Roaring Creek and Yankeetown, together with a certificate of the Secretary or Assistant Secretary of such corporation as to its by-laws; and

               (f) to the extent available from an official of any state, a certificate of valid existence and franchise tax status by an official of the state of organization of each of Bentley Coal, Kentucky Prince Mining and Skyline Coal, together with a certificate of the Secretary or Assistant Secretary of such partnership as to the due formation and good standing of such partnership and its certificate of formation.

     2.3.3     Other Deliveries.  At the Closing:
               ----------------

               (a) Seller shall deliver or cause to be delivered, as the case may be, to Purchaser (a) an executed Transition Services Agreement, substantially in the form of Exhibit A hereto (the "Transition Services Agreement"), pursuant to which Seller shall provide to Purchaser after Closing certain transition services upon the terms and conditions set forth therein,
(ii) an executed Sublease, substantially in the form of Exhibit B hereto (the
 --
"Equipment Sublease"), pursuant to which Seller shall sublease to Purchaser or certain of the Subsidiaries after Closing certain items of equipment for use in the Business upon the terms and conditions set forth therein, (iii) executed
                                                               ---
Equipment Purchase and Security Agreements, substantially in the form of Exhibits C-1, C-2 and C-3 hereto, respectively (collectively, the "Equipment Sale Agreements"), pursuant to which Seller shall agree to sell, and Purchaser or certain Subsidiaries shall agree to purchase, certain items of equipment upon the terms and conditions set forth therein, (iv) one or more executed Farm
                                             --
Management Agreements, substantially in the form of Exhibit D hereto (collectively, the "Farm Management Agreements"), pursuant to which Ayrshire Land shall agree to administer certain real property held by Delta Mine Holding Company, Wabash Mine Holding Company and Warrick Holding Company, (v) the
                                                                   -
instruments, certificates and opinions required to be delivered by Seller pursuant to Article VI hereof and (vi) such other documents, instruments and
                                   --
certificates as Purchaser shall reasonably request for the purpose of giving effect to the transactions contemplated hereby; and

               (b) Purchaser shall deliver or cause to be delivered, as the case may be, to Seller (a) an executed Transition Services Agreement, (ii) an
                                                                  --
executed Equipment Sublease Agreement, (iii) executed Equipment Sale Agreements,
                                        ---
(iv) executed Farm Management
 --

Agreements, (v) the instruments, certificates and opinions required to be
             -
delivered by Purchaser pursuant to Article VI hereof and (vi) such other documents, instruments and certificates as Seller shall reasonably request for the purpose of giving effect to the transactions contemplated hereby.

     SECTION 2.4.    Allocation of the Purchase Price.
                     --------------------------------

        2.4.1  Asset Acquisition Statement.  Within 60 days after the Closing
               ---------------------------
Date, Purchaser will provide to Seller copies of IRS Form 8023 and any required exhibits thereto (the "Asset Acquisition Statement") with Purchaser's proposed allocation of the Purchase Price among the assets and Liabilities of the Subsidiaries. In connection therewith, Purchaser may obtain an independent appraisal as to any of the assets and Liabilities of any Subsidiary at its expense, which appraisal will be made available to Seller if requested. Within 60 days after the receipt of such Asset Acquisition Statement, Seller will propose to Purchaser any changes to such Asset Acquisition Statement or will be deemed to have indicated its concurrence therewith. Thereafter, Purchaser will provide to Seller from time to time revised copies of the Asset Acquisition Statement (each, a "Revised Statement") so as to report any matters on the Asset Acquisition Statement that require updating. Within 30 days after the receipt of any Revised Statement, Seller will propose to Purchaser in writing any changes to such Revised Statement or will be deemed to have indicated its concurrence therewith. Purchaser and Seller will endeavor in good faith to resolve any differences with respect to the Asset Acquisition Statement or any Revised Statement within 30 days after Purchaser's receipt of notice of suggested changes from Seller.

        2.4.2  Tax Returns.  Subject to the provisions of the following sentence
               -----------
of this Subsection 2.4.2, the Purchase Price will be allocated among the assets and Liabilities of the Subsidiaries in accordance with the Asset Acquisition Statement or, if applicable, the last Revised Statement provided by Purchaser to Seller pursuant to Subsection 2.4.1, and subject to the requirements of any applicable tax law or election, all Tax Returns and reports filed by Purchaser and Seller will be prepared consistently with such allocation. If Seller withholds its consent to such allocation and thereafter Purchaser and Seller are unable to resolve any differences that, in the aggregate, are material in relation to the Purchase Price, then any remaining disputed matters will be finally and conclusively determined by an independent accounting firm of national standing (the "Allocation Arbiter") selected by Purchaser and Seller, which firm will not be the regular accounting firm of Purchaser or Seller. Promptly but not later than 10 days after its acceptance of its appointment, the Allocation Arbiter will determine (based solely on presentations by Seller and Purchaser and not by independent review) only those matters in dispute and will render a written report as to the disputed matters and the resulting allocation of the Purchase Price, which report will be conclusive and binding upon the parties. The fees and expenses of the Allocation Arbiter shall be shared equally by Seller and Purchaser. Purchaser and Seller will, subject to the requirements of any applicable tax law or election, file all Tax Returns and reports consistent with the allocation provided in the Asset Acquisition Statement or the last Revised Statement and, if applicable, the determination of the Allocation Arbiter.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

     As of the date hereof and as of the Closing Date (except to the extent any of the following representations and warranties relate solely to an earlier date, in which case such representations and warranties are made as of such earlier date), Seller represents and warrants to Purchaser and each of the Subsidiaries as follows:

     SECTION 3.1. Corporate Status and Authority.  Seller is a corporation duly
                  ------------------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and to execute and deliver this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. On the Closing Date, the execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements have been duly authorized by the Board of Directors of Seller, which constitutes all necessary corporate action on the part of Seller for such authorization. Subject to the immediately preceding sentence, this Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application referring to or affecting the enforcement of creditors' rights, or by general equitable principles. Upon the Closing, the Ancillary Agreements shall be duly executed and delivered by Seller and shall constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application referring to or affecting the enforcement of creditors' rights, or by general equitable principles.

     SECTION 3.2. No Conflicts, etc. Except as set forth in Schedule 3.2:
                  -----------------

           3.2.1  Charter Documents.  The execution, delivery and performance by
                  -----------------
Seller of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not result in (a) any conflict with or violation of the certificate of incorporation or by-laws of Seller, or of the certificate of incorporation and by-laws, or the partnership agreement of any of the Subsidiaries, (b) any material breach or violation of or default under, or result in the creation or imposition of any Liens under, any statute, regulation, judgment, order or decree, or any mortgage, deed of trust, indenture, security agreement, pledge or any other similar instrument to which Seller or any of the Subsidiaries is a party or by which any of them or their respective properties or assets are bound or (c) any material breach, violation or termination of or default under any Material Contract or any material real property leases listed on Schedule 3.8.1 except for (x) such material real
                                                     -
property leases listed on Schedule 6.1.5 hereof and (y) such other material real
                                                     -
property leases such breach, violation or termination of or default under shall not result in a Material Adverse Effect upon the Subsidiaries; and

           3.2.2 Governmental Consents. No consent, approval or authorization of
                 ---------------------
or filing with any Governmental Authority is required on the part of Seller or any of the Subsidiaries in connection with the execution and delivery of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, except (a) filings required with respect to the HSR Act, (b) such filings, consents and approvals required in connection with the transfer to and assumption by Seller or a wholly owned subsidiary thereof (other than the Subsidiaries) of the Excluded Assets and Excluded Liabilities, and (c) filings, consents, change-in-ownership notices or approvals which, if not made or obtained prior to Closing are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect on Seller or on the Subsidiaries.

     SECTION 3.3. Corporate and Company Status and Authority of the
                  -------------------------------------------------
Subsidiaries.  Each of the corporate Subsidiaries (a) is a corporation duly
------------
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has all requisite corporate power and authority to conduct its business and to own or lease its properties, as presently conducted, owned or leased, and (c) is duly qualified to do business in each jurisdiction in which the nature of its business or the location of its assets requires it to be so qualified, other than those jurisdictions in which the failure to be so qualified is not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect on the Subsidiaries, taken as a whole. Each of Bentley Coal, Kentucky Prince Mining and Skyline Coal (i) is a partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) has all requisite partnership power and authority to conduct its business and to own or lease its properties, as presently conducted, owned or leased, and (iii) is duly qualified to do business in each jurisdiction in which the nature of its business or the location of its assets requires it to be so qualified, other than those jurisdictions in which the failure to be so qualified is not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect on the

Subsidiaries. Schedule 3.3 lists each jurisdiction in which each Subsidiary is qualified to be in business. No Subsidiary has any equity interest or investment in any corporation, partnership, limited liability company, association, joint venture or other business organization other than as set forth on Schedule 3.3.

  SECTION 3.4.    Ownership of the Subsidiaries.  With respect to the shares of
                  -----------------------------
capital stock or partnership interests issued by the Subsidiaries, (a) Seller owns beneficially and of record all of the Shares of the Subsidiaries listed as being directly owned by it on Schedule 3.3 in the percentages specified therein, free and clear of any Lien other than Liens for taxes and assessments and other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings as to which adequate reserves or insurance exist, (b) Amax Coal Company owns beneficially and of record 60% of the issued and outstanding shares of capital stock of Yankeetown Dock, free and clear of any Lien other than Liens for taxes and assessments and other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings as to which adequate reserves or insurance exist, (c) Cannelton owns beneficially and of record all of the issued and outstanding shares of capital stock of each of Cannelton Industries, Cannelton Sales and Cannelton Land, and Cannelton Industries owns beneficially and of record all of the issued and outstanding shares of capital stock of Dunn Coal & Dock, in each case free and clear of any Lien other than Liens for taxes and assessments and other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings as to which adequate reserves or insurance exist, and
(d) each of Roaring Creek and Grassy Cove own beneficially and of record 50% of the partnership interests in each of Bentley Coal, Kentucky Prince Mining and Skyline Coal, free and clear of any Lien other than Liens for taxes and assessments and other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings as to which adequate reserves or insurance exist. All such shares of capital stock or partnership interests listed as being owned by Seller or any Subsidiary on Schedule 3.3 have been duly authorized, validly issued and are fully paid and nonassessable.
There are no outstanding options, warrants, conversion or other rights or agreements of any kind (except as contemplated hereby) for the purchase from, or the sale or issuance by, Seller or any of the Subsidiaries of any shares of capital stock or partnership interests of any of the Subsidiaries to the extent that such shares or partnership interests are listed as being owned by Seller or any Subsidiary on Schedule 3.3 and no authorization therefor has been given. To the Knowledge of Seller, no ownership of Seller in the Shares, none of Amax Coal's ownership interests in Yankeetown, none of Cannelton's direct or indirect ownership interests in each of Cannelton Industries, Cannelton Sales Cannelton Land and Dunn Coal & Dock and none of Grassy Cove's and Roaring Creek's ownership interests in each of Bentley Coal, Kentucky Prince Mining and Skyline Coal has ever been challenged and no Person has ever threatened to challenge such interest. Neither Seller nor any Subsidiary is a party to any obligation (contingent or otherwise) to buy or sell shares of capital stock or partnership interests of the Subsidiaries, except as contemplated by this Agreement. Except as set forth on Schedule 3.4, Seller is not a party to any agreement with respect to the voting or transfer of the capital stock or partnership interests of the Subsidiaries owned, either directly or indirectly, by Seller. For the period from January 1, 1994 to the date hereof (or, if the Closing shall occur, the Closing Date), the minute books (containing the records of meetings of the shareholders, board of directors and any committee of the board of directors), stock certificate books and stock transfer books of each Subsidiary are true and correct in all material respects.

  SECTION 3.5.    Title.   At the Closing, Purchaser will receive good and valid
                  -----
title to the Shares, free and clear of any Lien, except for Liens for taxes and assessments and other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings as to which adequate reserves or insurance exist, Liens described in the Schedules attached hereto, Liens that may arise from acts or omissions of Purchaser and except for restrictions on transfer under the Securities Act.

  SECTION 3.6.    Financial Statements.  Schedule 3.6 sets forth on a
                  --------------------
consolidated basis as at March 31, 1998 an unaudited statement of net working capital and an unaudited balance sheet for the period then ended, together with an unaudited income statement of the Subsidiaries for the three months ended March 31, 1998 (the "March Balance Sheet"), all of which have been adjusted to exclude therefrom all of the Excluded Assets and Excluded Liabilities and to present intercompany balances between any Subsidiary and any of its Affiliates as though they had been settled as of March 31, 1998. The March Balance Sheet shows net working capital of the Subsidiaries determined on a consolidated basis as at March 31, 1998 equal to $34,975,000, which amount has been computed by subtracting current liabilities from current assets. The March Balance Sheet has been prepared in accordance with Seller's Accounting Principles, except that the March Balance Sheet shall include line items in respect of pro forma noncurrent liabilities for Black Lung Benefits Obligations and post retirement obligations other than pension obligations. The March Balance Sheet has been prepared from the books and records of the Subsidiaries as at March 31, 1998 and includes all material adjustments. Classification of balances between current and noncurrent assets and liabilities reflected on the March Balance Sheet have been conformed to the Subsidiaries' prior practice, with regard to asset and liability inclusion and classification, in calculating the above net working capital amount.

  SECTION 3.7.    Absence of Undisclosed Liabilities.  Except as set forth on
                  ----------------------------------
Schedule 3.7, the Subsidiaries do not have any material Liabilities other than such Liabilities as are (i) reflected or reserved against in the March Balance
                         -
Sheet or the notes thereto, if any, (ii) set forth on the Schedules delivered
                                     --
hereunder or (iii) incurred since the Balance Sheet Date (A) in the ordinary
              ---                                         -
course of business consistent with past practices or (B) as contemplated or
                                                      -
permitted by this Agreement, including Liabilities arising under the Royalty Deeds.

  SECTION 3.8.    Assets.
                  ------

     3.8.1     Real Property. Schedule 3.8.1 sets forth a true and complete list
               -------------
(identified by physical file and legacy identification numbers) of all material real property and leasehold interests and other material interests in real property owned, leased or otherwise held by any Subsidiary, and such Schedule indicates whether such real property is owned or leased or otherwise held by such Subsidiary. Except as set forth on Schedule 3.8.1, each lease and sublease set forth on Schedule 3.8.1 is in full force and effect as against the Subsidiary a party thereto and, to the Knowledge of Seller, as against each other party thereto, and there is not under any such lease or sublease any existing breach or default by any Subsidiary, as applicable, or, to the Knowledge of Seller, by any other party thereto, except for such breaches and defaults which are not reasonably expected to have a Material Adverse Effect upon the Subsidiaries. Except as set forth on Schedule
3.8.1 hereof, neither Seller nor any Subsidiary has received written notice of any act or omission on the part of such Subsidiary that constitutes or, with the passage of time or the giving of notice or both, would constitute a material default under any of the leases or subleases listed on Schedule 3.8.1 hereof except for such acts or omissions that have been cured or would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect upon the Subsidiaries, and no Subsidiary has granted to any Person a security interest in its leasehold interests in any lease or sublease listed on Schedule 3.8.1 hereof. To Seller's Knowledge and except as set forth on Schedule 3.8.1 hereof, no notice of any violation of any applicable zoning or building law or ordinance or administrative regulation has been received by any Subsidiary, and Seller does not Know, or have any reasonable grounds to Know, of the threat of any such notice. Except as set forth on Schedule 3.8.1 hereof, no condemnation proceeding has been instituted or, to the Knowledge of Seller, is threatened with respect to any of the real property listed on Schedule 3.8.1 hereof. To the Knowledge of Seller, no Subsidiary has conducted mining on or from any coal reserves to which it did not reasonably believe it had, as of the time such mining was conducted, color of title.

     3.8.2     Personal Property.  All equipment, machinery, motor vehicles,
               -----------------
furniture, fixtures, computer hardware and other tangible personal property (other than coal) owned or leased by any Subsidiary that (x) in the case of any
                                                          -
such owned property, has a net book value as of the Balance Sheet Date of $5,000 or more or, if less, is material to the operations of the business of any Subsidiary, or (y) in the case of any such leased property, requires aggregate
                -
annual payments by any Subsidiary in excess of $10,000, are listed on Schedule
3.8.2 (the "Personal Property"). Except as set forth in Schedule 3.8.2, each Subsidiary has good and valid title to the Personal Property owned by it and a good and valid leasehold interest in all Personal Property leased by it, in each case free and clear of any and all Liens except for Permitted Liens. True and complete copies of each lease related to Personal Property requiring an aggregate payment by any Subsidiary of $100,000 or more in any single year has been, or prior to Closing will be made available and delivered, if requested, to Purchaser. At the Closing, the Subsidiaries shall have title to or a leasehold interest in coal mining equipment and machinery that, in the aggregate, is reasonably adequate for the coal mining operations of the Subsidiaries as such mining operations have been conducted during the six (6) month period preceding the Closing.

     3.8.3     Intellectual Property.  Other than with respect to intellectual
               ---------------------
property embedded in the machinery and equipment owned or leased by the Subsidiaries or intellectual property licensed to the Subsidiaries under "shrink-wrap" license, there is no intellectual property (including patents and patent applications) developed by any of the Subsidiaries or by Seller for use by the Subsidiaries, or used by the Subsidiaries, that is material to the operations of the Business.

  SECTION 3.9.    Material Contracts.
                  ------------------

        3.9.1     Schedule. Schedule 3.9.1 lists all written agreements,
                  --------
contracts and commitments of the following types to which any Subsidiary is a party and which have not expired or been fully performed in accordance with its terms, other than deeds, leases, conveyances and other documents relating to real property, which are provided for in Section 3.8, labor or employment-related agreements, which are provided for in Section 3.11, Permits, which are provided for in Subsection 3.12.1 and any such agreement, contract or commitment relating to the Excluded Assets and Excluded Liabilities (collectively, the "Material Contracts"):

        (a) Any agreement to purchase, sell or transport coal;

        (b) Any agreement to supply or provide contract mining services;

        (c) Any joint venture agreement, limited liability company operating agreement or general or limited partnership agreement;

        (d) Any mortgage, loan or trust indenture, loan or credit agreement, security agreement and other agreements and instrument relating to the borrowing of money to the extent any Subsidiary will be liable thereunder after the Closing;

        (e) Any corporate guarantee provided directly by any Subsidiary of any obligations of any of their respective Affiliates or any other Person;

        (f) Any letter of credit, surety bond or other credit support instrument issued by any insurance company, bank or other financial institution for the account of any Subsidiary or as to which the assets of any Subsidiary collateralize the reimbursement obligations in respect of such letter of credit, surety bond or other credit support instrument;

        (g) Any agreement for the (i) pending sale, lease or other disposition
                                   -
of any real property listed on Schedule 3.8.1 and owned by any Subsidiary, (ii)
                                                                            --
pending sublease of any real property listed on Schedule 3.8.1 and leased by any Subsidiary or (iii) pending purchase or lease by any Subsidiary of any real
               ---
property;

        (h) Any agreement for the (i) pending sale of any Personal Property
                                   -
listed on Schedule 3.8.2, (ii) lease to any Person of any Personal Property
                           --
listed on Schedule 3.8.2 or (iii) pending purchase or lease by any Subsidiary of
                             ---
any personal property of the type listed on Schedule 3.8.2, in each case;

        (i) Any lease for Personal Property requiring an aggregate payment by any Subsidiary of $100,000 or more in any single year;

        (j) Any agreement limiting the freedom of any Subsidiary to compete in any line of business or in any area or with any Person to do business with any Person; and

               (k) Any other agreements, contracts and commitments having a term of one (1) year or more which are not of a type referred to in paragraphs (a) through (j) above which require payment or provide for the receipt by any of the Subsidiaries after the date hereof of more than $100,000, other than standing purchase orders or basic ordering arrangements for materials and supplies to be used in the ordinary course of business.

     3.9.2     Effectiveness.  True and complete copies of all Material
               -------------
Contracts have been previously made available to Purchaser. Except as set forth on Schedule 3.9.1, each Material Contract is in full force and effect in accordance with its terms as against the Subsidiary a party thereto and, to the Knowledge of Seller, is valid and binding as to the other parties thereto, except as may be limited by laws affecting bankruptcy, insolvency, reorganization, moratorium or creditors rights generally, or by general equitable principles. Except as set forth on Schedule 3.9.1, no Subsidiary is in default in the payment or performance or observance of, and neither Seller nor any Subsidiary has received written notice of any act or omission on the part of such Subsidiary that constitutes or, with the passage of time or the giving of notice or both, would constitute a material default under, any Material Contract to which any of them is a party or by which any of them or their respective properties or assets may be bound, and to Seller's Knowledge, no other party is in default in the payment or performance or observance of any Material Contract.

  SECTION 3.10.   Affiliate Arrangements.  Except as set forth in Schedule 3.10,
                  ----------------------
no Subsidiary will be a party to or will be bound by any contract, agreement or other commitment, whether or not in the ordinary course of business, with Seller or any Affiliate of Seller (other than the Subsidiaries) or any senior executive, director or officer of Seller or any Subsidiary, other than such contracts, agreements or other commitments (x) as are specifically provided
                                            -
herein or are contemplated by this Agreement, including the Ancillary Agreements and any agreement in respect of the Excluded Assets and Excluded Liabilities, and (y) that will not be in effect following the Closing Date.
     -

  SECTION 3.11.   Employee Benefits.
                  -----------------

     3.11.1    Employee Benefit Plans.  Schedule 3.11.1 lists all deferred
               ----------------------
compensation, pension, profit sharing and retirement plans, and all life or other welfare or employee benefit insurance, incentive compensation, stock option, severance or termination pay, hospitalization or other medical plan, arrangement or agreement, bonus and other employee benefit, welfare or fringe benefit plans with respect to which contributions, premiums or other payments are made or required by Minerals or any of its Affiliates covering any current or former employee of any Subsidiary (the "Plans"). Schedule 3.11.1 identifies each such Plan as either a Plan maintained by any such Affiliates (each, an "Affiliate Plan") or a Plan maintained by Minerals (each a "Minerals Plan").

               (a) Except as otherwise provided on Schedule 3.11.1, true and complete copies of the Plans have been provided to or otherwise have been made available to Purchaser by designating their location. Seller has notified Purchaser of any amendments, modifications, extensions, changes in benefits or benefit structures, or other alterations, to the Plans which are currently in effect. Seller shall notify Purchaser of any amendments, modifications, extensions, changes in benefits or benefit structures or other alterations to any of the Plans which the Seller has undertaken to become effective in the future but before the Closing, if such alteration has or is reasonably expected to have a direct impact on the Employees;

        (b) Minerals and the Subsidiaries, as the case may be, have executed, managed and administered the Plans in compliance, in all material respects, with all laws, rules and regulations applicable thereto, except where noncompliance could not reasonably be expected to have a Material Adverse Effect upon the Subsidiaries or Minerals;

        (c) Each Plan which is intended to be "qualified" within the meaning of
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and, to the Knowledge of Seller, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination;

        (d) All contributions which are due from Minerals and the Subsidiaries under any Plan have been paid to each such Plan or accrued in accordance with the past practice of the Subsidiaries or Minerals, as the case may be. All premiums, claims for benefits or other payments that are due and which would have been paid in the normal course before the Closing Date have been paid with respect to each Plan that is an employee welfare benefit plan (as defined in Section 3(1) of ERISA);

        (e) None of the Subsidiaries, Minerals or any of Minerals' Affiliates that is not a Subsidiary or, to the Knowledge of Seller, any other "disqualified person" or "party in interest" as defined in Section 4975(e)(2) of the Code and
Section 3(14) of ERISA, respectively, have engaged in any transaction in connection with any Plan that could reasonably be expected to result in the imposition of a material penalty pursuant to Section 502(i) of ERISA, material damages pursuant to Section 409 of ERISA, or a material tax pursuant to Section 4975(a) of the Code;

        (f) Except as set forth on Schedule 3.11.1(f), no Proceeding with respect to any Plan (other than routine claims for benefits) is pending or, to Seller's Knowledge, threatened which could reasonably be expected to have a Material Adverse Effect upon the Subsidiaries;

        (g) Each Plan that is a "group health plan" (as defined in Section 607(1) of ERISA and Section 5000(b)(1) of the Code) is in compliance with the requirements of Parts 6 and 7 of Subtitle B of Title 1 of ERISA and of Section 4980B of the Code, except where noncompliance could not reasonably be expected to have a Material Adverse Effect upon the Subsidiaries;

        (h) Neither Seller nor any Subsidiary nor, to Seller's Knowledge, any other fiduciary (as that term is defined in Section 3(21) of ERISA)) of any Plan subject to ERISA has any material liability for any breach of fiduciary duties under ERISA;

               (i) No Plan subject to Title IV of ERISA nor any of the related trusts have been terminated or is or has been the subject of termination proceedings pursuant to Title IV of ERISA. No Plan that is subject to Part 3 of Subtitle B of Title 1 of ERISA has an accumulated funding deficiency (as that term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived. To the Knowledge of Seller, no event which constitutes a reportable event (as that term is defined in Section 4043(c) of ERISA) for which the notice requirement has not been waived by the Pension Benefit Guaranty Corporation has occurred with respect to any Plan;

               (j) The present value of all accrued benefits, as calculated for purposes of determining the minimum required contribution under Section 302 of ERISA, whether or not forfeitable, under each Plan that is an employee pension benefit plan subject to Title IV of ERISA does not exceed the value of the assets of such Plan allocable to such accrued benefits;

               (k) Each Plan that is a Multi-employer plan (as defined in Section 4001(a)(3) of the Code) to which any Subsidiary is obligated to contribute (each, a "Multi-employer Plan") is listed on Schedule 3.11.1(k). Except as set forth on Schedule 3.11.1(k), all contributions required to have been made by such Subsidiaries to any Multi-employer Plan have been made on a timely basis. None of the Subsidiaries has been advised by any Multi-employer Plan that it has any withdrawal liability or potential liability under Sections 4201 or 4204 of ERISA with respect to any Multi-employer Plan, and, to Seller's Knowledge, none of the Subsidiaries has any such withdrawal liability as of the Closing Date;

               (l) Schedule 3.11.1(l) contains (i) a list of all retirees and
                                         -
dependents Known to Seller that have been assigned to or assumed by any Subsidiary as of the Closing Date pursuant to Section 9706 of the Coal Act and for whom yearly premiums are being paid to the UMWA Combined Benefit Fund (the "Combined Fund") pursuant to Section 9704 of the Coal Act and (ii) a list of
                                                               --
each pending challenge as of the Closing Date by any Subsidiary to Combined Fund beneficiaries assigned to the such Subsidiary to the extent such challenge has not been finally resolved;

               (m) Schedule 3.11.1(m) contains a list of all retirees and dependents Known to Seller for whom any Subsidiary as of the Closing Date is paying pre-funding premiums to the UMWA 1992 Benefit Plan (the "1992 Plan") pursuant to Section 9712(d)(1)(A) of the Coal Act; and

               (n) Schedule 3.11.1(n) contains a list of all retirees and dependents Known to Seller for whom any Subsidiary as of the Closing Date is paying premiums to the 1992 Plan pursuant to Section 9712(d)(1)(B) of the Coal Act.

     3.11.2    Labor Matters.  Except as set forth on Schedule 3.11.2, (a) no
               -------------
employee of any of the Subsidiaries is currently represented by a labor union or other collective labor organization or association, (b) there are no collective bargaining agreements or memoranda of understanding by which any of the Subsidiaries are bound or applicable to any employees of any of the Subsidiaries, (c) no material strikes, slowdowns, lockouts or work stoppages or material labor disputes involving employees of any of the Subsidiaries are pending, nor have any occurred since June 1, 1996, (d) to the Knowledge of Seller, there is no union or independent organizational activity among any employees underway at any of the Subsidiaries, (e) the Subsidiaries are not parties to any grievance proceeding by any Employees under a collective bargaining agreement, which grievance has been appealed to arbitration, (f) no Subsidiary has been charged or, to Seller's Knowledge, threatened with a charge of any unfair labor practice since January 1, 1994 that has not been resolved, (g) no Subsidiary has committed any act in violation of the WARN Act resulting in Liability resulting therefrom except such violations which have been resolved and for which no Liability currently exists, (h) no Subsidiary is a party to any written employment contract with any Employee (other than any collective bargaining agreement), and (i) Seller, with respect to the Business, and the Subsidiaries have complied in all material respects with all Laws relating to the employment of labor, including any provision thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes, unemployment and workers' compensation laws, and any labor relations laws, except for violations or failures to so comply which are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect upon the Subsidiaries.

     3.11.3    Employees.  Schedule 3.11.3 provides a list as of the date hereof
               ---------
of each person who is an employee of any Subsidiary (including those active employees and employees on maternity, military, disability or other leave), and Seller shall update such list prior to Closing as close as practical to the Closing Date. Promptly following the Closing, Purchaser shall update the list to the Closing Date and provide a copy thereof to Seller, which updated list shall be deemed the final and complete list of all such employees (collectively, the "Employees"). Schedule 3.11.3 correctly reflects the salary or hourly wage, date of employment, position of each Employee and, with respect to hourly Employees, those such hourly Employees that are not subject to a collective bargaining agreement, all as of the date of such Schedule. Except as set forth on Schedule 3.13, there are no discrimination or harassment charges (relating to sex, age, religion, national origin, ethnicity, disability or veteran status) pending or, to the Knowledge of Seller, threatened before any federal or state agency or authority against Seller or any of the Subsidiaries with respect to the Employees, and to the Knowledge of Seller there is no basis therefor. To the Knowledge of Seller, all of the information with respect to the Plans that has been provided by Seller or its Affiliates to Purchaser, or by Seller or its Affiliates to third parties providing goods or services to related to the Plans, is true and accurate. To the Knowledge of Seller, all of the employee census data provided by Seller or its Affiliates to Purchaser with respect to FASB 106 and 112 is true and accurate.

  SECTION 3.12.   Governmental Authorizations; Compliance with Law.
                  ------------------------------------------------

     3.12.1    Permits. Set forth on Schedule 3.12.1 is a list of all material
               -------
licenses, permits, waivers and other governmental authorizations currently in existence for the conduct of the assets (other than the Excluded Assets) and operations of the Subsidiaries, including, without limitation, all coal mining and reclamation operations as presently conducted (the "Permits"), together with any application for any Permit. Complete and correct copies of each Permit and Permit application have been, or prior to Closing will be, made available to Purchaser. The

Permits constitute all of the material permits necessary for the conduct of the coal mining operations of the Business as such Business is conducted as of the Closing Date. All Permits material to such coal mining operations are currently in full force and effect, and no Permit application filed by any Subsidiary contains an intentional or willful misstatement or omission of a material fact.

     3.12.2    Compliance.  Except as set forth on Schedule 3.12.2, Seller, in
               ----------
respect of the Business, and the Subsidiaries are in compliance with all material Laws and Permits applicable to Seller with respect to the Business or the Subsidiaries except for violations or failures to so comply which are not, individually or in the aggregate, reasonably expected to result in a Material Adverse Effect on the Subsidiaries. Except as set forth on Schedule 3.12.2, there is not pending or, to the Knowledge of Seller, threatened any application, petition, complaint, challenge, objection or other pleading or notice of violation from any Governmental Authority which challenges or questions the validity of any rights of the holder under any issued Permit (including any Permit issued pursuant to SMCRA) or any Permit application. Except as set forth on Schedule 3.12.2, no Proceeding by any Governmental Authority has been instituted or, to the Knowledge Seller, threatened or is contemplated seeking the suspension, termination, modification, revocation, alteration or amendment of any Permit or to declare any Permit invalid in any material respect. Except as set forth on Schedule 3.12.2, neither Seller nor any Subsidiary has received any written notice of noncompliance with respect to any Permit since January 1, 1995.

  SECTION 3.13.   Litigation.  Except as set forth in Schedule 3.13, there is no
                  ----------
Proceeding pending or, to the Knowledge of Seller, threatened against or affecting Seller, with respect to the Business, or any Subsidiary or any real property listed on Schedule 3.8.1 (i) other than such Proceedings which individually or in the aggregate would, if adversely determined, require the payment of damages by any Subsidiary in excess of $250,000 or, in the case of an injunction and if not obeyed, would result in a civil fine or penalty in excess of $250,000, or (ii) which challenges the lawfulness or validity of the transactions contemplated by this Agreement. Schedule 3.13 sets forth a list of each outstanding judgment, order or decree, and each injunction, of any Governmental Authority against or affecting any Subsidiary or any of their respective properties requiring the payment of damages in excess of $250,000 or, in the case of an injunction and if not obeyed, would result in a civil fine or penalty in excess of $250,000. Except as set forth on Schedule 3.13, no Subsidiary is in material default under any such judgment, order, decree or injunction.

  SECTION 3.14.   Taxes. Except as set forth in Schedule 3.14:
                  -----

              (a) (i) Each of the Subsidiaries have (or by the Closing Date will have) timely and duly filed with the appropriate governmental authorities all Tax Returns required to be filed on or prior to the Closing Date or have (or by the Closing Date will have) validly extended the time for filing such Tax Returns to a date after the Closing Date (and all such Tax Returns were correct and complete in all material respects), (ii) all Taxes required to be shown as due on such Tax Returns and all Taxes required to be withheld on or prior to the Closing Date have (or by the Closing Date will have) been timely and duly paid or withheld,
(iii) no claim or proposal for assessment, adjustment or collection of Taxes with respect to which Seller or any of its Affiliates has received a written notice or as to which Seller has Knowledge is being asserted against any of the Subsidiaries, (iv) each of the Subsidiaries have established (and until the Closing will continue to establish and maintain) on their books and records accruals in compliance with Seller's Accounting Principles for the payment of all Taxes for which they will be required to file Tax Returns and which are not yet due and payable as of the Closing Date, and (v) Seller has (or by the Closing Date will have) paid or withheld all Taxes due and payable or required to be withheld prior to or on the Closing Date, for which any of the Subsidiaries (or their successors) may be held liable as a member of the Seller Consolidated Group pursuant to section 1.1502-6(a) of the Treasury Regulations or as a member of any combined, consolidated or unitary group of which Seller or any of the Subsidiaries is or was a member pursuant to any similar provision of any state, local or foreign law with respect to Taxes;

        (b) All tax allocation or tax sharing agreements between any of the Subsidiaries, on the one hand, and Seller or any other Person, on the other hand, shall have been cancelled on or prior to the Closing Date;

        (c) No written agreement or other document extending or waiving, or having the effect of extending or waiving, the period of assessment or collection of any Taxes against any of the Subsidiaries, and no power of attorney with respect to any Taxes, has been executed or filed with any Governmental Authority;

        (d) Except with respect to any Proceeding in respect of the Excluded Assets and Excluded Liabilities: (i) no Proceedings with respect to which Seller or any of its Affiliates has received a written notice or as to which Seller has Knowledge are presently pending or have been proposed against any of the Subsidiaries with respect to any Taxes other than such Proceedings which are not, individually or in the aggregate, reasonably expected to result in a Material Adverse Effect upon the Subsidiaries; and (ii) no written notice relating to any such Proceeding has been received by Seller or any of the Subsidiaries;

        (e) Except for the Seller Consolidated Group, none of the Subsidiaries is currently a member of any affiliated, consolidated, combined or unitary group with respect to Taxes;

        (f) Since January 1, 1997, Seller has not received any written notice from any Governmental Authority where Seller or any of the Subsidiaries currently files Tax Returns to the effect that Seller, with respect to the Business, or any Subsidiary may be subject to taxation by such Governmental Authority; and

        (g) None of the Subsidiaries has made, or is or may become obligated (under any contract entered into on or before the Closing Date) to make, any payments that will be non-deductible under Section 280G of the Code (or any corresponding provision of state or local income tax law).

  SECTION 3.15.   Absence of Changes.  Except as set forth on Schedule 3.15 and
                  ------------------
except as otherwise contemplated or permitted by this Agreement, including without limitation Section 2.1 hereof, since the Balance Sheet Date, Seller, with respect to the Business, and each Subsidiary has conducted its operations and maintained its assets and performed, paid and discharged its Liabilities only in the ordinary course, consistent with past practices, and no events or conditions have occurred or been discovered that are, individually or in the aggregate, reasonably expected to have a Material Adverse Effect on the Subsidiaries. In addition, except as set forth on Schedule 3.15 or with respect to the Excluded Assets and Excluded Liabilities or as otherwise permitted or contemplated by the provisions of this Agreement, none of Seller, with respect to the Business, or any of the Subsidiaries has, since the Balance Sheet Date:

        (a) Incurred any material Liabilities or obligations, except Liabilities and obligations incurred in the ordinary course of business consistent with past practice;

        (b) Discharged or satisfied any Lien, or paid any obligation or liability (absolute or contingent), other than liabilities due and payable in the ordinary course of business;

        (c) Paid or agreed to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance pay to any present of former shareholders, directors, officers, agents or employees of the Subsidiaries, except for such payments or agreements to make payments made or entered into in the ordinary course of business consistent with past practices;

        (d) Changed any accounting practice followed or employed in preparing the March Balance Sheet;

        (e) Mortgaged, pledged or subjected to any Lien any of its properties or assets, except for Permitted Liens or any Lien not in excess of $100,000 and which, together with all such other Liens, are not in excess of $500,000;

        (f) Increased the compensation of any officer or employee, other than
(i) in the ordinary course of business and consistent with past practice (but in no event in excess of 15% of such person's base compensation) or (ii) to comply with applicable law;

        (g) Disposed of, sold, leased, transferred or assigned, or agreed to dispose of, sell, lease, transfer or assign, any properties or assets (other than in the ordinary course of business consistent with past practice) having a net book value as of the date of such disposition in excess of $100,000;

        (h) Declared, set aside or paid any dividend, distribution, or payment on, or issued, sold, purchased or redeemed any shares of any class of its capital stock or partnership interest or made any commitment therefor;

        (i) Cancelled, waived or forgiven any material debts, rights or claims therefor other than intercompany debts as contemplated by Subsection 5.18.9 hereof; or

        (j) Entered into any transaction for the purchase or sale of goods or services in excess of $100,000 other than in the ordinary course of business.

  SECTION 3.16.   Environmental Compliance. Except as described on Schedule
                  ------------------------
3.16:

        (a) Each Subsidiary (and its business, operations, assets, equipment and real property) is in compliance with all applicable Environmental Laws, except for violations or failures to comply which are not, individually or in the aggregate, reasonably expected to result in a Material Adverse Effect upon the Subsidiaries. None of Seller, with respect to the Business, or any Subsidiary has received any written notice of violation, hearing, correction order, cessation order, notice of fine or penalty, notice of proposed assessment or other written notice from any Governmental Authority that Seller, with respect to the Business, or any Subsidiary is not in compliance with any Environmental Laws or Permits which relate to any matters or conditions that are not, or have not been, resolved as of the date hereof except for such matters or conditions which, if not resolved as of the date hereof, are not, individually or in the aggregate, reasonably expected to result in a Material Adverse Effect upon the Subsidiaries;

        (b) There have been no Releases of Hazardous Materials by any of the Subsidiaries or their Affiliates on, in, under, over or in any way affecting the real property owned or leased by any Subsidiary as of the date hereof, except
(i) in accordance with a valid permit or (ii) for such Releases that are not, individually or in the aggregate, reasonably expected to result in a Material Adverse Effect upon the Subsidiaries;

        (c) None of the real property owned or leased by any Subsidiary is used to produce, manufacture, process, generate, store, use, handle, recycle, treat, dispose of, manage, ship or transport Hazardous Materials, other than as customary in the normal course of coal mining operations of the type conducted or previously conducted on such real property;

        (d) To the Knowledge of Seller, none of the real property owned by any Subsidiary and listed on Schedule 3.8.1 contains any underground storage tanks;

        (e) No Subsidiary has received notice from any Governmental Authority that such Subsidiary is a "potentially responsible party" under Section 107 of CERCLA for any matter that has not been resolved as of the Closing Date; and

        (f) All Hazardous Materials disposed of, treated or stored by Seller or any of its Affiliates on any real property listed on Schedule 3.8.1 have been disposed of, treated or stored, as the case may be, in compliance in all material respects with all applicable laws, codes and ordinances and all rules and regulations promulgated thereunder.

  SECTION 3.17.   Brokers.  All negotiations relating to this Agreement and the
                  -------
transactions contemplated hereby have been carried out without the intervention of any person acting on behalf of Seller in such manner as to give rise to any valid claim against Purchaser, Seller or any Subsidiary for any brokerage or finder's commission, fee or similar compensation.

  SECTION 3.18.   Insurance.  Schedule 3.18 hereto contains a true and complete
                  ---------
list of all policies of fire, property and casualty, liability, workers' compensation, business interruption and other forms of insurance policies (other than surety or performance bond policies) in effect on the date hereof and maintained by any Subsidiary or Seller or its Affiliates (other than the Subsidiaries) with respect to the Business. All of such policies are in full force and effect on the date hereof, and all premiums, assessments and other charges required thereunder have been paid when due.

  SECTION 3.19.   Bank Accounts.  Schedule 3.19 contains a correct and complete
                  -------------
list of the names of each bank or other financial institution in which any Subsidiary has an account (including lockbox accounts) or safe deposit box, and the names of all persons authorized to draw thereon or to have access thereto.

  SECTION 3.20.   Audits.  Except as set forth on Schedule 3.20, (i) no
                  ------
Subsidiary is currently the subject of any audit with respect to any Tax Return filed by such Subsidiary or by any member of the Seller Consolidated Group to the extent such Tax Return and the audit thereto relates to the Business which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect upon the Subsidiaries, and (ii) no Subsidiary is a party to any other audit with respect to the Material Contracts or the leases or subleases listed on Schedule 3.8.1 which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect upon the Subsidiaries.

  SECTION 3.21.   Bonds.   Minerals and its Affiliates (including, prior to the
                  -----
Closing, the Subsidiaries) have posted all reclamation and performance bonds required to be posted in connection with the operations of the Business except for such bonds the failure to post are not, individually or in the aggregate, reasonably expected to result in a Material Adverse Effect upon the Subsidiaries. All such reclamation and performance are listed on Schedule 3.21.

  SECTION 3.22.   Permit Blocking.  Neither Seller nor any Subsidiary has been
                  ---------------
notified (nor to the Knowledge of Seller is there any pending or threatened notification) by the Federal Office of Surface Mining or the agency of any state administering SMCRA that it is (i) ineligible to receive additional surface mining permits or (ii) under investigation to determine whether its eligibility to receive a SMCRA permit should be revoked (i.e. "permit blocked"), and to the Knowledge of Seller there is no basis therefor.

  SECTION 3.23.   Powers of Attorney.  Except as set forth on Schedule 3.23,
                  ------------------
there is no executed power of attorney to which any Subsidiary is a party that will remain in effect following the Closing Date.

  SECTION 3.24.   Certain Customer Matters.  No customer to a coal supply
                  ------------------------
contract listed on Schedule 3.9.1 pursuant to Subsection 3.9.1(a) hereof has issued to Seller or any Subsidiary written notice of its intention to terminate any such coal supply contract pursuant to an express termination right specified in such coal supply contract.

  SECTION 3.25.   Documents.  True, complete and correct copies of all leases
                  ---------
and subleases listed on Schedule 3.8.1 and of all Material Contracts have been furnished to Purchaser or its representatives or made available to Purchaser or its representatives for inspection at the offices of Seller or its Subsidiaries.


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

     Purchaser represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

  SECTION 4.1.    Corporate Status and Authority.  Purchaser is a corporation
                  ------------------------------
duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and to execute and deliver this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements have been duly authorized by the Board of Directors of Purchaser, which constitutes all necessary corporate action on the part of Purchaser for such authorization. This Agreement has been duly executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application referring to or affecting the enforcement of creditors' rights, or by general equitable principles. Upon the Closing, the Ancillary Agreements shall be duly executed and delivered by Purchaser and shall constitute the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application referring to or affecting the enforcement of creditors' rights, or by general equitable principles.

  SECTION 4.2.    No Conflicts.  Except as set forth in Schedule 4.2:
                  ------------

     4.2.1     Charter Documents.  The execution, delivery and performance by
               -----------------
Purchaser of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not result in (a) any conflict with the Certificate of Incorporation or by-laws of Purchaser, or (b) any breach or violation of or default under, or result in the creation or imposition of any Lien under, any statute, regulation, judgment, order or decree, or any mortgage, deed of trust, indenture, security agreement, pledge or any other similar instrument to which Purchaser is a party or by which Purchaser or any of its properties or assets are bound; and

     4.2.2     Governmental Consents.  No consent, approval or authorization of
               ---------------------
or filing with any Governmental Authority is required on the part of Purchaser in connection with the execution and delivery of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby, except filings required with respect to the HSR Act and such other filings, consents or approvals which, if not made or obtained prior to Closing, are not, individually or in the aggregate, reasonably likely to have a material adverse effect on the ability of Purchaser to perform its obligations hereunder or thereunder or to consummate the transactions contemplated hereby or thereby.

  SECTION 4.3.    Litigation.  There is no claim, legal action, suit,
                  ----------
arbitration, governmental investigations or other proceedings, nor any order, decree or judgment, in progress, pending or in effect, or, to the Knowledge of Purchaser, threatened, which is related to the transactions contemplated by this Agreement or any action taken or to be taken by Purchaser pursuant to or in connection with this Agreement.

  SECTION 4.4.    Purchase for Investment.  Purchaser is acquiring the Shares
                  -----------------------
for its own account for purposes of investment and not with a view toward any resale or distribution thereof except as otherwise permitted by the Securities Act and any other applicable law. Purchaser understands and acknowledges that the offer and sale of the Shares as contemplated hereby have not been registered under the Securities Act, any state "Blue Sky" law, or any applicable foreign law or regulation, and that any subsequent transfer or offer to transfer by Purchaser or any representative thereof of the Shares are subject to registration requirements or other restrictions arising under such laws and regulations in the absence of an available exemption therefrom. The stock certificates representing the Shares to be delivered at Closing as contemplated by Section 2.3.2 hereof shall carry a restrictive legend to such effect.

  SECTION 4.5.    Financial Ability to Perform. Purchaser has available to it
                  ----------------------------
funds sufficient to enable Purchaser to deliver the Purchase Price to Seller as contemplated by this Agreement at the Closing and perform its obligations hereunder, including causing the issuance of the Purchaser Surety Bond contemplated by Section 5.17.1(b) hereof and the Equipment Surety Bond contemplated by Section 5.22 hereof.

  SECTION 4.6.    Brokers.  All negotiations relating to this Agreement and the
                  -------
transactions contemplated hereby have been carried out without the intervention of any person acting on behalf of Purchaser in such manner as to give rise to any valid claim against Seller or any Affiliate of Seller for any brokerage or finder's commission, fee or similar compensation, except for such brokers whose names have been disclosed in writing to Seller prior to the execution hereof and whose fees in respect hereof shall be paid by Purchaser.

  SECTION 4.7.    Disclosure.  None of Purchaser or its authorized
                  ----------
representatives (including but not limited to Purchaser's non-employee consultants) has any knowledge of any fact, event or circumstance that constitutes (or would constitute) or indicates (or would indicate) a breach of any representation, warranty or covenant made by Seller in this Agreement.

  SECTION 4.8.    Permit Blocking.  Neither Purchaser nor any Affiliate thereof
                  ---------------
has been notified (nor to the Knowledge of Purchaser is there any pending or threatened notification) by the Federal Office of Surface Mining or the agency of any state administering SMCRA that it is

(i) ineligible to receive surface mining permits or (ii) under investigation to determine whether its eligibility to receive a SMCRA permit should be revoked (i.e. "permit blocked"), and to the Knowledge of Purchaser there is no basis therefor.

                                   ARTICLE V
                                   COVENANTS
                                   ---------

  SECTION 5.1.    Consents, Further Assurances.
                  ----------------------------

     5.1.1     Consents.  The parties shall promptly apply for and diligently
               --------
prosecute all applications for, and shall use all reasonable efforts promptly to obtain, such consents, authorizations and approvals from such Governmental Authorities and third parties as shall be necessary or appropriate to permit the consummation of the transactions contemplated by this Agreement, and shall use all reasonable efforts to bring about the satisfaction as soon as practicable of all the conditions contained in Article VI and VII to effect the consummation of the transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained herein, the parties hereto agree that as a condition to obtaining the consent of any third party to any coal supply contract, real property lease, personal property lease or any other agreement to permit the consummation of the transactions contemplated hereby, no party hereto shall have any obligation to (i) file any lawsuit or take other legal action as against such third party with respect to any thereof or (ii) make any amendment thereof or waive any rights thereunder if as a result of such amendment or waiver such coal supply contract, real property lease, personal property lease or any other agreement would contain terms and conditions that are less favorable in any material respect than the terms and conditions of such coal supply contract, real property lease or personal property lease as in existence on the Closing Date.

     5.1.2     Further Assurances.  From time to time, each of the parties
               ------------------
hereto will, at their own cost and expense, execute and deliver such further instruments and will take such other actions as Purchaser or Seller may reasonably request in order to effectuate the purposes of this Agreement, to carry out the terms hereof, to fully and completely convey the Business to Purchaser and to enable Seller or its Affiliates to retain and assume, as the case may be, the Excluded Assets and Excluded Liabilities. Without limiting the generality of the foregoing, at any time and from time to time after the Closing Date (a) at the request of Purchaser, Seller will execute and deliver or cause to be executed and delivered such other instruments and take or cause to be taken such actions as Purchaser may reasonably deem necessary in order to consummate the transactions contemplated by this Agreement, to evidence and effect the sale, delivery and transfer of the Shares to Purchaser, to effectuate the purposes and intent of this Agreement and to put Purchaser in actual possession and operating control of the business and assets of the Subsidiaries (other than the Excluded Assets and Excluded Liabilities) and to permit Purchaser to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which any required consent of any third party shall not have previously been obtained) and
(b) at the request of Seller, Purchaser will execute and deliver such other instruments and agreements, and take such action, as Seller may reasonably deem necessary in order to consummate the transactions contemplated hereby (including enabling Seller or its Affiliates to retain and assume, as the case may be, the Excluded Assets and Excluded Liabilities) and to effectuate the purposes and intent of this Agreement.

  SECTION 5.2.    Conduct of Operations; Access and Information.
                  ---------------------------------------------

     5.2.1     Conduct of Operations.  From the date hereof until the Closing,
               ---------------------
except as otherwise permitted or contemplated by this Agreement (including without limitation any action described below to the extent necessary or appropriate to consummate the transactions contemplated by Section 2.1 hereof) or as otherwise consented to by Purchaser in writing, such consent not to be unreasonably withheld or delayed, Seller shall cause the Subsidiaries:

        (a) To carry on the business and operations of the Subsidiaries in the ordinary course consistent with past practices and use commercially reasonable efforts to preserve intact their present organization, to keep available the services of the present officers and employees and to preserve intact their relationships with customers, suppliers and others having material business dealings with each of them;

        (b) To maintain their books of account and records in their usual, regular and ordinary manner, consistent with their past practice;

        (c) To promptly make available to Purchaser copies of all filings made by Seller with any federal, state or foreign Governmental Authority in connection with this Agreement and the transactions contemplated hereby;

        (d) Not to settle or compromise any Proceeding or threatened Proceeding involving any of them, their assets or any real property owned or leased by any of them if the amount at issue exceeds $50,000.00, except for any Proceeding included among the Excluded Assets or Excluded Liabilities;

        (e) Not to enter into any contract or agreement which involves total consideration to be paid or received by any Subsidiary in excess of $50,000 other than in the ordinary course of business consistent with past practice;

        (f) Not to modify, amend or terminate any Material Contract in any material respect, waive, release, relinquish or assign any material right under any Material Contract or other material right or claim, or cancel or forgive any indebtedness owed to any of them, other than, in each case, in the ordinary course of business consistent with past practice;

        (g) Not to declare or pay dividends or make other shareholder distributions;

        (h) Not to amend the articles of incorporation or by-laws or other charter documents (including any partnership agreement) of any Subsidiary;

        (i) Not to increase the compensation payable or to become payable to any officer, director or employee of any Subsidiary, other than in the ordinary course of business consistent with past practice or as required by law (and in no event in excess of 15% of such individual's compensation);

        (j) Not to incur or refinance any indebtedness for borrowed money in excess of $50,000;

        (k) Not to make any loans to any Person other than in the ordinary course of business (including loans and advances to employees for business travel);

        (l) Not to sell or otherwise dispose of any assets or Liabilities of the Subsidiaries, except in the ordinary course of business consistent with past practice;

        (m) Not to enter into any collective bargaining agreement or, except in the ordinary course of business consistent with past practice, any other agreement with any labor union;

        (n) Not to enter into any agreement to undertake any of the actions listed in clauses (a) through (n) above;

        (o) To conduct the mining operations of the Subsidiaries in accordance with the current mine plans except for such deviations therefrom as are necessary or appropriate to compensate for mining, weather, marketing factors or other conditions or for such other deviations as are customary based on past practice;

        (p) To pay creditors and employees on a timely basis; and

        (q) To preserve the possession and control of the assets and properties of the Subsidiaries.

     5.2.2     Access and Information.  Seller shall cause the Subsidiaries to
               ----------------------
give to Purchaser and its representatives reasonable access, during normal business hours, to all real property owned or leased by the Subsidiaries, to the offices of the Subsidiaries, the Headquarters, and all of the books and records and other information related thereto and furnish such information and documents in its or their possession as Purchaser may reasonably request. All such information and documents obtained by Purchaser shall be subject to the terms of the Confidentiality Agreement. Seller shall have no obligation to disclose, and Purchaser shall not disclose, to any representative of Purchaser any confidential information relating to Seller, the Coal Business or any Subsidiary unless such representative shall have agreed in writing to be bound by the terms the Confidentiality Agreement and such writing shall have been delivered to Seller. At the request of Seller, Purchaser shall provide to Seller copies of all environmental reports (including any Phase I or Phase II study) conducted by or at the request of Purchaser with respect to any Subsidiary or any assets and liabilities thereof; provided that, at the reasonable request of Purchaser, Seller shall, as a condition to receiving any such environmental report, execute a joint defense agreement reasonably acceptable to Seller and Purchaser with respect to the information contained in such study and the defense of any action relating thereto.

     5.2.3     Notification by Purchaser of Certain Matters.  Purchaser agrees
               --------------------------------------------
to notify Seller in writing promptly upon Purchaser's or its authorized representatives' (including, but not limited to, Purchaser's non-employee consultants) discovery of any information by Purchaser or such authorized representative prior to the Closing Date relating to the operations (including the financial condition, assets and properties) of the Business or any Subsidiary which constitutes (or would constitute) or indicates (or would indicate) a breach of any representation, warranty or covenant of Seller contained herein.

  SECTION 5.3.    Publicity. All press releases, filings and other public
                  ---------
announcements concerning the transactions contemplated hereby will be subject to review and approval by each of Seller or Purchaser, such approval not to be unreasonably withheld. Such approval shall not be required if the Person issuing such release, filing or public announcement reasonably believes, based on advice of counsel, that it is required by law to do so, but in any such case, all reasonable efforts shall be made to consult with the other party in advance of such release, filing or announcement.

  SECTION 5.4.    Exclusivity.  During the Interim Period, unless this Agreement
                  -----------
shall have been terminated pursuant to Section 9.1 in accordance with its terms, Seller shall not and shall cause the Subsidiaries and the officers, directors and employees of Seller and the Subsidiaries not to (i) directly or indirectly solicit, initiate, authorize the solicitation of or enter into any discussions with any Person other than Purchaser involving the possible acquisition of all or part of the Business or any Subsidiary (other than the Excluded Assets and Excluded Liabilities) and (ii) enter into any transaction with any Person, other than Purchaser, involving the possible acquisition of all or part of the Business or any Subsidiary (other than the Excluded Assets and Excluded Liabilities). Seller shall notify Purchaser of any unsolicited offer or proposal to enter into discussions or to buy all or part of the Business or any Subsidiary (other than the Excluded Assets and Excluded Liabilities), and shall provide Purchaser with a copy thereof.

  SECTION 5.5.    Notification by Seller of Certain Matters.  Throughout the
                  -----------------------------------------
period beginning on the date hereof and ending on earlier of the Closing Date and the date on which this Agreement shall have terminated pursuant to Section
9.1 hereof, Seller shall notify Purchaser in writing promptly upon the occurrence of any event or development that comes to Seller's Knowledge which has had or could reasonably expected to have a Material Adverse Effect upon any Subsidiary.

  SECTION 5.6.    Company Records
                  ---------------

     5.6.1     Retention.  With respect to the books and records of the
               ---------
Subsidiaries relating to matters prior to the Closing Date, Purchaser shall retain or cause the Subsidiaries to retain copies of all Tax Returns, related schedules and work papers, and all material records and other documents relating thereto existing on the date hereof or created through or with respect to taxable periods ending on or before or including the Closing Date, until six months after the expiration of the statute of limitations (including extensions) of the taxable years to which such Tax Returns and other documents relate; provided, however, that Purchaser shall cause any Person to whom it shall have sold or otherwise transferred any Subsidiary (or a significant portion of the assets of such Subsidiary) to agree to be bound by the provisions of this Subsection 5.6.1 by written acknowledgment delivered to Seller prior to such sale or transfer.

     5.6.2     Cooperation With Respect to Examinations and Controversies.
               ----------------------------------------------------------
Purchaser and Seller shall use all reasonable efforts to cooperate with each other and their respective representatives, in a prompt and timely manner, in conjunction with any inquiry, audit, examination, investigation, dispute or litigation involving any Tax Return relating to the Subsidiaries filed or required to be filed by or for any Subsidiary for any taxable period beginning before the Closing Date, and relating to any federal, state or local Taxes. Such cooperation shall include, but not be limited to, making available to Seller or Purchaser, as the case may be, during normal business hours, and within ten (10) days of any reasonable request therefor, all books, records and information, and the assistance of all officers and employees, reasonably required in connection with any Tax inquiry, audit, examination, investigation, dispute, litigation or any other matter.

     5.6.3     Remedy for Failure to Comply.  If Seller or Purchaser reasonably
               ----------------------------
determines that the other party is not fulfilling its obligations in a reasonable manner under Subsection 5.6.2, then the party making such determination shall have the right to select and appoint, at the reasonable expense of defaulting party, an independent entity such as a nationally-recognized public accounting firm to assist such defaulting party in meeting its obligations under Subsection 5.6.2; provided, however, that if such independent entity concludes that such defaulting party shall have fulfilled its obligations under Subsection 5.6.2, then such reasonable expenses shall be for the account of and shall be paid by the party making the determination of non-compliance. Such entity shall have complete access to all books and records and information, and the complete cooperation of all officers and employees of Seller, Purchaser and the Subsidiaries, as the case may be, as reasonably requested by the party making the determination of non-compliance. Notwithstanding the foregoing, neither Seller nor Purchaser shall have the right to appoint such public accounting firm until it has given written notice to the other party of its noncompliance with the provisions of Subsection 5.6.2 and such other party shall have failed to cure such noncompliance within 15 days.

  SECTION 5.7.    Disclosure Schedules; Updates.
                  -----------------------------

     5.7.1     Delivery.  Concurrently with the execution hereof, Seller is
               --------
delivering to Purchaser the disclosure Schedules required to be delivered by Seller hereunder. By its execution hereof, Purchaser acknowledges that the Schedules delivered by Seller concurrently with the execution hereof are in form and substance acceptable to Purchaser. No later than five business days prior to the scheduled Closing Date, Seller shall amend or supplement the Schedules with respect to any matter which is necessary or desirable to complete, update or correct any information contained therein in order to make the statements, representations and warranties contained in this Agreement true and correct on the Closing Date or on a date as close to the Closing Date as is practical.

     5.7.2     Special Right to Update Schedules Within Five Business Days of
               --------------------------------------------------------------
Execution of this Agreement.  The parties hereto acknowledge that the disclosure
---------------------------
Schedules delivered hereunder on the date of execution hereof may not be complete as they have not been fully reviewed by all persons listed on Schedule III hereof. Not later than five (5) business days following the execution hereof, Seller shall, to the extent necessary in its sole judgment in order to make the statements, representations and warranties contained herein true, correct and complete as of the date of execution hereof, deliver to Purchaser amendments, supplements or corrections (any such amendment, supplement or correction, an "Update") to all disclosure Schedules delivered to Purchaser concurrently with the execution hereof, in which case such updated disclosure Schedules, together with all disclosure Schedules delivered by Seller concurrently with the execution hereof, that do not require updating pursuant to this Subsection 5.7.2, shall constitute the disclosure Schedules delivered by Seller concurrently with the execution hereof for all purposes of this Agreement, including determining the accuracy of Seller's representations and warranties as of the date hereof. Purchaser shall have one (1) business day following the end of such five (5) business day period to accept or reject any Update, it being understood and agreed that Purchaser shall have no right to reject any information contained in any updated disclosure Schedule to the extent such information was set forth on the disclosure Schedules delivered concurrently with the execution hereof. Notwithstanding anything to the contrary contained in this Subsection 5.7.2, Purchaser shall have no right to reject any Update described in any updated disclosure Schedule to the extent that such Update, together with all such other Updates, shall not have a Material Adverse Effect upon the Subsidiaries (as determined by the parties in good faith within one (1) business day following the end of such 5 business day period). If such Updates shall result in a Material Adverse Effect upon the Subsidiaries, or if the parties hereto fail to agree within one (1) business day following the end of such 5 business day period as to whether such Updates result in a Material Adverse Effect upon the Subsidiaries, then either party may terminate this Agreement by giving the other written notice thereof within one
(1) business day after such determination or failure to reach such agreement.

     5.7.3     Interpretation.  Matters reflected on the Schedules delivered
               --------------
hereunder are not necessarily limited to matters required by this Agreement to be reflected in such Schedules. Any such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. A disclosure contained in any of the Schedules delivered hereunder, which identifies information that clearly and on its face is relevant or applicable to one or more Schedules to this Agreement, constitutes disclosure for such other Schedules to the extent this Agreement requires such disclosure. The exhibits and attachments to the Schedules form an integral part of the Schedules and are incorporated by reference for all purposes as if set forth fully therein.

  SECTION 5.8.    Officers and Directors.
                  -----------------------

     5.8.1     Obligations of Seller.  Contemporaneously with the Closing,
               ---------------------
Seller shall take such actions as shall be necessary or appropriate to cause (x)
                                                                              -
any individual who is an employee of Seller and an officer or director of any Subsidiary to be removed from the employ or Board of Directors (or similar governing body) of such Subsidiary and (y) each Subsidiary that has issued a
                                        -
power of attorney (or similar instrument) to any employee of such Subsidiary or of Seller or its Affiliates to terminate such power of attorney (or similar instrument) as of the Closing Date. As soon as practicable following the Closing, Seller shall take such actions and file such documents as Seller shall deem necessary or appropriate for the purpose of giving notice to all Governmental Authorities of the termination date of such officer's or director's relationship with the Subsidiaries.

     5.8.2     Obligations of Purchaser.  Contemporaneously with the Closing,
               ------------------------
Purchaser shall take such actions as shall be necessary or appropriate to cause each officer of director so removed by Seller to be replaced by an officer or director elected by Purchaser. As soon as practicable following the Closing (but in any event not later than 5 business days following the Closing), Purchaser shall take such actions and file such documents as shall be necessary or appropriate for the purpose of giving notice to all Governmental Authorities of the names of each officer, director and shareholder of the Subsidiaries (including each officer and director elected by Purchaser as provided herein) and such other information with respect to the transactions contemplated by this Agreement as shall be necessary or appropriate, including without limitation all information required by any Governmental Authority with respect to such Governmental Authorities "ownership and control" reporting requirements of the "applicant violator system".

  SECTION 5.9.    Section 338(h)(10) Election.  From and after the Closing,
                  ---------------------------
Seller and Purchaser shall join together in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign tax law) (collectively, a "Section 338(h)(10) Election") with respect to the direct and indirect purchase and sale of the Subsidiaries (other than Yankeetown, Bentley Coal, Kentucky Prince Mining Company and Skyline Coal) hereunder. Purchaser shall indemnify and defend Seller for, and hold Seller harmless from and against, and pay and reimburse Seller for, Purchaser's failure to join with Seller in making the Section 338(h)(10) Election and take such actions in connection therewith as shall be necessary to give effect thereto.

  SECTION 5.10.   Royalty, etc.
                  ------------

     5.10.1    Production Royalty on Fee and Leased Land as of the Closing Date.
               ----------------------------------------------------------------
Subject to the provisions of this Section 5.10, Purchaser shall pay to Seller a royalty as follows:

               (a)  Royalty. Commencing June 1, 2002 and thereafter, Purchaser
                    -------
shall pay to Seller a royalty (the "Royalty") on the production and sale of any and all coal underlying (x) all real property owned by any Subsidiary as of the
                         -
Closing Date, whether such real property is owned in fee simple or otherwise (all such land, the "Fee Land", and all coal underlying the Fee Land, the "Fee Coal"), and (y) all real property held under lease or sublease by any Subsidiary
             -
as of the Closing Date, together with any and all renewals, extensions, replacements or modifications (prior to the expiration or termination of such lease or sublease) of such leases after the Closing Date by any Subsidiary (or assignee or successor thereof) for any reason whatsoever (all such leases, the "Leases", and all coal underlying such leases, the "Leased Coal"; the Fee Coal and the Leased Coal, together with the Coal Components, are collectively referred to herein as the "Coal Reserves").

                      (i) With respect to the Leases, the Royalty payable hereunder is not intended to and shall not apply to any subsequent leasehold estate acquired by a Subsidiary (or assignee or successor thereof) in any Leased Coal covered by a Lease, after the expiration or termination of the current leasehold estate created by said Lease. Notwithstanding the preceding sentence, the Purchaser and the Subsidiaries will not take any action nor permit any omission with the intent of allowing the early expiration or termination of the current leasehold estate in any Leased Coal on all or a portion of a Lease, and thereafter acquiring a subsequent leasehold estate in some or all of said Leased Coal, in an effort to eliminate or avoid the obligations to pay Seller the Royalty.

                      (ii) In addition to the Royalty payable with respect to the Fee Coal and Leased Coal, the Royalty payable hereunder is intended to and shall apply to any gases mixed with the Fee Coal and Leased Coal, together with all gas, solid or liquid components derived from the Fee Coal and Leased Coal (all such gases and components are referred to herein collectively as the "Coal Components").

               (b)  Covenant Running with the Land.  To the maximum extent
                    ------------------------------
permitted by applicable law, the Royalty created by this Subsection 5.10.1 shall be a covenant running with the Coal Reserves and Fee Land and the Leases notwithstanding that this Agreement shall not be recorded in the real estate records offices of any jurisdiction, it being agreed that this Subsection 5.10.1 and the Royalty payable hereunder shall be binding upon the assignees, transferees, sublessees, trustees, receivers, creditors and all other successors of Purchaser and its Affiliates, including the Subsidiaries, that may hold now or in the future any interest in the Coal Reserves.

               (c)  Effective Date; Term.  The Royalty payable hereunder shall
                    --------------------
be effective on the Closing Date, but shall only be due and owing for the production of Coal Reserves from and after June 1, 2002. To the maximum extent permitted by applicable law, the existence of and the obligation to pay the Royalty hereunder shall be perpetual and shall apply to any all production from the Coal Reserves from and after June 1, 2002. If the duration of the Royalty as to all or any portion of the Coal Reserves is void in any jurisdiction for any reason, based on any legal or equitable theory, including the rule against perpetuities, then, in that jurisdiction only, the duration of the Royalty shall be adjusted to the longer of (i) 40 years from the Closing Date and (ii) the
                                                                     --
maximum duration permissible by applicable laws. In the event of any such challenge to the duration, it is the intent of Seller and Purchaser that the duration of the Royalty for the pertinent Coal Reserves subject to the challenge shall be adjusted, rather than voiding, invalidating or rendering unenforceable the Royalty, if possible, in order to achieve to the fullest extent possible the intent of Seller and Purchaser.

               (d)  Royalty Amount and Adjustment.
                    -----------------------------

                         (i) The amount of the Royalty due and owing as of the Closing Date shall be $0.50 per ton of all Fee Coal and Leased Coal sold from coal production in the State of Indiana, Illinois, Ohio or California, and shall be $0.35 per ton of all Fee Coal and Leased Coal sold from coal production in the State of West Virginia, Kentucky or Tennessee (such per ton amounts, the "Base Royalty"). Tonnage shall be determined by use of certified scales, or if certified scales are not utilized or otherwise available, then by procedures standard in the coal industry and mutually agreed to by Seller and Purchaser. If Coal Components are produced and sold, then the Royalty due and owing on all such Coal Components shall be two percent (2.0%) of the gross proceeds received from the sale thereof. Gross proceeds shall include any cash consideration, as well as the value of any non-cash consideration received, without allowance for any deductions of any kind or character. The two percent (2%) Royalty on Coal Components shall not be adjusted and shall remain fixed.

                         (ii) Beginning on June 1, 1999, and on each June 1 thereafter, for so long as any Royalty may be due under this Subsection
     5.10.1 on any Fee Coal or Leased Coal, the Royalty shall be adjusted up or down, but never below the initial Base Royalty set forth in clause (i) above. This annual adjustment shall be made starting June 1, 1999, notwithstanding the fact that the Royalty is not payable except on the production from and sale of Coal Reserves from and after June 1, 2002. Calculation of the adjustment shall be made during May 1999, and during each May thereafter, to be effective for all production of Fee Coal and Leased Coal from and after the immediately following June 1. The Royalty shall be adjusted by multiplying the Base Royalty by a fraction. The denominator of the fraction shall always be the Consumer Price Index for All Urban Consumers (reference base 1982-84=100), unadjusted index, all items, as first published by the United States Department of Labor, Bureau of Labor Statistics ("CPI-U") for the month of March 1998. The numerator of the fraction shall be the CPI-U for March of the year in which the adjustment is being made.

                         (iii) In the event of any dispute regarding the calculation of the adjustment to the Royalty as provided in subclause (ii) above, Purchaser shall continue to pay the Royalty at the previous rate, and after the dispute is finally resolved refunds to Purchaser, or additional Royalty to Seller, as the case may be, shall be paid promptly, together with interest on the amount due at the Interest Rate, compounded monthly. In the event the reference base of the CPI-U is rebased, the CPI-U shall continue to be used by the parties as rebased. If during any May when the Royalty is being adjusted the CPI-U for the preceding March is no longer published or issued by a governmental authority, then Seller and Purchaser shall use such other index as is then generally recognized and utilized for similar determinations of purchasing power. If there is a failure to agree on the replacement index, then the parties hereto authorize a court sitting in equity to select the replacement index, and the provisions in this subclause (iii) regarding payment of the Royalty pending resolution of a dispute shall apply.

               (e)  Royalty Payment on Coal Reserves.
                    --------------------------------

                         (i) The Royalty payable on the Fee Coal and Leased Coal hereunder shall be due on the last business day each calendar month, commencing with July 31, 2002 for each ton of Fee Coal and Leased Coal produced and sold from the Fee Land and the Leases in the immediately preceding calendar month, regardless of when payment by the purchaser of such coal is actually received by Purchaser, any Subsidiary or any other Person.

                         (ii) The Royalty payable on the Coal Components hereunder shall be due on the last business day each calendar month, commencing July 31, 2002, for all Coal Components produced and sold in the preceding calendar month, regardless of when payment by the purchaser of such Coal Components is actually received by Purchaser, any Subsidiary or any other Person. If Coal Components are sold to an Affiliate or a related Person of Purchaser, or sold in any other transaction that results in the gross proceeds therefore being less than fair market value, then the gross proceeds therefore shall be deemed to be the fair market value of the Coal Components. For the purposes of this Subsection, "fair market value" shall be the same as the price received for similar Coal Components in comparable sales that are bona fide, arms-length transactions between a willing buyer and a willing seller, neither of which are under duress to buy or sell. Comparable sales by Purchaser or its Affiliates in bona fide, arms-length transactions may be considered, but are not controlling, in determining fair market value.

               (f)  Agreement Not to Challenge; Modification.  Purchaser will
                    ----------------------------------------
not, and will cause its Affiliates not to, either directly or indirectly challenge or cause any challenge to the validity, scope or enforceability of all or any portion of this Section 5.10, to the Royalty created by this Section 5.10 or to the Production Royalty created under the Royalty Deeds, or the other rights and benefits of Seller and its Affiliates created under this Section 5.10.

               (g)  Royalty Set Off.  It is the intention of the parties hereto
                    ---------------
that the Royalty payable hereunder for each ton of Fee Coal or Leased Coal or each pertinent quantity of Coal Components shall not be duplicative of the Production Royalty payable under the Royalty Deeds. In furtherance thereof, there shall be a credit against the Royalty due and payable by Purchaser under this Subsection 5.10.1 in the amount of any Production Royalty that shall be payable (and actually received) under the Royalty Deeds for the same ton of Fee Coal or Leased Coal or the same pertinent quantity of Coal Components without giving effect to any Person or court declaring or rendering such Royalty Deeds invalid or unenforceable.

               (h)  Royalty Payable Whether any Subsidiary or its Transferee
                    --------------------------------------------------------
Produces Coal or Coal Components. Subject to the provisions of Subsection
--------------------------------
5.10.5, Purchaser's obligation to pay the Royalty shall be unconditional and absolute and shall be payable regardless of whether Coal Reserves shall be produced by (i) any Subsidiary, (ii) Purchaser or any of its Affiliates, (iii)
                                 --                                       ---
any Person to whom any Subsidiary shall have sold, conveyed, leased or otherwise transferred any of the Coal Reserves or (iv) any contract miner of the
                                                   --
Coal Reserves, whether such contract miner shall be producing Coal Reserves from the Leases or Fee Land owned, leased or otherwise held by any Subsidiary or by any transferee or sublessee of such Subsidiary. In furtherance thereof and for the avoidance of doubt, Purchaser hereby acknowledges and agrees that no sale, lease, conveyance, transfer or other disposition of any Lease or Fee Land by any Subsidiary shall have the effect of releasing Purchaser from its obligations to pay the Royalty, and that such obligation shall only be discharged in accordance with the provisions of this Section 5.10; provided however that the parties hereto agree that no Royalty shall be payable on the production and sale of any Coal Reserves covered by any Lease if such Lease expires or terminates by its terms and a leasehold interest is subsequently acquired, as contemplated by Subsection 5.10.1(a)(i) hereof.

               (i)  Royalty Not Affected by Invalidity of Royalty Deeds. Neither
                    ---------------------------------------------------
the declaration or claim by any Person or the decision of any court that one or more Royalty Deeds is invalid or unenforceable, in whole or in part, nor the pendency of any Proceeding with respect to any such claim, shall render unenforceable the Royalty payable by Purchaser hereunder, and Purchaser agrees that it shall continue to be bound by and comply with the provisions of this
Section 5.10 in the event of any such declaration or decision.

     5.10.2    Royalty Buy-Out. If, at any time following the Closing Date, (i)
               ---------------                                               -
any equity securities of the Purchaser shall have been sold or issued in any public or private transaction (other than not more than 50% of Purchaser's equity securities issued to Purchaser's employees pursuant to any stock option plan or executive compensation plan), (ii) Purchaser shall have sold any shares
                                       --
of equity securities of any directly or indirectly owned Person in which Purchaser shall own 20% or more of the equity interests (each, a "Controlled Sub"), (iii) any equity securities of any Controlled Sub shall have been sold or
        ---
issued in any public or private transaction (other than not more than 50% of such Controlled Sub's equity securities issued to such Controlled Sub's, employees pursuant to any stock option plan or executive compensation plan),
(iv) any Controlled Sub shall have sold or otherwise transferred any shares of
 --
equity securities of any of its Controlled Subs, (v) Purchaser shall have sold
                                                  -
or otherwise transferred all or substantially all of its assets, or shall have sold or otherwise transferred a significant portion of its assets not in the ordinary course of business, or (vi) any Controlled Sub shall have sold or
                                 --
otherwise transferred all or substantially all of its assets, or shall have sold or otherwise transferred a significant portion of its assets not in the ordinary course of business, and the effect of any one or more of the transactions described in clauses (i) through (viii), as determined on a cumulative basis and whether in a series of related or unrelated transactions, is that Purchaser and its Controlled Subs, taken as a whole, shall have received aggregate proceeds therefrom (whether in the form of cash or securities (including those not registered under the Securities Act), including without limitation any deferred purchase price or earn-out payments) in excess of $75,000,000, then Purchaser shall give written notice thereto to Seller and shall promptly pay to Seller, by wire transfer of immediately available funds to an account designated by Seller in writing, the amount by which (x) $25,000,000
                                                                 -
exceeds (y) fifty-five percent (55%) of the aggregate of all payments received
         -
by Seller and its Affiliates pursuant to the Royalty Deeds, the Royalty payable pursuant to Subsection 5.10.1 hereof and the Undeveloped Reserves Royalty payable pursuant to Subsection 5.10.3 hereof (the "Royalty Buy-Out Amount"). As soon as practicable following receipt of the Royalty Buy-Out Amount, Seller shall cause the Royalty Deeds to be terminated and shall take such actions as shall be necessary, including the filing of any and all documents with any Governmental Authority, to cause the Subsidiaries to be fully released and discharged from all of their obligations and liabilities under the Royalty Deeds. It is the intention of the parties hereto that any transaction not specifically described in clauses (i) through (vi) but which is structured to enable Purchaser to avoid its royalty buy-out obligation contemplated hereby shall nonetheless be deemed to be a transaction of the type described in clauses
(i) through (vi) and the proceeds thereof shall be taken into account for the purpose of determining whether the $75,000,000 threshold described above has been satisfied. Purchaser shall give Seller notice of the transaction of the type contemplated by clauses (i) through (vi) hereof which results in the aggregate proceeds of all such transactions exceeding $25,000,000, $50,000,000 and $75,000,000 promptly after consummation thereof by Purchaser or such Affiliate, describing in reasonable detail the type of and parties to such transaction, the closing date thereof and the proceeds received in connection therewith. Seller shall have the right, upon not less than 3 days' prior written notice to Purchaser, to inspect the books and records of Purchaser and such Affiliates during normal business hours for the purpose of determining Purchaser's compliance with the provisions of this Section 5.10.2 and to make copies of such books and records, including any agreement, instrument or certificate relating to any such transaction, as Seller shall reasonably request.

     5.10.3    Minimum Royalty Payment on Undeveloped Reserves; Certain Matters
               ----------------------------------------------------------------
Relating to the Production Royalty.  After the Closing, Purchaser shall pay a
----------------------------------
minimum royalty to Seller in respect of the Undeveloped Reserves in accordance with the following provisions:

               (a)  Minimum Undeveloped Reserves Royalty. Purchaser acknowledges
                    ------------------------------------
that the Subsidiaries are obligated to pay the Production Royalty to Seller (or one of its Affiliates) under the Royalty Deeds. In the event that Seller shall not have received payments pursuant to Section 5.10.1 or the Royalty Deeds attributable to the Undeveloped Reserves Royalty at least equal to the amounts set forth below for each of the periods set forth below:

        Undeveloped
      Reserves Royalty                       Period
      ----------------                       ------

                                        Between the Closing Date and
         $1,000,000                     December 31, 2003

                                        Between the Closing Date and
         $2,000,000                     December 31, 2004

                                        Between the Closing Date and
         $3,000,000                     December 31, 2005

                                        Between the Closing Date and
         $4,000,000                     December 31, 2006
then, Purchaser shall pay to Seller a minimum royalty payment (each, a "Minimum Royalty Payment" and, collectively, the "Minimum Royalty Payments") equal to (i)
                                                                              -
in the case of the period ending December 31, 2003, the amount by which $1,000,000 exceeds the Undeveloped Reserves Royalty received by Seller (or its Affiliate) under the Royalty Deeds for the period commencing from the Closing Date and ending December 31, 2003, (ii) in the case of the year ending December
                                    --
31, 2004, the amount by which $2,000,000 exceeds the sum of (x) the Undeveloped
                                                             -
Reserves Royalty received by Seller (or its Affiliate) for the period commencing from the Closing Date and ending December 31, 2004 and (y) the amount received
                                                        -
by Seller under subclause (i) of this sentence, (iii) in the case of the year
                                                 ---
ending December 31, 2005, the amount by which $3,000,000 exceeds the sum of (x)
                                                                             -
the Undeveloped Reserves Royalty received by Seller (or its Affiliate) for the period commencing from the Closing Date and ending December 31, 2005 and (y) the
                                                                          -
amount actually paid Seller under subclauses (i) and (ii) of this sentence,  and
(iv) in the case of the year ending December 31, 2006, the amount by which
 --
$4,000,000 exceeds the sum of (x) the Undeveloped Reserves Royalty received by
                               -
Seller (or its Affiliate) for the period commencing from the Closing Date and ending December 31, 2006 and (y) the amount actually paid Seller under
                              -
subclauses (i), (ii) and (iii) of this sentence. Notwithstanding anything to the contrary contained in this Subsection 5.10.3, all payments required to be made to Seller pursuant to this subclause (a) shall be recoupable against future Undeveloped Reserves Royalty payments. All payments required to be made by Purchaser to Seller under this subclause (a) shall be paid not later than 30 days following the end of the year for which such payment shall accrue by wire transfer of immediately available funds to an account designated by Seller in writing to Purchaser.

               (b)  Minimum Royalty Payments Payable Whether any Subsidiary or
                    ----------------------------------------------------------
its Transferee Produces Coal.  Subject to the provisions of Subsection 5.10.5,
-----------------------------
Purchaser's obligation to pay the Minimum Royalty Payments shall be unconditional and absolute and shall be payable regardless of whether coal from the Undeveloped Reserves shall be produced by (i) any Subsidiary, (ii) Purchaser
                                               -                   --
or any of its Affiliates, (iii) any Person to whom any Subsidiary shall have
                           ---
sold, conveyed, leased or otherwise transferred any of the Undeveloped Reserves or (iv) any contract miner of the Undeveloped Reserves, whether such contract
    --
miner shall be producing coal from the Undeveloped Reserves owned, leased or otherwise held by any Subsidiary or by any transferee or sublessee of such Subsidiary. In furtherance thereof and for the avoidance of doubt, Purchaser hereby acknowledges and agrees that no sale, lease, conveyance, transfer or other disposition of any Undeveloped Reserves by any Subsidiary shall have the effect of releasing Purchaser from its obligations to pay the Minimum Royalty Payments, and that such obligation shall only be discharged in accordance with the provisions of this Subsection 5.10.3.

     5.10.4    Audit and Inspection of Reserves.  Seller and its agents shall
               --------------------------------
have the right, upon not less than 3 business days' prior written notice to Purchaser and at Seller's cost and sole expense, to (i) inspect, audit and copy
                                                     -
the books and records of Purchaser and its Affiliates during normal business hours for the purpose of reviewing tonnage produced from the Coal Reserves (including the Undeveloped Reserves) and such other matters relating thereto

(including any permits or pending permit applications and financial, land, engineering, production, sales and other books and records) or to Purchaser's compliance with the provisions of this Section 5.10 as Seller shall reasonably request and (ii) have access to the mines, the Coal Reserves (including the
             --
Undeveloped Reserves), the Fee Land and land under Lease during normal business hours to review coal mining activities and operations thereon or thereunder (including all activities directly and indirectly related to the production, processing, handling, weighing, sampling, loading or transporting of Coal Reserves and Coal Components). Purchaser shall give Seller 15 days' advance written notice of any pending sale, lease, conveyance, transfer or other disposition of any Coal Reserves (including any Undeveloped Reserves) and shall use its reasonable best to efforts to cause the transferee or lessee thereof to agree, pursuant to an agreement in writing delivered to Seller prior to or contemporaneously with any such sale, lease, conveyance, transfer or other disposition, to be bound by the provisions of this Subsection 5.10.3. The rights granted to Seller under this Subsection 5.10.4 shall be in addition to any rights granted to Seller (or its Affiliate) under the Royalty Deeds.

     5.10.5    Termination of Royalty and Minimum Royalty Payments.  Purchaser's
               ---------------------------------------------------
obligations to pay the Royalty and the Minimum Royalty Payments under Subsections 5.10.1 and 5.10.3 hereof, respectively, shall terminate concurrently upon the earlier of (i) Purchaser's payment of the Royalty Buy-Out Amount
                     -
pursuant to Subsection 5.10.2 hereof and (ii) the receipt by Seller of Royalty
                                          --
payments and Minimum Royalty Payments which, in the aggregate, total $45,454,545.00; provided, however, that all Royalty payments and Minimum Royalty Payments accruing in accordance with the provisions of Subsections 5.10.1 and
5.10.3 hereof, respectively, prior to the date of payment of the Royalty Buy-Out Amount shall remain due and owing by Purchaser hereunder.

     5.10.6    Royalty and Undeveloped Reserves Royalty Payable During Pendency
               ----------------------------------------------------------------
of a Dispute.  During the pendency of any dispute brought by any Person
------------
regarding the validity, scope or enforceability of all or any portion of this
Section 5.10, Purchaser shall continue to pay the Royalty and the Minimum Royalty Payments to Seller as provided in this Section 5.10 except to the extent otherwise directed by a court of competent jurisdiction.

  SECTION 5.11.   Taxes.
                  -----

     5.11.1    Pre-Closing Period.
               ------------------

               (a)  Income Taxes.  Seller will prepare and file or cause to be
                    ------------
prepared and filed all Tax Returns relating to income Tax for each Subsidiary required to be filed for any Taxable period that ends on or before the Closing Date (a "Pre-Closing Tax Period"). Seller will prepare and, if required to do so by applicable law, deliver to Purchaser for signing and filing any Tax Returns relating to income Tax of each Subsidiary with respect to any Pre-Closing Tax Period (including any short or stub period) that have not been filed prior to the Closing Date. Seller will make all payments shown thereon as owing with respect to any such Tax Returns; provided, however, that all income Taxes of the Subsidiaries accruing during the Cash Advance

Period on the pre-tax earnings of the Subsidiaries shall be charged, at the rate of 25% of such pre-tax earnings, as a Cash Advance.

               (b)  Other Taxes.  Seller will prepare and file or cause to be
                    -----------
prepared and filed all Other Tax Returns for each Subsidiary required to be filed during any Pre-Closing Tax Period. Seller will make all payments shown thereon as owing with respect to any such Other Tax Returns; provided, however, that:

                         (i)  to the extent of the aggregate accrual on the
                          -
     March Balance Sheet for Other Taxes, all Other Taxes of a Subsidiary accrued with respect to any Taxable period ending on or before the Balance Sheet Date (a "Pre-Balance Sheet Date Period") and which are paid by the Seller shall be charged as a Cash Advance; and

                         (ii) all Other Taxes of a Subsidiary accrued with
                          --
     respect to a Taxable period other than a Pre-Balance Sheet Date Period and which are paid by the Seller shall be charged as a Cash Advance;

        5.11.2 Post Closing Period.
               -------------------

               (a)  Any Tax Accruing After Closing.  Purchaser will prepare and
                    ------------------------------
file or cause to be prepared and filed all Tax Returns for each Subsidiary that are required to be filed for all Tax periods which begin on or after the Closing Date. Purchaser will pay or cause to be paid all Taxes required to be paid with respect to such Tax Return.

               (b) Other Taxes Accruing During Pre-Closing Tax Period. Purchaser
                   --------------------------------------------------
shall prepare and file or cause to be prepared and filed all Other Tax Returns for each Subsidiary that are required to be filed after the Closing Date with respect to any Pre-Closing Tax Period. Purchaser will pay or cause to be paid all Other Taxes required to be paid with respect to such Other Tax Returns; provided, however, that if Purchaser pays Other Taxes pursuant to this Subsection 5.11.2(b) with respect to a Pre-Balance Sheet Date Period, then to the extent the sum of all such Other Taxes so paid by Purchaser exceeds the aggregate accrual on the March Balance Sheet for Other Taxes, Seller shall promptly reimburse Purchaser for the amount of such excess.

        5.11.3 Straddle Periods.  With respect to any Taxable period that would
               ----------------
otherwise include but not end on the Closing Date, to the extent permissible pursuant to applicable law, Seller will, and Purchaser will cause each Subsidiary to, (a) take all steps as are or may be reasonably necessary, including, without limitation, the filing of elections or returns with applicable Taxing authorities, to cause such period to end on the Closing Date; or (b) if clause (a) is inapplicable, to the extent permitted by applicable law, report the operations of each Subsidiary only for the portion of such period ending on or immediately before the Closing Date in a combined, consolidated, or unitary Tax Return filed by Seller, notwithstanding that such Taxable period does not end on the Closing Date. If clause (b) applies to a Taxable period of a Subsidiary, the portion of such Taxable period included in such return filed by Seller will be treated as a Pre-Closing Tax Period described in Subsection 5.11.1; provided, however, that Purchaser shall be responsible for filing all Tax Returns with respect to all such straddle periods.

If neither clause (a) nor (b) is applicable, then Purchaser and the Subsidiaries shall prepare and file the appropriate Tax Returns, Purchaser shall pay any Taxes with respect thereto, and Seller shall reimburse Purchaser for the portion of any income Taxes shown as due and payable thereon that relate to the portion of such straddle period that ends on the Closing Date.

     5.11.4    Access.  In order to assist Seller in the preparation of all Tax
               ------
Returns that Seller is required to prepare pursuant to this Section 5.11, Purchaser will prepare and deliver, or cause each Subsidiary to prepare and deliver, Seller's standard Federal and state tax return data gathering packages relating to the Subsidiaries not later than 60 days following receipt of such packages from Seller (or sooner, to the extent practicable). In addition to providing such packages, Purchaser will promptly provide or cause to be provided to Seller such other information as Seller may reasonably request (including access to books, records and personnel) in order for the operations of the Subsidiaries to be properly reported in such Tax Returns, for the preparation for any Tax audit or for the prosecution or defense of any claim, suit or proceeding relating to Taxes.

     5.11.5    Refunds and Credits.  Purchaser will pay or cause to be paid to
               -------------------
Seller all refunds, offsets or credits (a) of Other Taxes for which there shall not have existed any accrual on the March Balance Sheet (including any interest thereon) received by Purchaser or any Subsidiary after the Closing Date and attributable to Taxes paid by Seller or any Subsidiary that accrued with respect to any Pre-Balance Sheet Date Period and (b) of income Taxes attributable to income Taxes paid by Seller or any Subsidiary with respect to any Pre-Closing Tax Period. Seller will pay or cause to be paid to Purchaser all refunds, offsets or credits of Other Taxes (including any interest thereon) received by Seller or any Affiliate after the Balance Sheet Date and attributable to Other Taxes paid by Seller or any Subsidiary on behalf of any Subsidiary that accrued with respect to a period after the Balance Sheet Date. Such payment will be made to Seller or Purchaser, as the case may be, within 30 days after receipt of any such refund from or allowance of such credit by the relevant Taxing authority.

     5.11.6    Seller Group Liabilities.  Seller will indemnify, defend and hold
               ------------------------
Purchaser and the Subsidiaries harmless from and against, and pay and reimburse each of them for, any and all Liability for any Taxable period as a result of Treasury Regulation Section 1.1502-6 (or any comparable provision of state or local Law) for Taxes of any Person, other than the Subsidiaries, which is or has been affiliated with the Seller to the extent such Taxes are attributable to periods in which such entity was a member of the Seller Consolidated Group (or affiliated with Seller under such comparable provision of foreign, state or local law).

     5.11.7    Retention of Tax Returns.  Seller and each other member of the
               ------------------------
Seller Consolidated Group shall retain, and Purchaser shall cause the Subsidiaries to retain, all Tax Returns, schedules and work papers, and all material records or other documents relating thereto, until the expiration of the statute of limitations (including any waivers or extensions thereof) with respect to the Taxable periods to which such Tax Returns and other documents relate or until the expiration of any additional period that either Purchaser or Seller, as the case may be, may reasonably request in writing with respect to specifically designated material records or documents. If Seller or any other member of the Seller Consolidated Group, or Purchaser or any of the Subsidiaries, intends to destroy any material and relevant records or documents, Seller or Purchaser, as the case may be, shall provide the other party with advance notice and the opportunity to copy or take possession of such records or documents. The parties hereto will notify each other in writing of any waivers or extensions of the applicable statute of limitations that may affect the period for which the foregoing records or documents must be retained.

     5.11.8    Tax Contests.  In the event any adjustment is made or proposed by
               ------------
a Taxing authority with respect to any Tax subject to this Section 5.11, the person ultimately responsible for paying any additional Tax (the "Controlling Party"), shall have the right to contest, litigate, compromise and settle the Tax Contest with respect thereto. The Controlling Party shall permit the other party and the counsel of its choice to participate in any such contest, litigation, compromise or settlement of any adjustment in such Tax Contest. All costs, including legal and accounting expenses, of any Tax Contest are to be borne by the party incurring such costs.

  SECTION 5.12.   Compensation and Benefits of Employees.
                  --------------------------------------

     5.12.1    Continuation of Employment.  Purchaser shall cause the
               --------------------------
Subsidiaries to (i) continue employment for each Employee to the extent required
                 -
to do so under the notification provisions of the WARN Act, and (ii) abide by
                                                                 --
the provisions of the collective bargaining agreements listed on Schedule 3.11.2, including, if applicable, any obligations with respect to successorship in the ownership of any operations, and with respect to recall to work rights of any individual, whether or not such individual is an active employee at the time of Closing

     5.12.2    Employee Benefit Matters.
               ------------------------

               (a)  Salaried Plan.  Effective as of the Closing, the Employees
                    -------------
shall cease to participate in the Retirement Plan for Salaried Employees of Cyprus Amax Minerals Company (the "Salaried Plan") and each Subsidiary shall cease to be a participating employer thereunder. As of the Closing, the Employees shall be fully vested in their accrued benefits under the Salaried Plan, determined as of the Closing. Effective as of the Closing, the Employees shall accrue no additional benefits under the Salaried Plan and shall accumulate no further years of service thereunder after the Closing. Such accrued benefits shall be distributed to the Employees in accordance with the terms of the Salaried Plan and applicable laws and regulations;

               (b)  Lost Mountain Plan.  Effective as of the Closing, the
                    ------------------
Employees shall cease to participate in the Retirement Plan for Hourly Employees of Cyprus Amax Coal Company - Lost Mountain (the "Lost Mountain Plan") and each Subsidiary shall cease to be a participating employer thereunder. As of the Closing, the Employees shall be fully vested in their accrued benefits under the Lost Mountain Plan, determined as of the Closing. Effective as of the Closing, the Employees shall accrue no additional benefits under the Lost Mountain Plan and shall accumulate no further years of service thereunder after the Closing. Such accrued benefits shall be distributed to the Employees in accordance with the terms of the Lost Mountain Plan and applicable laws and regulations;

               (c)  Roaring Creek Plan.  Effective as of the Closing, the
                    ------------------
Employees shall cease to participate in the Roaring Creek Coal Company Pension Plan for Hourly Employees (the "Roaring Creek Plan"), and the Subsidiaries shall cease to be a participating employer thereunder. As of the Closing, the Employees shall be fully vested in their accrued benefits under the Roaring Creek Plan, determined as of the Closing. Effective as of the Closing, the Employees shall accrue no additional benefits under the Roaring Creek Plan and shall accumulate no further years of service thereunder after the Closing. Such accrued benefits shall be distributed to the Employees in accordance with the terms of the Roaring Creek Plan and applicable laws and regulations;

               (d)  Savings Plan.  Effective as of the Closing, the Employees
                    ------------
shall cease to participate in the Cyprus Amax Minerals Company Savings Plan and Trust (the "Savings Plan"), and each Subsidiary shall cease to be a participating employer thereunder. As of the Closing, the Employees shall be fully vested in their accounts under the Savings Plan. Effective as of the Closing, no further Employee or employer contributions shall be credited to the accounts of the Employees, except as may be required by the terms of the Savings Plan. Account balances shall be distributed to the Employees in accordance with the terms of the Savings Plan and applicable laws and regulations;

               (e)  Purchaser's Pension Plans.  Effective as of Closing,
                    -------------------------
Purchaser shall cause the Subsidiaries to establish or become participating employers in one or more defined benefit pension plans that qualify under
Section 401(a) of the Code. Such plans (the "Purchaser's Pension Plans") shall cover immediately as of the Closing Date each Employee who was a participant in either the Lost Mountain Plan, the Roaring Creek Plan or the Salaried Plan (collectively, "Cyprus Amax's Pension Plans") as in effect immediately prior to the Closing. The Purchaser's Pension Plans shall credit Employees for purposes of eligibility and vesting with years of service for employment with Minerals, the Subsidiaries or any of their Affiliates prior to the Closing as reflected in the records of Cyprus Amax's Pension Plans;

               (f)  Purchaser's Savings Plan.  Effective as of the Closing,
                    ------------------------
Purchaser shall cause the Subsidiaries to establish or become participating employers in a savings plan that qualifies under Sections 401(a) and 401(k) of the Code ("Purchaser's Savings Plan"). Purchaser's Savings Plan shall credit employees for purposes of eligibility and vesting with years of service for employment with Minerals, the Subsidiaries or any of their Affiliates as reflected in the records of the Minerals' Savings Plans and Trust listed on
Schedule 3.11.1;

               (g)  Purchaser's Welfare Plans.  Effective as of the Closing,
                    -------------------------
Purchaser shall cause the Subsidiaries to establish or become participating employers in one or more welfare benefit plans (including plans providing medical, dental, vision care, group term life insurance and a cafeteria plan under Section 125 of the Code with a health care spending account and a dependent care spending account) to provide benefits to the Employees ("Purchaser's Welfare Plans"). Employees and their dependents shall commence participation in Purchaser's Welfare Plans as of the Closing Date. Except as noted in the sentence immediately following this sentence, all claims for benefits of Employees which have not been paid in the normal course of business as of the Closing Date under the Plans that are employee welfare benefit plans as defined in Section 3(1) of ERISA (the "Seller's Welfare Plans") shall be assumed by Purchaser's Welfare Plans, and all claims for services or benefits provided to Employees and their dependents or survivors on and after the Closing Date shall be the sole responsibility of Purchaser, and Seller shall have no liability for any such claims and Purchaser shall indemnify, defend and hold harmless Seller and its Affiliates, and pay and reimburse each of them, therefor. With respect to the claims for benefits under Seller's Welfare Plans for legal services, financial counseling, long term disability, dependent life insurance, and business travel accident insurance, Seller shall indemnify, defend and hold harmless Purchaser, and pay and reimburse Purchaser, therefor;

               (h)  Purchaser's Retiree Plans.
                    -------------------------

                         (i)  Any individual that retires before the Closing
                          -
     Date, provided such individual is otherwise eligible in accordance with the terms of the Plan, shall be entitled to the benefits afforded under the then current retiree medical Plan maintained by Minerals or the Subsidiaries. After the Closing, Purchaser shall not be obligated to provide any retiree medical plan; provided, however, that retiree health care benefits under plans maintained pursuant to a collective bargaining agreement shall be administered, modified or terminated in accordance with the terms of the collective bargaining agreement and the retiree health care plan maintained pursuant thereto.

                         (ii) With respect to former employees of the
                          --
     Subsidiaries not covered by a collective bargaining agreement on the Closing Date, Purchaser shall indemnify and defend Minerals and its Affiliates for, and hold each of them harmless from and against, and pay and reimburse each of them for, all retiree medical benefit obligations and Liabilities of each such former employee provided such former employee was employed by such Subsidiary at its operations in the State of Kentucky or Tennessee, including those former employees and their dependents who are eligible to receive (or are receiving) retiree medical benefits as of the Closing. Effective as of the Closing, Purchaser shall cause the Subsidiaries with retirees and their dependents at current or former operations in the State of Kentucky or Tennessee to establish or become participating employers in one or more retiree medical plans that provide benefits comparable to those medical benefits provided by Minerals to retirees and their dependents on the day immediately preceding the Closing. Seller shall indemnify and defend Purchaser and its Affiliates for, and hold each of them harmless from and against, and pay and reimburse each of them for, all retiree medical benefit obligations and Liabilities of each Employee and former employee of each Subsidiary provided (A) such Employee
                                                               -
     or former employee was employed by such Subsidiary at its operations in the State of West Virginia, Illinois or Indiana, and (B) such Employee or
                                                       -
     former employee separated from service with such Subsidiary prior to the Closing Date. Notwithstanding anything to the contrary contained in this Subsection 5.12.2(h)(ii), Seller shall have no obligation to indemnify and pay and reimburse Purchaser or its Affiliates with respect to any retiree that works (as an employee or contractor) for Purchaser or its Affiliates at any time after the Closing.

                    (iii)   With respect to Employees and former employees of
                     ---
     the Subsidiaries covered by a past or present collective bargaining agreement, for retiree medical benefit plans maintained under collective bargaining agreements and under Section 9711 of the Coal Act, Seller shall indemnify and defend Purchaser and its Affiliates for, and hold each of them harmless from and against, and pay and reimburse each of them for, all retiree medical benefit obligations and Liabilities of each former employee of each Subsidiary who was represented by the United Mine Workers of America at the time of his retirement provided that such former employee ceased to be actively employed by Minerals, the Subsidiaries or their Affiliates prior to the Closing Date. Notwithstanding anything to the contrary contained in this Subsection 5.12.2(h)(iii), Seller shall have no obligation to indemnify and pay and reimburse Purchaser or its Affiliates with respect to any retiree that works (as an employee or contractor) for Purchaser or its Affiliates at any time after the Closing;

               (i)  Severance Plans.  Effective as of the Closing, Purchaser
                    ---------------
shall cause the Subsidiaries to establish or become participating employers in one or more severance pay plans comparable to that of Mineral's severance pay plan as it applies to the Employees on the day immediately preceding the Closing. Purchaser shall indemnify, defend and hold harmless Seller and its Affiliates for, and pay and reimburse each of them for, any and all claims made by any Employee for severance pay and other benefits on account of their severance after the Closing. Purchaser has provided Seller with a list dated May 19, 1998 containing the names of twenty (20) salaried individuals that Purchaser does not want to be employed by any Subsidiary on the Closing Date (the "Excess Staff"). If prior to the Closing Date Seller is not able to place the Excess Staff in other positions within Seller or its Affiliates, then prior to the Closing Date the pertinent Subsidiary shall terminate the employment of all such Excess Staff not so placed. Seller hereby assumes and shall indemnify and defend Purchaser and its Affiliates (including the Subsidiaries) for, and hold each of them harmless from, and pay and reimburse each of them for, the payment of any and all severance benefits to which the Excess Staff are entitled under the Plans;

               (j)  Multi-employer Plans.  Except as otherwise expressly
                    --------------------
provided in this Agreement, effective as of the Closing, Purchaser shall cause the Subsidiaries to comply with and discharge all obligations and Liabilities under or arising out of the Multi-employer Plans, including any obligations and Liabilities arising under the labor agreements listed on Schedule 3.11.2;

               (k)  Workers' Compensation and Black Lung.
                    ------------------------------------

                         (i)  Notwithstanding anything to the contrary under
                          -
     applicable Law or by action of a Governmental Authority, effective as of the Closing Date and subject to the provisions of this clause (k), Purchaser hereby assumes and shall indemnify and defend Seller and its Affiliates for, and hold each of them harmless from and against, and pay and reimburse each of them for, any and all past, present or future Liabilities, Losses, premiums, audits, assessments or other obligations relating to or arising out of Workers' Compensation Liabilities, Black Lung Liabilities and Black Lung Benefit Obligations in respect of the Business, including any past, present or future employee of any Subsidiary.

                         (ii) Notwithstanding anything to the contrary under
                          --
     applicable Law or by action of a Governmental Authority, and notwithstanding anything to the contrary contained in subclause (i) of this clause (k), effective as of the Closing Date and subject to the provisions of subclause (iii) of this clause (k), Seller hereby assumes direct liability for and shall indemnify and defend Purchaser and the Subsidiaries for, and hold each of them harmless from and against, and pay and reimburse each of them for, all Liabilities, Losses, premiums, audits, assessments or other obligations relating to or arising out of:

                              (A)  Workers' Compensation Liabilities in respect
                               -
          of (1) any claim filed on or prior to the Closing Date by any employee
              -
          (including any former employee) of any Subsidiary that was employed by such Subsidiary at its operations in the State of West Virginia (unless such Subsidiary subscribed to the West Virginia Workers' Compensation Fund), Illinois or Indiana or by Amax Coal Company at its operations in western Kentucky, but only to the extent such claims relate to the death of such employee or the permanent total disability of such employee, all of which claims are specifically set forth on
          Schedule 5.12.2(k)(ii)(A), and (2) any claim filed by any employee of
                                          -
          any Subsidiary (whether such claim is filed on, prior to or after the Closing Date) to the extent such claim arises out of such employee's employment at the Castle Gate Mine, Wabash Mine, Delta Mine or Ayrshire Mine; and

                              (B)  Black Lung Liabilities and Black Lung Benefit
                               -
          Obligations in respect of (1) any claim filed on or prior to the
                                     -
          Closing Date by any employee (including any former employee) of any Subsidiary that was employed by such Subsidiary at its operations in the State of West Virginia (unless such Subsidiary subscribed to the West Virginia Workers' Compensation Fund), Illinois or Indiana or by Amax Coal Company at its operations in western Kentucky, but only to the extent such claim (x) has been awarded by any Governmental
                                 -
          Authority as of the Closing Date and such award is final and non-appealable or (y) has been awarded by any Governmental Authority as of
                         -
          the Closing Date and is the subject of a pending Proceeding or has not been awarded by any Governmental Authority as of the Closing Date but is the subject of a Proceeding, all of which claims are specifically set forth on Schedule 5.12.2.(k)(ii)(B), and (2) any claim filed by
                                                        -
          any employee of any Subsidiary (whether such claim is filed on, prior to or after the Closing Date) to the extent such claim arises out of such employee's employment at the Castle Gate Mine, Wabash Mine, Delta Mine or Ayrshire Mine.

                         (iii)  The parties hereto agree that Seller shall have
                          ---
     no liability for any Black Lung Liabilities and Black Lung Benefit Obligations under clause (k)(ii)(B)(1) of this Section 5.12.2 for or with respect to (A) any new claim that is filed after the Closing Date by any
                 -
     employee of any Subsidiary, regardless of whether such employee has previously filed a claim for which Seller has agreed to indemnify Purchaser pursuant to such clause (k)(ii)(B)(1), (B) any claim that is filed after
                                             -
     the Closing Date by an employee of such Subsidiary if such claim constitutes the re-filing or resubmission of a claim that has been previously denied, (C) any claim for the reopening, expansion or
                         -
     modification with respect to any previously awarded claim, or (D) any claim
                                                                    -
     covered by such clause (k)(ii)(B)(1) if the employee as to which such claim relates shall be employed by any Subsidiary for a period of twelve (12) months or more following the Closing Date (in which case Seller shall have no liability for such claim from and after such 12 month period).

                         (iv)   Purchaser, for itself and its Affiliates
                          --
     (including, as of the Closing Date, the Subsidiaries) hereby expressly acknowledges and agrees that none of them are acquiring, as a result of the transactions contemplated hereby, and none of the Subsidiaries are retaining, any past, present or future rights to, interests in or ability to assert or file claims against or seek reimbursement from the Cyprus Amax Minerals Company Black Lung Benefits Trust (the "Black Lung Trust") or the assets thereof, and Purchaser, on behalf of itself and each of them, hereby irrevocably and unconditionally waives, releases and relinquishes any and all such rights, interests and claims of every kind or character with respect to the Black Lung Trust. Purchaser shall not, and shall cause each of its Affiliates (including, as of the Closing Date, the Subsidiaries) and its and their respective representatives, agents, receivers, trustees and creditors not to, make any claim against or seek reimbursement from the Black Lung Trust or its trustee under any circumstances whatsoever. For the avoidance of doubt, the parties hereto agree that the Black Lung Trust is to be an asset owned exclusively and in its entirety by Minerals for the sole and exclusive benefit of Minerals and its Affiliates (other than the Subsidiaries). For the purposes of this subclause (iv), all references to the Black Lung Trust shall be deemed to include any past, present or future trust agreement, investment agreement or other agreement or instrument directly or indirectly relating thereto.

                         (v)    In the event that after Closing Seller and
                          -
     Purchaser shall in good faith disagree as to which party is responsible for a claim with respect to any Workers' Compensation Liabilities or Black Lung Liabilities and Black Lung Benefit Obligations, Purchaser agrees to assume the defense of such claim during the pendency of such dispute provided Seller is in good faith proceeding to resolve such dispute with Purchaser. Upon a determination that Seller is responsible for such claim, then Seller shall promptly reimburse Purchaser for all Losses incurred by Purchaser in connection therewith in accordance with the indemnification provisions contained in Article VIII hereof, together with simple interest thereon at the Interest Rate computed based on a 360 day year, actual days elapsed.

                         (vi)   Without limiting the obligations of Purchaser
                          --
     under Sections 5.15 and 5.17 hereof, as of the Closing Date Purchaser shall have taken all such actions as shall be necessary to obtain and put in place for the Subsidiaries and their respective operations all required subscriptions to state funds, insurance, self-insurance, bonding, guarantees and other coverage of any kind or character required to be maintained by the Subsidiaries under any applicable Law related to Workers' Compensation Liabilities or Black Lung Liabilities and Black Lung Benefit Obligations (collectively, the "Required Coverages"). Except with respect to Dunn Coal & Dock (which is a subscriber to the West Virginia Workers' Compensation Fund and as to which Purchaser shall assume the account and remain in such fund as a successor employer), Purchaser may select in its sole discretion the method or type of Required Coverage so long as such Required Coverage accomplishes the intention of the parties under this Subsection 5.12.2(k). The actions required to be taken as of the Closing Date by Purchaser under this clause (vi) shall be sufficient, as determined in the reasonable judgment of Seller, to ensure Seller that no Governmental Authority shall have the right to impose any Liability or Losses on Seller or its Affiliates after the Closing for any item or matter assumed by Purchaser under this Subsection 5.12.2(k).

                         (vii)  Minerals and its Affiliates, together with the
                          ---
     Black Lung Trust and any trustee or investment advisor thereof, are intended third party beneficiaries of this Subsection 5.12.2 and shall have the right to enforce the benefits intended to be conferred upon each of them under this Subsection 5.12.2 as though they were parties to this Agreement.

                    (l) Purchaser shall indemnify and defend Seller and its Affiliates for, and hold each of them harmless from and against, and pay and reimburse each of them for, all Liabilities related to the Subsidiaries' obligations under the Coal Act (or any subsequently enacted statutory or regulatory liability or levy for health and death benefits for those individuals deemed eligible beneficiaries for purposes of the Coal Act) that become due after the Closing Date, except for those retiree health care obligations of the Subsidiaries under Section 9711 of the Coal Act specifically retained by Seller under subclause (h)(iii) of this Subsection 5.12.2. Notwithstanding anything to the contrary contained in this Subsection 5.12.2(l), during the twelve (12) month period commencing June 15, 1998 and ending June 14, 1999, and for the three (3) succeeding twelve (12) month periods (June 15, 1999 - June 14, 2000; June 15, 2000 - June 14, 2001; June 15, 2001 - June 14, 2002), should the
Subsidiaries pay in the aggregate during any such twelve (12) month period more than $1,200,000.00 in total premiums pursuant to Sections 9712(d)(1)(A) and (B) of the Coal Act, then Seller shall promptly reimburse to Purchaser the amount of the excess over $1,200,000.00. After the twelve (12) month period ending June 15, 2002, this reimbursement obligation of Seller shall cease and no longer be applicable. Should Purchaser wish to make a claim for reimbursement pursuant to this

Subsection 5.12.2(l), then it shall provide Seller with written notice and attach supporting documentation to substantiate said premium payments in excess of $1,200,000.00.

               (m) With respect to represented, hourly Employees, their rights to disability payments, if any, shall be governed by the terms of any collective bargaining agreements to which the Subsidiaries are now or hereafter a party. With respect to salaried and non-represented hourly employees that are receiving short term disability payments as of the Closing Date, Purchaser assumes direct liability for, and shall indemnify and defend Seller and its Affiliates for, and hold each of them harmless from and against, and pay and reimburse each of them for, any and all payments due said Employees, or other Loss relating to and arising under the terms of the Mineral's short term disability plan currently in place. With respect to salaried and non-represented hourly employees that (i)
                                                                           -
are receiving long term disability payments as of the Closing Date, or (ii) are
                                                                        --
receiving short term disability payments as of the Closing Date, and thereafter become eligible for long term disability in accordance with the applicable Plan, Seller assumes direct liability for, and shall indemnify and defend Purchaser and its Affiliates for, and hold each of them harmless from and against, and pay and reimburse each of them for, any and all payments due said Employees, or other Loss relating to or arising under the terms of the Minerals long term disability plan currently in place.

               (n)  Except as otherwise provided in Section 5.12 of this
Agreement:

                         (i)   Seller shall indemnify and defend Purchaser and
                          -
     the Subsidiaries for, and hold each of them harmless from and against, and pay and reimburse each of them for, any and all claims, Liabilities, Losses, payments, premiums, audits, assessments or other obligations relating to, or arising out of, the Plans; and

                         (ii)  Purchaser shall indemnify and defend Seller and
                          --
     its Affiliates for, and hold each of them harmless from and against, and pay and reimburse each of them for, any and all claims, Liabilities, Losses, payments, premiums, audits, assessments or other obligations relating to, or arising out of, the pension benefit plans, whether or not tax-qualified, welfare benefit plans, fringe benefit plans, or any policies, procedures, plans, funds, programs or payroll practices, including without limitation, those maintained by Purchaser or its Affiliates, including the Subsidiaries, on and after the Closing Date.

     SECTION 5.13.  HSR Act Notification.  Unless the notification and report
                    --------------------
referred to in this sentence shall have been filed prior to the execution hereof, Seller and Purchaser shall, as promptly as practicable, but in no event later than ten business days after the date of this Agreement, file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") the notification and report form required for the transactions contemplated hereby pursuant to the HSR Act and request early termination of the statutory waiting period thereunder. Seller and Purchaser shall furnish to each other such necessary information and reasonable assistance as may be requested in connection with the preparation of any filing required to be made under the HSR Act. Seller and Purchaser shall use all reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation and to obtain as promptly as practicable any clearance required under the HSR Act for the transactions contemplated hereby.

     SECTION 5.14.  Fees and Expenses. Except as otherwise specifically provided
                    -----------------
in this Agreement, Seller and Purchaser shall bear their own fees and expenses incurred in connection with this Agreement and in connection with all obligations required to be performed by each of them under this Agreement.

     SECTION 5.15.  Guarantees.
                    ----------

          5.15.1  Replacement of Corporate Guarantees; Indemnification after
                  ----------------------------------------------------------
Closing.
--------

                  (a)  Replacement of Corporate Guarantees.  Purchaser shall use
                       -----------------------------------
commercially reasonable efforts to replace and cause Seller and its Affiliates (other than the Subsidiaries) to be discharged from, effective as of the Closing Date, all corporate guarantees and indemnities issued by Seller or any of its Affiliates (other than the Subsidiaries) on behalf of any Subsidiary including, without limitation, all corporate guarantees and indemnities set forth on
Schedule 5.15.1 (including any supplement to Schedule 5.15.1 on account of any corporate guarantee or indemnity issued by Seller or its Affiliates (other than the Subsidiaries) and on behalf of any Subsidiary during the Interim Period). With respect to all such corporate guarantees and indemnities listed on Schedule
5.15.1 which are not, as of the Closing Date, replaced with corporate guarantees or indemnities of Purchaser, Purchaser shall continue to use its commercially reasonable efforts to replace and cause Seller and its Affiliates (other than the Subsidiaries) to be discharged from their respective Liabilities under such guarantees and indemnities; provided, however, that Purchaser shall have no obligation to replace any such guarantee or indemnity (x) to the extent that
                                                       -
acceptance of such replacement guarantee or indemnity by the beneficiary thereof shall be conditioned upon the amendment of the underlying obligation to which such guarantee or indemnity relates or waiver by any Subsidiary of any rights in respect of such underlying obligation and (y) as a result of such amendment or
                                           -
waiver such underlying obligation would contain terms and conditions that are less favorable in any material respect than the terms and conditions of such underlying obligation as in existence on the Closing Date.

                  (b)  Indemnification After Closing.  Purchaser shall
                       -----------------------------
indemnify and defend Seller and its Affiliates (other than the Subsidiaries) for and hold Seller and such Affiliates harmless from and against, and pay and reimburse Seller and such Affiliates for, any and all Liabilities of Seller or such Affiliates, as the case may be, in respect of any corporate guarantee or indemnity issued by Seller or such Affiliates on behalf of any Subsidiary (including any such corporate guarantee or indemnity set forth on Schedule
5.15.1 (or any supplement thereof)) (i) arising out of a payment by Seller or
                                     -
such Affiliate under such guarantee or indemnity after the Closing Date or (ii)
                                                                            --
any Proceeding arising out of or relating to such guarantee or indemnity; provided, however, that neither Seller nor its Affiliates shall be entitled to indemnification under this clause (b) to the extent the Liabilities in respect of such corporate guarantee or indemnity shall arise out of or relate to the Excluded Assets or Excluded Liabilities or to an Unrelated Business. Any payment required to be made by Purchaser under this clause (b) shall be made within ten (10) business days of Purchaser's receipt of written notice from Seller or such Affiliate describing in reasonable detail the amount then due.

     5.15.2    Reimbursement During Interim Period.  In addition to Purchaser's
               -----------------------------------
obligations under Subsection 5.15.1, effective as of the Closing Date, Purchaser shall indemnify and defend Seller and its Affiliates (other than the Subsidiaries) for and hold Seller and such Affiliates harmless from and against, and pay and reimburse Seller and such Affiliates for, any and all Liabilities of Seller or such Affiliates, as the case may be, arising out of (i) any payment
                                                               -
made by Seller and such Affiliates during the Interim Period under any corporate guarantee or indemnity issued by Seller or such Affiliates on behalf of any Subsidiary, including without limitation any such corporate guarantee or indemnity set forth on Schedule 5.15.1 (including any supplement to Schedule
5.15.1 on account of any corporate guarantee or indemnity issued by Seller or such Affiliates and on behalf of any Subsidiary during the Interim Period) and
(ii) any Proceeding relating to any such corporate guarantee or indemnity;
 --
provided, however, that neither Seller nor its Affiliates shall be entitled to indemnification under this clause (c) to the extent the Liabilities in respect of such corporate guarantee or indemnity shall arise out of or relate to the Excluded Assets or Excluded Liabilities or to an Unrelated Business. Seller shall deliver written notice to Purchaser at least two (2) business days prior to the Closing (except with respect to any payment made by Seller and such Affiliates within two (2) business days of Closing, in which case Seller shall deliver written notice thereof as soon as practicable prior to Closing) describing in reasonable detail the amounts due Seller and such Affiliates under this Subsection 5.15.2 as of the Closing Date, and Purchaser shall pay such amount to Seller at Closing, to an account designated by Seller in writing prior to the Closing, by wire transfer of immediately available funds.

     5.15.3    Third Party Beneficiaries.  All Affiliates of Seller that are
               -------------------------
liable under any corporate guarantee or indemnity obligation referenced in this
Section 5.15 (other than the Subsidiaries) are intended third party beneficiaries of this Section 5.15 and shall have the right to enforce the benefits intended to be conferred upon each of them under this Section 5.15 as though they were parties to this Agreement.

  SECTION 5.16.   Name Changes.  No later than ten (10) business days following
                  ------------
the Closing Date, Purchaser shall amend the certificate of incorporation or other organization document of each Subsidiary to remove the word "Cyprus Amax," "Cyprus" or "Amax" or any similarity or reference thereto. The new corporate or partnership name of the Subsidiaries adopted by Purchaser shall not contain any word or words confusingly similar to "Cyprus Amax", "Cyprus" or "Amax." No later than 90 days following the Closing Date, Purchaser shall remove the marks and names "Cyprus Amax", "Cyprus" or "Amax" and the logo "C" with two lions appearing therein and any other words, names or symbols proprietary to Seller, from all tangible and intangible properties, real and personal, acquired by Purchaser hereunder.

  SECTION 5.17.   Surety Bonds.
                  ------------

     5.17.1    Replacement of Surety Bonds; Indemnification after Closing;
               -----------------------------------------------------------
Collateral; Fee; Refund of Premiums.
-----------------------------------

        (a) Replacement of Surety Bonds.   At the Closing, Purchaser shall post
            ---------------------------
a replacement letter of credit or surety bond in respect of each letter of credit and surety bond issued for the account of Minerals or any of its Affiliates (including the Subsidiaries) on behalf of any Subsidiary and listed on Schedule 5.17.1 (including any supplement to Schedule 5.17.1 on account of any letter of credit or surety bond issued for the account of Minerals or any of its Affiliates (including the Subsidiaries) on behalf of any Subsidiary during the Interim Period (collectively, the "Scheduled Bonds").

        (b) Indemnification after Closing; Collateral.   Purchaser shall
            -----------------------------------------
indemnify and defend Minerals and its Affiliates for and hold Minerals and its Affiliates harmless from and against, and pay and reimburse Minerals and its Affiliates for, any and all Liabilities of Minerals and its Affiliates, as the case may be, in respect of all letters of credit and surety bonds issued for the account of Minerals and its Affiliates and on behalf of any Subsidiary (i)
                                                                        -
arising out of a draw made by any beneficiary of such letter of credit or surety bond after the Closing Date or (ii) any Proceeding arising out of or relating to
                                --
such letter of credit or surety bond; provided, however, that neither Minerals nor its Affiliates shall be entitled to indemnification under this Subsection
5.17.1 to the extent the Liabilities in respect of such letter of credit or surety bond shall arise out of or relate to the Excluded Assets or Excluded Liabilities or to an Unrelated Business. Any payment required to be made by Purchaser under this clause (b) shall be made within ten (10) business days of Purchaser's receipt of written notice from Minerals or such Affiliate describing in reasonable detail the amount then due. On the Closing Date, Purchaser shall deliver to Seller a surety bond, substantially in the form of Exhibit E hereto and from a surety or financial institution reasonably acceptable to Seller, as collateral security for Purchaser's obligations under this clause (b) (the "Purchaser Surety Bond"). The Purchaser Surety Bond shall be issued initially in the face amount equal to $15,000,000 and shall permit Seller to make draws thereunder from time to time. In the event that Purchaser shall have failed from time to time to make any payment required to be made by Purchaser to Minerals or its Affiliates, as the case may be, under this clause (b), Purchaser hereby irrevocably authorizes Seller, on behalf of itself or Minerals or its Affiliates, as the case may be, to draw down under the Purchaser Surety Bond in the amount then due Minerals or its Affiliates, as the case may be, pursuant to this clause (b). Not earlier than sixty (60) days following the Closing, and thereafter upon the expiration of each calendar month, Purchaser shall have the right, at its option, to replace the Purchaser Surety Bond delivered at Closing provided that (1) the replacement surety bond shall be issued by a surety or
               -
financial institution reasonably acceptable to Seller and shall contain terms and conditions (except as to amount) identical in all material respects to the Purchaser Surety Bond then in effect, and (2) the replacement surety bond shall
                                           -
be issued in a face amount equal to not less than ten percent (10%) of the aggregate amount of all then outstanding Scheduled Bonds (it being agreed that in no event shall such replacement surety bond be issued in a face amount equal to less than $2,000,000), in which case such replacement surety bond shall be deemed to be the "Purchaser Surety Bond" for all purposes of this Section 5.17. Upon the delivery to Seller of such replacement surety bond, Seller shall return to Purchaser for cancellation the Purchaser Surety Bond then being replaced. A Scheduled Bond shall be deemed to be outstanding until such time as the beneficiary thereof has provided Seller with written documentation sufficient to cause the surety or financial institution to fully and completely release and discharge Minerals or its Affiliate (or any Subsidiary, if applicable) from the Scheduled Bond, and the Scheduled Bond has been returned to Seller.

        (c) Fee.  With respect to all Scheduled Bonds that are not replaced by
            ---
Purchaser within one hundred eighty (180) days following the Closing Date and resulting in a full and complete release of Mineral's and its Affiliates liabilities with respect thereto, Purchaser shall pay to Seller a monthly fee on the average daily maximum contingent amount outstanding under such Scheduled Bonds during the applicable month (the "Average Contingent Amount"). The fee payable by Purchaser hereunder shall equal one-half of one percent (0.5%) of the Average Contingent Amount. Any fee payable by Purchaser pursuant to this clause
(c) shall become due and payable on the first day following the month (or portion thereof) in which such fee shall have accrued and shall be computed on a per annum basis based on a 360 days year, actual days elapsed.

     5.17.2    Reimbursement During Interim Period.  In addition to Purchaser's
               -----------------------------------
obligations under Subsection 5.17.1, effective as of the Closing Date, Purchaser shall indemnify and defend Minerals and its Affiliates for and hold Minerals and its Affiliates harmless from and against, and pay and reimburse Minerals and its Affiliates for, any and all Liabilities of Minerals or its Affiliates (including, prior to the Closing, the Subsidiaries) arising out of (i) any draw
                                                                    -
made by any beneficiary during the Interim Period under any letter of credit or surety bond issued for the account of Minerals or its Affiliates (including the Subsidiaries) and on behalf of any Subsidiary (including without limitation any letter of credit or surety bond listed on Schedule 5.17.1 (including any supplement to Schedule 5.17.1 on account of any letter of credit or surety bond issued for the account of Minerals or its Affiliates (including, prior to the Closing, the Subsidiaries) and on behalf of any Subsidiary during the Interim Period) and (ii) any Proceeding relating to or arising out of such letter of
             --
credit or surety bond; provided, however, that neither Minerals nor its Affiliates shall be entitled to indemnification under this Subsection 5.17.2 to the extent the Liabilities in respect of such letter of credit or surety bond shall arise out of or relate to the Excluded Assets or Excluded Liabilities or to an Unrelated Business. Seller shall deliver written notice to Purchaser at least ten (10) business days prior to the Closing (except with respect to any draw that shall have occurred within ten (10) business days of Closing, in which case Seller shall deliver written notice thereof as soon as practicable prior to Closing) describing in reasonable detail the amounts due Minerals and its Affiliates under this Subsection 5.17.2 as of the Closing Date, and Purchaser shall pay such amount to Seller (on behalf of Minerals and its Affiliates) at Closing, to an account designated by Seller in writing prior to the Closing, by wire transfer of immediately available funds.

     5.17.3    Refund of Premiums.  All funds in respect of premiums that are
               ------------------
refunded by the issuer of any letter of credit or surety bond on account of the replacement by Purchaser of such letter of credit or surety bond as provided by clause (a) of Subsection
5.17.1 shall be for the account of Seller and its Affiliates. Purchaser shall pay over or cause any Subsidiary to pay over to Seller any such refunds received by any Subsidiary after the Closing promptly upon receipt of such refunds by such Subsidiary.

     5.17.4    Cooperation for Replacement of Bonds.
               ------------------------------------

        (a) Following the Closing, the parties hereto shall cooperate and cause their respective Affiliates to cooperate for the purpose of giving effect to the replacement of the letters of credit and surety bonds contemplated by this
Section 5.17 and the full and complete release of Minerals' and its Affiliates' liabilities with respect thereto. In furtherance thereof, each party hereto shall (i) prepare and submit such documents and applications and provide such
       -
information (including financial information) to financial institutions and insurance companies as shall be necessary or appropriate, and (ii) cooperate
                                                               --
with such reasonable requests of the beneficiaries of all letters of credit and surety bonds required to be replaced hereunder.

        (b) The parties hereto acknowledge that some of the Scheduled Bonds requiring replacement by Purchaser under Subsection 5.17.1 secure both liabilities of the Subsidiaries that are not retained by Seller and, in addition, liabilities in respect of the Excluded Assets and Excluded Liabilities or other Liabilities retained by Seller under this Agreement, including certain Workers' Compensation Liabilities, Black Lung Liabilities and Black Lung Benefit Obligations retained by Seller under Subsection 5.12.2(k) hereof. In such event, the parties hereto further acknowledge that Minerals and its Affiliates may not be released from their liability in respect of such Scheduled Bonds until both Purchaser and Seller or their respective Affiliates deliver such credit support instruments as are, in the aggregate, sufficient in the judgment of the beneficiaries of such Scheduled Bonds to collateralize the obligations secured thereby. Without limiting the generality of clause (a) of this Subsection 5.17.4, Purchaser and Seller hereby agree to cooperate with each other for the purpose of causing the replacement of such Scheduled Bonds including, in the case of Seller, causing to be issued surety bonds or other credit support instruments in respect of the Excluded Assets and Excluded Liabilities or other Liabilities retained by Seller under this Agreement, including certain Workers' Compensation Liabilities, Black Lung Liabilities and Black Lung Benefit Obligations retained by Seller under Subsection 5.12.2(k) hereof, in form and substance reasonably acceptable to the beneficiaries of such Scheduled Bonds, in connection Purchaser's obligations to post replacement surety bonds and letters of credit pursuant to Subsection 5.17.1(a) hereof.

     5.17.5    Third Party Beneficiaries.  Minerals and all other Affiliates of
               -------------------------
Seller are intended third party beneficiaries of this Section 5.17 and shall have the right to enforce the benefits intended to be conferred upon each of them under this Section 5.17 as though they were parties to this Agreement.

  SECTION 5.18.   Special Provisions Relating to Financial Matters.
                  ------------------------------------------------

     5.18.1    Close of Books and Records as of Balance Sheet Date.  The parties
               ---------------------------------------------------
hereto agree that the Business shall be operated and conducted for the account of Purchaser from and after April 1, 1998. In furtherance thereof, Seller shall establish separate books and records for each Subsidiary and cause such books and records to be maintained, commencing April 1, 1998 and ending on the Closing Date (the "Cash Advance Period"), in accordance with Seller's Accounting Principles. The parties hereto agree that all cash and cash equivalents of the Subsidiaries (other than Yankeetown) as at the Balance Sheet Date shall be for the account of and shall be retained by Seller. Purchaser and Seller hereby agree that Seller shall have no Liability to Purchaser in connection with the transactions contemplated hereby arising out of or resulting from Seller's management of the operations and business of the Subsidiaries during the Cash Advance Period except to the extent of Seller's willful misconduct, and Purchaser hereby releases Seller from any Liability for such management and agrees that it shall not institute any Proceeding against Seller on account of such management of such operations and business.

     5.18.2    Financial Reports.  Within 25 days following the end of each
               -----------------
monthly accounting period beginning with the monthly accounting period ending April 30, 1998 (it being agreed that, with respect to any such monthly accounting period ending prior to the execution of this Agreement, Seller shall deliver to Purchaser the statements required by this Subsection 5.18.2 for such month or months contemporaneously with the execution hereof provided such monthly accounting period shall have ended 25 days prior to the execution hereof), Seller shall deliver to Purchaser an unaudited financial report of the Subsidiaries on a consolidated basis (excluding the Excluded Assets and Excluded Liabilities), which report shall be prepared in accordance with Seller's Accounting Principles and which shall include (i) a balance sheet as of the last
                                               -
day of such monthly accounting period, (ii) an income statement for such monthly
                                        --
accounting period and (iii) a statement showing the Net Cash Advance Balance for
                       ---
such monthly accounting period.

     5.18.3    Cash Advances.  During the Cash Advance Period, all working
               -------------
capital requirements of the Business shall be advanced by Seller or Minerals to the Subsidiaries, as applicable, in the form of a cash advance (each, a "Cash Advance" and, collectively, the "Cash Advances"). Seller shall continue to manage the working capital requirements of the Subsidiaries and the cash balances maintained in Seller's, Minerals' and the Subsidiaries' bank accounts in a manner consistent with Seller's past treasury practices and procedures. In furtherance thereof, all receivables and other amounts received by the Subsidiaries or by Seller or by Minerals on behalf of the Subsidiaries (including cash deposited into any lockbox maintained by or on behalf of any Subsidiary) shall be swept into Seller's main disbursement account and may be used by Seller or Minerals to satisfy and discharge obligations of the Subsidiaries, including the funding of any Cash Advance, as well as any obligation of the Seller or applied in any other manner consistent with Seller's past practices. The books and records of Seller or Minerals, as the case may be, shall reflect the amount of all receivables received by Seller, Minerals or the Subsidiaries during the Cash Advance Period and the amount of all Cash Advances made by Seller or Minerals to or on behalf of the Subsidiaries during the Cash Advance Period, and the net amount thereof (exclusive of any (i)
                                                                       -
receivable to which Seller or its Affiliates (other than the Subsidiaries) shall be entitled to retain in accordance with the provisions of this Agreement (including all receivables in respect of the Excluded Assets and

Excluded Liabilities) and (ii) Cash Advance in respect of any Liability
                           --
attributable to the Excluded Assets and Excluded Liabilities) shall constitute the "Net Cash Advance Balance."

     5.18.4    Certain Services Following the Balance Sheet Date.  During the
               -------------------------------------------------
Cash Advance Period, Seller and its Affiliates (other than the Subsidiaries) shall continue to provide certain administrative and other support services to and on behalf of the Subsidiaries consistent with past practices, including services in respect of treasury management, accounting, maintenance and administrative computer applications, insurance coverage and risk management, organizational services and benefit plan administration, land administration, capital and materials procurement, environmental and legal. All charges for such services shall be allocated to the Subsidiaries as Cash Advances in a manner consistent with Seller's past practices and recorded on the books and records of Seller. Except as to the extent any such services are provided by Seller to Purchaser after Closing pursuant to the Transition Services Agreement, Seller and such Affiliates shall cease to provide such services to the Subsidiaries following the Closing.

     5.18.5    Cash at Closing.  Contemporaneously with the Closing, Seller
               ---------------
shall deposit, by wire transfer of immediately available funds, an amount of cash equal to $10,000,000.00 (such amount, the "Closing Deposit") into a bank account designated in writing by Purchaser to Seller at least 2 business days prior to the Closing. The Closing Deposit shall be recorded on the books and records of Seller as a Cash Advance.

     5.18.6    Post Closing Statement.  Not later than 25 days following the
               ----------------------
Closing, Seller shall prepare and deliver to Purchaser an unaudited financial report (the "Closing Statement") as of the Closing Date of the Subsidiaries on a consolidated basis (excluding the Excluded Assets and Excluded Liabilities), which report shall be prepared in accordance with Seller's Accounting Principles and which shall include (i) a balance sheet, (ii) an income statement, and (iii)
                         -                    --                            ---
a statement showing the Net Cash Advance Balance. The income statement referred to in clause (ii) of this Subsection 5.18.6 shall be net of, and shall contain a line item showing, the Federal and state income Taxes accruing on the pre-tax earnings of the Subsidiaries during the Cash Advance Period, which Taxes shall be equal to the product of 25% multiplied by the amount of such pre-tax earnings. The aggregate amount of such income Tax accrual shall be charged to the Subsidiaries as a Cash Advance and reflected on the books and records of Seller. At the request of Seller, Purchaser shall cause the Subsidiaries at their expense to assist in the preparation of the Closing Statement and, in furtherance thereof, to perform such accounting closing functions and procedures as shall be requested by Seller.

     5.18.7    Cash Advance Adjustment, etc.
               ----------------------------

        (a) Determination of Net Cash Advance Balance as at the Closing.
            -----------------------------------------------------------
Purchaser shall have 30 days following receipt of the Closing Statement to conduct a review of the Cash Advance statement contained therein. Seller's determination of the Net Cash Advance Balance shall be conclusive and binding on the parties hereto, absent manifest error (it being understood and agreed that no Cash Advance in respect of the Excluded Assets or Excluded Liabilities or relating to an Unrelated Business shall be included on the Closing Statement). If

Purchaser fails to raise an objection to the Net Cash Advance Balance during such 30 days period, Purchaser shall be deemed to have accepted the Net Cash Advance Balance as set forth in the Closing Statement. Any objections to the Net Cash Advance Balance raised by Purchaser shall be resolved in good faith by the parties hereto within 15 days of receipt of any timely objection. Purchaser shall have no right to object to the methods, procedures and principles used by Seller in determining or recording the Cash Advances. If Seller and Purchaser cannot resolve Purchaser's objections within such 15 days period, Seller and Purchaser shall, within 10 days following the expiration of such 15 days period, select a mutually acceptable accounting firm to resolve such objections. If Seller and Purchaser are unable to agree as to the selection of such accounting firm before the expiration of such 10 days period, the parties hereto irrevocably designate Deloitte & Touche as the accounting firm. The selected accounting firm shall be retained jointly by Seller and Purchaser on the condition, among other things, that it shall resolve Purchaser's objections and provide a revised Closing Statement to Seller and Purchaser within 30 days after its selection. The Closing Statement, as accepted by Purchaser without objection or as revised by mutual agreement of the parties hereto or by the accounting firm (in any such case, the "Final Closing Statement"), shall be conclusive and binding on the parties hereto. Seller and Purchaser shall each pay one-half of the fees and expenses of any accounting firm retained pursuant to this Subsection 5.18.7. Purchaser shall make the books, records and financial staff of the Subsidiaries available to Seller, its accountants and other representatives at reasonable time and upon reasonable request, in connection with the preparation of the Closing Statement. Each of Seller and Purchaser shall make their books, records and financial staff, and the books and records of the Subsidiaries, available to any accounting firm engaged by them pursuant to this Subsection 5.18.7 for the purpose of resolving any of Purchaser's objections to the Closing Statement.

        (b) Adjustment.  Promptly following the determination of the Net Cash
            ----------
Advance Balance, (i) if the Net Cash Advance Balance appearing on the Final Closing Statement reflects an amount owing from Seller to the Subsidiaries, the amount thereof shall be paid by Seller to Purchaser, and (ii) if the Net Cash
                                                          --
Advance Balance appearing on the Final Closing Statement reflects an amount owing from the Subsidiaries to Seller, the amount thereof (the "Deficit Amount") shall be paid by Purchaser to Seller; provided that, solely with respect to the Deficit Amount payable by Purchaser to Seller, (x) the Deficit Amount shall be
                                                -
paid by Purchaser in cash to the extent of the aggregate amount of all cash and cash equivalents collected by the Subsidiaries from and after the Closing up to the date of payment, and (y) to the extent the Subsidiaries shall not have
                          -
collected an amount of cash and cash equivalents equal to the Deficit Amount, then, with respect to the balance thereof, Purchaser shall cause to be transferred and assigned to Seller, pursuant to documentation reasonably acceptable to Seller, account receivables from trade creditors of such Subsidiaries reasonably acceptable to Seller in an amount at least equal to such balance. Purchaser shall, and shall cause such Subsidiaries to, cooperate with Seller and take such reasonable actions as shall be necessary or appropriate to vest in Seller all right, title and interest in and to the account receivables assigned to Seller pursuant to this Subsection 5.18.7 (and, in the event any such account receivable may not be assigned and transferred to Seller but for the consent of the debtor thereunder, which consent shall not have been obtained, Purchaser shall cooperate with Seller and take such actions reasonable with respect to such account receivable in the name of such Subsidiary but for the benefit of Seller so as to provide Seller with the economic benefits under such account receivable). Seller shall promptly return to Purchaser the proceeds of such account receivables following receipt thereof to the extent such proceeds exceed the balance owing to Seller hereunder.

        (c) Immediately Available Funds.  Any payment required to be made by
            ---------------------------
Purchaser or Seller pursuant to Subsection 5.18.7(b) shall be made by wire transfer of immediately available funds to an account designated in writing by Purchaser or Seller, as the case may be, to the other party hereto.

     5.18.8    Assistance in Preparation of Exchange Act Filings.  In order to
               -------------------------------------------------
assist Seller in the preparation of all documents and reports required to be filed by Seller or its Affiliates (other than the Subsidiaries) under the Securities Act or Exchange Act with respect to any quarter ending on or prior to the Closing Date or any quarter that would include but not end on the Closing Date, Purchaser shall cause the Subsidiaries to prepare, at Seller's reasonable expense, Seller's "standard C - packages" and other related data gathering packages and to deliver such packages to Seller within the time frames required by Seller in accordance with past practices. Purchaser will promptly provide or cause to be provided to Seller, at Seller's reasonable expense, such other information as Seller may request (including access to books, records and personnel) in order for the operations of the Subsidiaries to be properly reported in such filings. Neither Purchaser nor any of the Subsidiaries shall have any liability for the failure of any of the Subsidiaries to provide the information or meet the time frames set forth in Subsection 5.18.8 provided Purchaser or such Subsidiary is diligently proceeding to complete such packages.

     5.18.9    Intercompany Balances as at the Closing.  At or prior to the
               ---------------------------------------
Closing, Seller shall cause all intercompany balances as at the Closing Date and existing between any Subsidiary and any of its Affiliates, including without limitation intercompany balances in respect of any promissory note issued by any Subsidiary to any of its Affiliates, to be settled such that the net amount thereof shall be equal to $0.00.

  SECTION 5.19.   Insurance.  The parties hereto agree that no insurance policy
                  ---------
(other than performance and surety bonds, which are specifically governed by Section 5.17 hereof) maintained by Seller and its Affiliates (other than the Subsidiaries) with respect to the Business shall cover any of the Subsidiaries or their respective assets, properties, operations and liabilities after the Closing Date, and all benefits and coverage under each such insurance policy shall terminate following the Closing Date. Following the Closing Date, Purchaser shall be responsible for obtaining and maintaining any and all insurance policies and coverages in respect of the Subsidiaries and their respective assets, properties, operations and liabilities. The parties hereto further agree that any and all refunds of premiums paid by Seller and its Affiliates prior to the Closing Date under any insurance maintained by Seller and its Affiliates on behalf of any Subsidiary shall be for the account of and retained by Seller.

  SECTION 5.20.   Liabilities of the Subsidiaries Generally.  Purchaser hereby
                  -----------------------------------------
acknowledges and agrees that, except for the Distributed Liabilities, the Assigned Liabilities, and such other Liabilities of the Subsidiaries that are specifically assumed by Seller hereunder or as to which Seller has agreed to indemnify Purchaser for, Seller shall have no obligation or liability for or with respect to the Liabilities of the Subsidiaries and the Business, whether accruing prior to, on or after the Closing, and Purchaser shall indemnify and defend Seller for and hold Seller harmless from and against, and pay and reimburse Seller for, all such Liabilities of the Subsidiaries and the Business to the extent Seller or any of its Affiliates shall become liable therefor or any party shall have alleged that Seller or any of its Affiliates is liable therefor.

  SECTION 5.21.   Audit of Financial Statements.  Prior to the Closing,
                  -----------------------------
Purchaser shall have engaged Price Waterhouse LLP to conduct an audit of certain historical financial statements of the Subsidiaries, and such audit shall have been completed prior to the Closing. Copies of such audits (and any draft thereof) shall be delivered to Seller promptly following the completion of any thereof. Seller shall make available to Purchaser and Price Waterhouse LLP such books and records and cooperate with Purchaser as shall be reasonably requested by Purchaser in connection with such audit. The costs and expenses of conducting such audit shall be borne by Purchaser and Seller as mutually agreed in writing; provided, however, that Seller shall have no liability for the costs and expenses incurred by Price Waterhouse LLP in connection with conducting such audit.

  SECTION 5.22.   Equipment Surety Bond.  At the Closing, Purchaser shall
                  ---------------------
deliver or cause to be delivered to Seller (or to such Affiliates of Seller that are a party to the Equipment Sublease and the Equipment Purchase Agreements) a surety bond, substantially in the form of Exhibit F hereto and from a surety or financial institution reasonably acceptable to Seller, as collateral security for Purchaser's or the Subsidiaries', as the case may be, obligations under the Equipment Sublease and the Equipment Sale Agreements (the "Equipment Surety Bond"). The Equipment Surety Bond shall be issued in the face amount equal to $3,500,000 and shall permit Seller (or such Affiliates) to make draws thereunder from time to time.

  SECTION 5.23.   Undertaking Not to Interfere With Mine Plans.  Seller, for
                  --------------------------------------------
itself and its Affiliates, agrees that it will not, directly or indirectly, for a period of 3 years after the Closing Date (i) acquire or enter into
                                            -
negotiations for the acquisition of any interest in any land within a linear distance of ten (10) miles from the boundary of any SMCRA Permit or application for SMCRA Permit held or applied for by any Subsidiary as of the Closing Date (the "Non-Interference Area"), and (ii) solicit Hoosier Rural Electric
                                    --
Cooperative, Inc. ("Hoosier") to reopen that certain Coal Supply Agreement between Amax Coal Sales Company and Hoosier dated March 28, 1991, as amended; provided, however, that neither Seller nor its Affiliates shall be prohibited from responding to any request for proposals issued or submitted by or at the direction of Hoosier in connection with open bids for the supply of coal, and such response shall not constitute a breach of the provisions of this Section
5.23. Notwithstanding anything to the contrary contained in this Section 5.23, following the Closing Date, neither any purchaser of the equity interests or assets of Seller or any of its Affiliates nor any Person with whom Seller or any of its Affiliates shall merge or consolidate (regardless of whether Seller or such Affiliate shall be the surviving entity) or enter into any joint venture, business combination or similar arrangement (and no joint venture company or similar entity resulting therefrom) shall be bound by the provisions of this Section 5.23.

  SECTION 5.24.   Permits.  In the event that any of the Permits are not
                  -------
available for use by the Subsidiaries following the Closing of the transactions contemplated hereby, Seller, Purchaser and the Subsidiaries shall cooperate in any commercially reasonable arrangement designed to provide Purchaser or the Subsidiaries, as the case may be, the benefits under such Permits until such time as such Permit transfer or assignment has been completed, and Purchaser hereby indemnifies and defends Seller and its Affiliates for, and shall pay and reimburse each of them for, any and all Losses each of them may suffer or incur in connection with such arrangement. Not later than 30 days following the Closing Date, Purchaser shall file all change of control notices (except to the extent previously filed pursuant to Subsection 5.8.2 hereof) and all other appropriate or required documentation with all appropriate Governmental Authorities in connection with the transfer or reissuance of any Permit or the replacement of the surety bonds and letters of credit as contemplated by Section
5.17 hereof.

  SECTION 5.25.   Administration of Accounts.
                  --------------------------

     5.25.1    In Trust for Purchaser.  All payments and reimbursements by any
               ----------------------
third party after the Closing Date in the name of or Seller to which any Purchaser or any Subsidiary is entitled in accordance with the provisions of this Agreement and the transactions contemplated hereby shall be held by Seller in trust for the benefit of Purchaser and, within five (5) business days of receipt by Seller of any such payment or reimbursement, Seller shall pay over to Purchaser the amount of such payment or reimbursement without right of set off.

     5.25.2    In Trust for Seller.  All payments and reimbursements by any
               -------------------
third party after the Closing Date in the name of or to Purchaser or any Subsidiary to which Seller is entitled in accordance with the provisions of this Agreement and the transactions contemplated hereby shall be held by Purchaser in trust for the benefit of Seller and, within five (5) business days of receipt by Purchaser or such Subsidiary of any such payment or reimbursement, Purchaser shall pay over to Seller the amount of such payment or reimbursement without right of set off.


                                   ARTICLE VI
                       CONDITIONS PRECEDENT OF PURCHASER
                       ---------------------------------

  SECTION 6.1.    Conditions Precedent.  The obligations of Purchaser to
                  --------------------
consummate the transactions contemplated by this Agreement at the Closing to be held pursuant to Article II herein shall be subject to the fulfillment, to its reasonable satisfaction, on or prior to the Closing Date, of all of the following conditions precedent:

     6.1.1     Representations, Warranties and Obligations of Seller.  The
               -----------------------------------------------------
representations and warranties contained in Article III shall be true and correct as of the date hereof, and except to the extent such representations and warranties relate solely to an earlier date, as of the Closing Date as though made on and as of the Closing date; provided, however, that if any such representation and warranty is not qualified by a standard of materiality, such representation and warranty need only be true and correct in all material respects. Seller shall have duly performed and complied in all material respects with all agreements and covenants contained herein required to be performed or complied with by it at or before the Closing.

     6.1.2     Officer's Certificate.  Seller shall have delivered to Purchaser
               ---------------------
a certificate, dated the Closing Date and signed by its President or a Vice President, as to the fulfillment of the conditions set forth in Subsection 6.1.1.

     6.1.3     Ancillary Agreements.  Seller and the Subsidiaries shall have
               --------------------
executed all Ancillary Agreements, stock powers or other instruments required to be executed at or before Closing in connection with the transactions contemplated hereby.

     6.1.4     Material Adverse Change.  Since the Balance Sheet Date, there
               -----------------------
shall have been no change which has or has had a material adverse effect on the financial condition, business, assets or results of operations of the Subsidiaries, taken as a whole.

     6.1.5     Consents.  All material statutory requirements, authorizations,
               --------
consents, orders or approvals from, filings with, or expirations of waiting periods by any Governmental Authority required to be obtained to consummate the transactions contemplated hereby and all consents of third parties listed on
Schedule 6.1.5 hereto (collectively, the "Consents") shall have been fulfilled, filed, occurred or been obtained and delivered to the parties hereto, other than such Consents which, if not obtained, are not reasonably expected to have a Material Adverse Effect on the Subsidiaries.

     6.1.6     No Injunction.  There shall not be in effect any injunction or
               -------------
other order or any statute, ruling or law issued by a court of competent jurisdiction or Governmental Authority restraining, enjoining or prohibiting, and no such action or Proceeding by any Governmental Authority or third Person shall be pending before any court of competent jurisdiction or threatened in writing to restrain, enjoin or prohibit the consummation of, or challenge the validity or legality of, the transactions contemplated by this Agreement.

     6.1.7     HSR Act.  The waiting period under the HSR Act shall have expired
               -------
or been terminated.

     6.1.8     Disclosure Schedules.  Purchaser shall have received and reviewed
               --------------------
the updated Schedules referenced herein, and any updates or amendments thereto, and the effect of any change to any Schedule delivered on the date hereof, together with any matter disclosed in any Schedule not required to be delivered on the date hereof but which is required to be delivered on or prior to the Closing Date, shall not result in a Material Adverse Effect upon the Subsidiaries.

     6.1.9     Forms 8023.  Seller shall have delivered an executed copy of IRS
               ----------
Form 8023, appropriately completed to extent practicable as of the Closing Date, with respect to each Subsidiary referenced in Subsection 2.3.2(a) hereof.

     6.1.10    Restructuring.  The Restructuring shall have been completed in
               -------------
all material respects except for obtaining the consent of any Governmental Authority to the transfer of the permits included in the Excluded Assets and Excluded Liabilities.

     6.1.11    Board Approval.  The transactions contemplated by this Agreement
               --------------
shall have been approved by all necessary corporate action on the part of Purchaser.

     6.1.12    Financial Statements.  Purchaser shall be satisfied, in its sole
               --------------------
and absolute discretion, with the audited financial statements of the Subsidiaries prepared by Price Waterhouse LLP as contemplated by Section 5.21 hereof.

  SECTION 6.2.    Waiver.  Purchaser may waive in writing fulfillment of any or
                  ------
all of the conditions set forth in Section 6.1 of this Agreement.


                                  ARTICLE VII
                           CONDITIONS PRECEDENT OF SELLER
                           ------------------------------

  SECTION 7.1.    Conditions Precedent.  The obligations of Seller to consummate
                  --------------------
the transactions contemplated by this Agreement at the Closing to be held pursuant to Article II herein shall be subject to the fulfillment, to its reasonable satisfaction, on or prior to the Closing Date of all of the following conditions precedent.

     7.1.1     Representations, Warranties and Obligations of Purchaser.  The
               --------------------------------------------------------
representations and warranties contained in Article IV shall be true and correct as of the date hereof and as of the Closing Date as through made on and as of the Closing Date; provided, however, that if any such representation and warranty is not qualified by a standard of materiality, such representation and warranty need only be true and correct in all material respects. Purchaser shall have duly performed and complied in all material respects with all agreements contained herein required to be performed or complied with by it at or prior to the Closing.

     7.1.2     Officer's Certificate.  Purchaser shall have delivered to Seller
               ---------------------
a certificate, dated the Closing Date and signed by a President or Vice President, as to the fulfillment of the conditions set forth in Subsection 7.1.1.

     7.1.3     Ancillary Agreements.  Purchaser shall have executed all
               --------------------
Ancillary Agreements, stock powers or other instruments required to be executed at or before Closing in connection with the transactions contemplated hereby.

    7.1.4     Consents.  All Consents shall have been fulfilled, filed,
              --------
occurred or been obtained and delivered to the parties hereto, other than such Consents which, if not obtained, are not reasonably expected to have a Material Adverse Effect on the Seller.

     7.1.5    No Injunction.  There shall not be in effect any injunction or
              -------------
other order or any statute, ruling or law issued by a court of competent jurisdiction or Governmental Authority restraining, enjoining or prohibiting, and no such action or Proceeding by any Governmental Authority or third Person shall be pending before any court of competent jurisdiction or threatened in writing to restrain, enjoin or prohibit the consummation of, or challenge the validity or legality of, the transactions contemplated by this Agreement.

     7.1.6    HSR Act.  The waiting period under the HSR Act shall have expired
              -------
or been terminated.

     7.1.7    Restructuring.  The Restructuring shall have been completed in
              -------------
all material respects except for obtaining the consent of any Governmental Authority to the transfer of the permits included in the Excluded Assets and Excluded Liabilities.

     7.1.8    Board Approval.  The transactions contemplated by this Agreement
              --------------
shall have been approved by all necessary corporate action on the part of Seller.

     7.1.9    Replacement Credit Support Instruments for Scheduled Bonds.
              ----------------------------------------------------------
Purchaser shall have delivered to Seller a letter of credit or surety bond, duly executed by the financial institution that is the issuer thereof, in respect of, and as replacement for, each Scheduled Bond, together with such filings, transmittal letters, applications and other documents as shall be necessary or as shall be reasonably requested by Seller in order to effect Mineral's and its Affiliates' (including the Subsidiaries) release of their obligations with respect to the Scheduled Bonds.

     7.1.10   Forms 8023.  Purchaser shall have delivered an executed copy of
              ----------
IRS Form 8023, appropriately completed to extent practicable as of the Closing Date, with respect to each Subsidiary referenced in Subsection 2.3.2(a) hereof.

     7.1.11   Certain Bonds.  Purchaser shall have delivered the Purchaser
              -------------
Surety Bond and the Equipment Surety Bond.

  SECTION 7.2.    Waiver.  Seller may waive in writing fulfillment of any or all
                  ------
of the conditions set forth in Section 7.1 of this Agreement.

                                  ARTICLE VIII
                                 INDEMNIFICATION
                                 ---------------

  SECTION 8.1.    Indemnity by Seller.  From and after the Closing, Seller
                  -------------------
agrees to indemnify, defend and hold harmless each of Purchaser, the Subsidiaries and each of their Affiliates, and their respective directors, officers, employees, agents and representatives (each of whom may be an Indemnitee pursuant to this Section 8.1) (collectively, the "Purchaser Indemnitees") from and against, and pay and reimburse each such Purchaser Indemnitee for, whether or not any of the following Losses arise out of any Third Party Claim, the following:

     8.1.1     Excluded Liabilities.  Any and all Losses in respect of the
               --------------------
Excluded Assets or Liabilities.

     8.1.2     Third Party Claims.  Any and all Third Party Claims which may be
               ------------------
asserted against any such Purchaser Indemnitee or which any such Purchaser Indemnitee shall incur or suffer to the extent that such Third-Party Claims arise out of, result from or relate to:

               (a) any Excluded Assets or Excluded Liabilities; or

               (b) (i) any untrue representation or breach of warranty of Seller in this Agreement, or (ii) a default or breach of any covenant or agreement made by Seller under this Agreement.

     8.1.3     Breach of Representation, Warranty, Etc.  Any and all Losses
               ---------------------------------------
which may be asserted against such Purchaser Indemnitee or which such Purchaser Indemnitee may incur or suffer and which arise out of, result from or relate to:

               (a) any untrue representation or breach of warranty of Seller in this Agreement; or

               (b) any default or breach of any covenant or agreement on the part of Seller under this Agreement.

  SECTION 8.2. Indemnity by Purchaser. From and after the Closing, Purchaser
               ----------------------
shall indemnify, defend and hold harmless Seller and its Affiliates and their respective directors, officers, employees, agents and representatives (each of whom may be an Indemnitee pursuant to this Section 8.2) (collectively, the "Seller Indemnitees") from and against, and pay and reimburse each such Seller Indemnitee for, whether or not any of the following Losses arise out of any Third Party Claim, the following:

     8.2.1     Certain Liabilities.  Any and all Losses in respect of the
               -------------------
matters specified on Schedule 8.2.1 hereof.

     8.2.2     Third Party Claims.  Any and all Third Party Claims which may be
               ------------------
asserted against any such Seller Indemnitee, or which any such Seller Indemnitee shall incur or suffer to the extent that such Third Party Claims arise out of, result from or relate to:

               (a) any of the matters specified on Schedule 8.2.1 hereof; or

               (b) (i) any untrue representation or breach of warranty of Purchaser in this Agreement, or (ii) a default or breach of any covenant or agreement made by Purchaser in this Agreement.

     8.2.3     Breach of Representation, Warranty, Etc.  Any and all Losses
               ---------------------------------------
which may be asserted against any such Seller Indemnitee or which any such Seller Indemnitee shall incur or suffer and which arise out of, result from or relate to:

               (a) any untrue representation or breach of warranty of Purchaser in this Agreement; or

               (b) any default or breach of any covenant or agreement on the part of Purchaser under this Agreement.

     8.2.4     Post-Closing.  Except as otherwise expressly assumed or retained
               ------------
by Seller hereunder, any and all Liabilities, Losses or Third Party Claims relating to or arising out of the past, present or future operations of the Business.

  SECTION 8.3. Notification of Claims.  In no case shall any Indemnitor under
               ----------------------
this Agreement be liable with respect to any Third Party Claim against any Indemnitee unless the Indemnitee shall have delivered to the Indemnitor a Claim Notice and the following conditions are satisfied:

     8.3.1     Timely Delivery of Claim Notice.  Except as provided in
               -------------------------------
Subsections 8.3.2 or 8.3.3, no right to indemnification under this Article VIII shall be available to an Indemnitee with respect to a Third Party Claim unless the Indemnitee shall have delivered to the Indemnitor within the Notice Period a notice describing in reasonable detail the facts giving rise to such Third Party Claim (a "Claim Notice") and stating that the Indemnitee intends to seek indemnification for such Third Party Claim from the Indemnitor pursuant to this
Article VIII.

     8.3.2     Late Delivery of Claim Notice.  If, in the case of a Third Party
               -----------------------------
Claim, a Claim Notice is not given by the Indemnitee within the Notice Period, the Indemnitee shall nevertheless be entitled to be indemnified under this
Article VIII except to the extent that the Indemnitor can establish that it has been prejudiced by such time elapsed.

     8.3.3     Paid or Settled Claims.  If a Claim Notice is not given by the
               ----------------------
Indemnitee prior to the payment or settlement of a Third Party Claim, the Indemnitee shall be entitled to be indemnified under this Article VIII only to the extent that the Indemnitee can establish that the Indemnitor has not been prejudiced by such payment or settlement.

  SECTION 8.4. Defense of Claims.  Upon receipt of a Claim Notice from an
               -----------------
Indemnitee with respect to any Third Party Claim, the Indemnitor shall have the right to assume and control the defense thereof (and any related settlement negotiations) with counsel reasonably satisfactory to such Indemnitee and the Indemnitee shall cooperate in all reasonable respects in such defense. The Indemnitee shall have the right to employ separate counsel at such Indemnitee's expense in any action or claim and to participate in the defense thereof; provided, however, that the reasonable fees and expenses of counsel employed by the Indemnitee shall be at the expense of the Indemnitor if such counsel is retained pursuant to the following sentence or if the employment of such counsel has been specifically authorized in writing by the Indemnitor. If the Indemnitor does not notify the Indemnitee within 30 days after receipt of the Claim Notice of its intention to assume the defense of such Third Party Claim, the Indemnitee shall have the right to defend the claim with counsel of its choosing reasonably satisfactory to the Indemnitor, subject to the right of the Indemnitor to assume the defense of any claim at any time prior to settlement or final determination thereof. Notwithstanding anything to the contrary contained in this Section 8.4, (i) the Indemnitee shall have the right to employ separate counsel at its own expense if there shall be available one or more defenses or one or more counterclaims available to the Indemnitee which conflicts with one or more defenses or one or more counterclaims available to the Indemnitor, and (ii) the Indemnitor shall not be entitled to control (but shall be entitled participate at its own expense in the defense of), and the Indemnitee shall be entitled to have sole control over, the defense or settlement of any Third Party Claim to the extent such Third Party Claim seeks an order, injunction, non-monetary or other equitable relief against the Indemnitee which, if successful, could result in a material adverse effect upon the business, financial condition, results of operations or assets of the Indemnitee. The Indemnitee shall send a written notice to the Indemnitor of any proposed settlement of any claim, which settlement the Indemnitor may reject, in its reasonable judgment, within thirty (30) days of receipt of such notice. Failure to reject such notice within such thirty (30) days period shall be deemed an acceptance of such notice. Purchaser hereby agrees, on behalf of itself and, following the Closing, the Subsidiaries, that Seller shall have the right to assume the defense of all items of litigation included within the Excluded Assets and Excluded Liabilities, and that counsels that have been retained to defend such items of litigation as of the Closing Date (all of whom have been disclosed to Purchaser) are reasonably acceptable to Purchaser.

  SECTION 8.5.   Access and Cooperation.  After the Closing Date, Purchaser and
                 ----------------------
Seller shall (a) each cooperate fully with the others as to all Third Party Claims, shall make available to the others, as reasonably requested, all information, records and documents relating to all Third-Party Claims and shall preserve all such information, records and documents until the termination of any Third-Party Claim, and (b) make available to the others, as reasonably requested, personnel (including technical and scientific), agents and other representatives who are responsible for preparing or maintaining information, records or other documents, or who may have particular knowledge with respect to any Third-Party Claim.

  SECTION 8.6.   Assessment of Claims.  In the event that any of the Losses for
                 --------------------
which an Indemnitor is or is allegedly responsible pursuant to Sections 8.1 or
8.2 are recoverable or potentially recoverable against any third party at the time when payment is due hereunder, following payment by the Indemnitor to the Indemnitee for such Losses the Indemnitee shall assign any and all rights that it may have to recover such Losses to the Indemnitor, or, if such rights are not assignable under applicable law or otherwise, the Indemnitee shall attempt in good faith to collect any and all Losses on account thereof from such third party for the benefit of, and at the expense and direction of, the Indemnitor.

  SECTION 8.7.   Limits on Indemnification.
                 -------------------------

        8.7.1    Limitations on Indemnification for Breach of Representations
                 ------------------------------------------------------------
and Warranties. Purchaser Indemnitees shall not be entitled to seek payment
--------------
under Subsections 8.1.2(b)(i) and 8.1.3(a), and Seller Indemnitees shall not be entitled to seek payment under Subsections 8.2.2(b)(i) and 8.2.3(a), in respect of any specific indemnified Loss or Third-Party Claim arising from a breach of a representation or warranty until such Loss or Third-Party Claim is equal to or exceeds $100,000 (in either case, a "Substantial Loss" or a "Substantial Third-Party Claim"), and not then until the aggregate total of such Substantial Losses and Substantial Third-Party Claims under such Subsections 8.1.2(b)(i) and 8.1.3(a), or Subsections 8.2.2(b)(i) and 8.2.3(a), as applicable, exceed $3,000,000, and then the Indemnitee(s) may seek payment and indemnity from the Indemnitor only for such excess; provided, however, that neither the Purchaser Indemnitees, with respect to Subsections 8.1.2(b)(i) and 8.1.3(a), nor the Seller Indemnitees, with respect to Subsection 8.2.1(b)(i) and 8.2.3(a), shall be entitled to seek payment thereunder to extent the aggregate total of such Substantial Losses and Substantial Third-Party Claims exceeds $50,000,000.

        8.7.2    No Limitations on Certain Indemnification Claims.  Purchaser
                 ------------------------------------------------
Indemnitees may seek payment and full and complete indemnity from Seller in respect of any and all Losses or Third-Party Claims under Subsections 8.1.1, 8.1.2(a), 8.1.2(b)(ii) and 8.1.3(b), and the Seller Indemnitees may seek payment and full and complete indemnity from Purchaser in respect of any and all Losses or Third-Party Claims under Subsections 8.2.1, 8.2.2(a), 8.2.2(b)(ii), 8.2.3(b) and 8.2.4, and such indemnity shall not be subject to any dollar limitations or cap.

  SECTION 8.8.   Survival of Representations and Warranties.  All
                 ------------------------------------------
representations and warranties of the parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect thereafter, regardless of any investigation made or to be made by or on behalf of any party hereto, for a period of two (2) years following the Closing Date, except for the representations and warranties (a) of Seller provided for (i) in Section 3.14, which shall survive the Closing hereunder and continue in full force and effect thereafter, regardless of any investigation made or to be made by or on behalf of any party hereto, for a period ending sixty (60) days after the expiration of the relevant statutes of limitations including any extension or waiver thereof regarding the filing of Tax Returns and the payment of Taxes, and (ii) in Sections 3.1, 3.2.1, 3.3, 3.4, 3.5 and 3.17, which shall survive the Closing hereunder and continue in full force and effect thereafter, regardless of any investigation made or to be made by or on behalf of any party hereto, without end or termination, and (b) of Purchaser provided for in Sections 4.1, 4.2.1,
4.4 and 4.6, which shall survive the Closing hereunder and continue in full force and effect thereafter, regardless of any investigation made or to be made by or on behalf of any party hereto, without end or termination. Except as set forth in this Section 8.8, after the end of such period, an Indemnitor's obligation to an Indemnitee under this Article VIII with respect to such representations and warranties shall expire except with respect to a matter set forth in a Claim Notice theretofore delivered by an Indemnitee. It is further agreed that each Purchaser Indemnitee's rights to indemnification set forth in Subsections 8.1.1, 8.1.2(a), 8.1.2(b)(ii) and 8.1.3(b), and each Seller Indemnitee's rights to indemnification set forth in Subsections 8.2.1, 8.2.2(a), 8.2.2(b)(ii), 8.2.3(b) and 8.2.4, shall remain in full force and effect indefinitely.

  SECTION 8.9.    After-Tax Nature of Indemnity Payments.  Any payment or
                  --------------------------------------
indemnity required to be made pursuant to Sections 8.1 or 8.2 hereof shall include any amount necessary to hold the Indemnitee harmless on an after-tax basis from all Taxes required to be paid with respect to the receipt of such payment or indemnity (after taking into account any reduction in Taxes realized by the Indemnitee as a result of the Loss giving rise to the payment or indemnity). In determining the amount necessary to be added to any payment or indemnity in order to accomplish the foregoing, the parties hereto agree (a) to treat all Taxes required to be paid by, and all reductions in Tax realized by any Indemnitee, as if such Indemnitee were subject to tax at the highest marginal tax rates (for both federal and state, as determined on a combined basis) applicable to such Indemnitee and (b) to treat any indemnification payments made to Purchaser or any Subsidiary pursuant to this Agreement as an adjustment to the Purchase Price, subject to any Final Determination with respect to such payments, unless, subject to any Final Determination with respect to such payments, either party or Purchaser receives a written opinion, reasonably satisfactory in form and substance to the other party, of a law firm with appropriate experience and expertise to the effect that it is not or is not likely to be permissible to treat such payments in that manner on a federal, state or local income tax return.

  SECTION 8.10.   Third Party Beneficiaries.  All Persons included with the
                  -------------------------
terms "Purchaser Indemnitees" and "Seller Indemnitees" are intended third party beneficiaries of this Article VIII and shall have the right to enforce the benefits intended to be conferred upon each them under this Article VIII as though they were parties to this Agreement.


                                   ARTICLE IX
                                  TERMINATION
                                  -----------

  SECTION 9.1.    Termination Events. Subject to the provisions of Section 9.2,
                  ------------------
this Agreement may, by written notice given at or prior to the Closing in the manner hereinafter provided, be terminated and abandoned only as follows:

     9.1.1     Breach.  By either Purchaser or Seller, upon written notice, if a
               ------
material default or breach shall be made by the other, with respect to the due and timely performance of any of the other party's respective covenants and agreements contained herein, or with respect to the due compliance with any of its respective representations and warranties contained in Article III or IV, as applicable, and such default cannot be cured prior to Closing and has not been waived;

     9.1.2     Mutual Consent.  By written mutual consent of Purchaser and
               --------------
Seller; or

     9.1.3     Closing.  Without further action of the Parties, if the Closing
               -------
shall not have occurred by close of business on June 30, 1998.

  SECTION 9.2.    Effect of Termination.  In the event this Agreement is
                  ---------------------
terminated pursuant to Section 9.1 herein, all further rights and obligations of the Parties hereunder shall terminate (other than the obligations to keep confidential information as provided in Subsection

5.2.2), and none of Purchaser or Seller nor any of their Affiliates, nor any of the respective directors, officers or employees shall have any liability to any of the others; it being specifically agreed that if this Agreement is so terminated by any party because one or more of the conditions or their respective obligations hereunder as set forth in Articles VI and VII herein is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the rights of the terminating party to pursue all legal remedies for breach of contract and damages shall survive such termination and the breaching party shall be fully liable for any and all damages, costs and expenses sustained or incurred by the terminating party as a result of such breach.

  SECTION 9.3.    Fees and Expenses; Damages.  Except as otherwise provided in
                  --------------------------
Section 9.2 herein, in the event this Agreement is terminated for any reason and the Closing is not consummated each party shall be responsible for its own costs, fees and expenses, including fees and expenses of its accountants, investment advisers and counsel.


                                   ARTICLE X
                                 MISCELLANEOUS
                                 -------------

  SECTION 10.1.   Remedies; Exclusivity of Representations and Warranties;
                  --------------------------------------------------------
Relationship Between the Parties.
--------------------------------

        10.1.1    Remedies.  The remedies expressly set forth in this Agreement
                  --------
following the Closing with respect to any breach of any representation or warranty herein contained are the sole and exclusive remedies for any such breach, and such remedies are intended to be non-cumulative with respect to, and shall preclude the assertion by any party of, any other remedies which would otherwise have been available in common law or by statute, except for any right that may exist to seek redress for common law fraud.

        10.1.2    Exclusivity of Representations and Warranties; Relationship
                  -----------------------------------------------------------
Between the Parties.  It is the explicit intent and understanding of the parties
-------------------
hereto that none of the parties nor any of their respective affiliates, representatives, advisors or agents is making any representation or warranty whatsoever, oral or written, express or implied, other than those set forth in this Agreement and the Ancillary Agreements and none of the parties is relying on any statement, representation or warranty, oral or written, express or implied, made by any other party or such other party's affiliates, representatives, advisors or agents, except for the representations and warranties expressly set forth in such Agreements. EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE PARTIES EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY OR REPRESENTATION AS TO CONDITION, MERCHANTABILITY OR SUITABILITY AS TO ANY OF THE ASSETS OR LIABILITIES OF THE BUSINESS OR ANY SUBSIDIARY AND, EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD THAT PURCHASER TAKES THE ASSETS OF THE BUSINESS AND THE SUBSIDIARIES "AS IS" AND "WHERE IS." Without limiting the generality of, and in furtherance of, the immediately preceding sentences, Purchaser acknowledge that Seller makes no representations or warranties to Purchaser regarding any forecasts, projections, estimates, business plans or budgets heretofore delivered to or made available to Purchaser or its affiliates, representatives, advisors or agents in respect of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of any Subsidiary. The parties hereto agree that this is an arm's length transaction in which the parties' undertakings and obligations are limited to the performance of their obligations under this Agreement. Purchaser acknowledges that it is a sophisticated investor, that it has undertaken, and that Seller has given Purchaser such opportunities as it has requested to undertake, a full investigation of the Business (including the Subsidiaries' assets, contracts, permits, licenses, coal reserve data and information, premises, properties, facilities, books and records), and that it has only a contractual relationship with Seller, based solely on the terms of this Agreement, and that there is no special relationship of trust or reliance between Purchaser and Seller.

   SECTION 10.2.  Amendment.  This Agreement shall not be amended or modified
                  ---------
except by an agreement in writing duly executed by each of Purchaser and Seller.

   SECTION 10.3.  Entire Agreement.  This Agreement, including the Exhibits
                  ----------------
and Schedules hereto, contain all of the terms, conditions and representations and warranties agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

   SECTION 10.4.  Notices.  All notices, requests, demands and other
                  -------
communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery, if personally delivered to the person identified below, (ii) three (3) days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, (iii) one business day after delivery to any overnight express courier service, and (iv) on the business day of receipt if sent by facsimile or other customary means of telecommunication, provided receipt thereof is orally confirmed and a copy thereof is sent in the manner provided by clause (i) hereof, addressed as follows:

   If to Purchaser:

                  AEI Holding Company, Inc.
                  1500 North Big Run Road
                  Ashland, Kentucky 41102
                  Attention:  Donald P. Brown
                  Telephone:  (606) 928-3433
                  Facsimile:  (606) 928-0450

   with a copy to:

                  Brown, Todd & Heyburn
                  2700 Lexington Financial Center
                  Lexington, Kentucky 40507
   Attention:     Paul E. Sullivan, Esq.
                  Telephone:  (606) 231-0000
                  Facsimile:  (606) 231-0011

          If to Seller:

                    Cyprus Amax Coal Company
                    9100 East Mineral Circle
                    Englewood, Colorado 80155
                    Attention:  President
                    Telephone:  (303) 643-5846
                    Facsimile:  (303) 643-5757

          with a copy to:

                    Cyprus Amax Coal Company
                    9100 East Mineral Circle
                    Englewood, Colorado 80155
                    Attention:  Greg A. Walker, Esq.
                    Telephone:  (303) 643-5215
                    Facsimile:  (303) 643-5181

          and to:

                    Steven C. Schnitzer, Esq.
                    Crowell & Moring LLP
                    1001 Pennsylvania Avenue, N.W.
                    Washington, D.C. 20004-2595
                    Telephone:  (202) 624-2500
                    Facsimile:  (202) 628-5116

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section. Copies delivered to outside counsel shall not constitute notice.

  SECTION 10.5.   Severability.  If any provision of this Agreement is held to
                  ------------
be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.

  SECTION 10.6.   Waiver; Survival.  Waiver of any term or condition of this
                  ----------------
Agreement by either of the respective parties shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition, of this Agreement. Except as otherwise specifically provided herein, the rights and obligations of Purchaser and Seller contained herein shall survive the Closing.

  SECTION 10.7.   Binding Effect; Assignment. No party to this Agreement may
                  --------------------------
assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or Liabilities under this Agreement without the prior written consent of the other party to this

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

Agreement, which it may withhold in its absolute discretion; provided however that AEI Holding Company, Inc. may, without the consent of Seller, assign all of its rights and delegate all of its obligations hereunder to Coal Ventures, Inc., a Delaware corporation and the owner of all of the issued and outstanding shares of capital stock of AEI Holding Company, Inc. pursuant to an assignment and assumption reasonably acceptable to Seller, whereupon Coal Ventures, Inc. shall be deemed to the "Purchaser" hereunder for all purposes of this Agreement. This Agreement is binding upon each party hereto, and upon each party's respective successors and permitted assigns.

  SECTION 10.8.   No Third Party Beneficiaries.  Except as otherwise provided in
                  ----------------------------
Sections 5.12, 5.15 and 5.17 and Article VIII hereof, there are no third party beneficiaries to this Agreement and nothing herein shall confer any rights upon any person or entity who or which is not a party to this Agreement.

  SECTION 10.9.   Counterparts. This Agreement may be signed in any number of
                  ------------
counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed to constitute an original and the same instrument.

  SECTION 10.10.  Governing Law.  This Agreement shall be governed by and
                  -------------
construed in accordance with the laws of the state of Delaware without giving effect to the doctrine of conflict of laws.

  SECTION 10.11.  Consent to Jurisdiction; Waiver of Jury Trial.
                  ---------------------------------------------

     10.11.1   Consent to Jurisdiction.
               -----------------------

               (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Delaware State court or Federal court sitting in the State of Delaware and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment of in any other manner provided by law.

               (b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any Delaware State or Federal court. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such court.

               (c) Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 10.4 hereof. Notwithstanding the foregoing, each of the parties hereto shall have the right to serve process in any other manner permitted by law.

     10.11.2   Waiver of Punitive Damages and Jury Trial.
               -----------------------------------------

               (a) THE PARTIES TO THIS AGREEMENT EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY, CONSEQUENTIAL OR SIMILAR DAMAGES IN ANY LAWSUIT, LITIGATION, ARBITRATION OR PROCEEDING ARISING OUT OF OR RESULTING FROM ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               (b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               (c)  EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO
                                                                       -
REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE WAIVERS SET FORTH IN CLAUSE (A) OF THIS SECTION 10.11.2, (II) IT
                                                                         --
UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES
                                                                  ---
SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS
                               --
AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN SUCH
SECTION.

  SECTION 10.12.    Mutual Right of Setoff.  In the event any party hereto (the
                    ----------------------
"Defaulting Party") has admitted in writing an amount owing to the other party hereto (the "Other Party") in connection with the transactions contemplated hereby and has failed to pay such amount in accordance with this Agreement or has filed against it a final, non-appealable judgment awarding money damages to the Other Party in connection any Proceeding arising out of the transactions contemplated hereby and has failed to pay such judgment in accordance with its terms, then the Other Party may, upon 5 days written notice to the Defaulting Party, set off and appropriate and apply any and all amounts then owing by the Other Party to the Defaulting Party under this Agreement against and on account of such amount or damages owing by the Defaulting Party. The rights granted to the Other Party under this Section 10.12 shall be in addition to any other rights available to the Other Party under this Agreement.

  SECTION 10.13.    Interpretation and Construction of this Agreement.  The
                    -------------------------------------------------
definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined.

Whenever the context may require, any pronoun shall include the corresponding masculine, feminine or neuter form. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof. All references herein to Articles, Sections, (other than references to Sections of the Code or other statute) and Subsections shall be deemed to be references to Articles, Sections and Subsections of this Agreement unless the context shall otherwise require. Unless the context shall otherwise require or provide, any reference to any agreement or other instrument or statute or regulation is to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision); provided, however, that no covenant herein shall be deemed to have been breached because of a change in law or regulation issued subsequent to the completion of the action or conduct which is the subject of the covenant. This Agreement shall be construed in accordance with its fair meaning and shall not be construed strictly against either party. References in this Agreement to any Article shall include all Sections, Subsections, Paragraphs in such Article; references in this Agreement to any Section shall include all Subsections and Paragraphs in such Section; and references in this Agreement to any Subsection shall include all Paragraphs in such Subsection.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed with legal and binding effect by their respective authorized officers, in their individual capacity, as of the day and year first above written.

                                 CYPRUS AMAX COAL COMPANY



                                 By: /s/ Richard D. Mills
                                     ----------------------
                                     Name: Richard D. Mills
                                     Title: Senior VP, Development



                                 AEI HOLDING COMPANY, INC.



                                 By: /s/ Donald P. Brown
                                     ----------------------
                                     Name: Donald P. Brown
                                     Title: President